UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Church & Dwight Co., Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Church & Dwight Co., Inc.

2022	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey 08628

MEETING DATE: April 28, 2022

CHURCH & DWIGHT CO., INC.

Virtually via a live audio webcast at www.virtualshareholdermeeting.com/CHD2022

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey 08628 USA

(609) 806-1200

www.churchdwight.com

Notice of Annual Meeting of Stockholders to be held Thursday, April 28, 2022

The Annual Meeting of Stockholders of Church & Dwight Co., Inc. will be held on Thursday, April 28, 2022 at 12:00 p.m., Eastern Daylight Time. To support the health and well-being of our employees and stockholders, in light of the COVID-19 pandemic, and to facilitate stockholder attendance and ability to participate fully and equally from any location around the world at no cost, this year’s meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/CHD2022. At the meeting stockholders will be asked to consider and take action on the following:

1.	Election of eleven nominees to serve as directors for a term of one year;

2.	An advisory vote to approve the compensation of our named executive officers;

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022;

4.	Approve an amendment and restatement to the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan;

5.	Consider one stockholder proposal, if properly presented at the meeting; and

6.	Transaction of such other business as may properly be brought before the meeting or any adjournments thereof.

All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 2, 2022 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Whether or not you expect to attend the virtual meeting, we urge you to vote by submitting your proxy. You may vote four different ways: by mail, via the Internet, by telephone, or during the virtual meeting. Please refer to detailed instructions included herein or with the Notice Regarding the Availability of Proxy Materials.

By Order of the Board of Directors, PATRICK D. DE MAYNADIER Corporate Secretary

Ewing, New Jersey

March 18, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD VIRTUALLY ON APRIL 28, 2022: The Notice of Annual Meeting, Proxy Statement and 2021 Annual Report to Stockholders are available at: https://materials.proxyvote.com/171340.

Church & Dwight Co. | 2022 Proxy Statement

Church & Dwight Co. | 2022 Proxy Statement

SUMMARY

PROXY STATEMENT SUMMARY

This summary highlights important information you will find in this proxy statement. This summary does not contain all of the information you should consider. You should read the complete proxy statement and our 2021 Annual Report before voting.

In this proxy statement, the words “Church & Dwight,” “Company,” “we,” “our,” “ours,” and “us” and similar terms refer to Church & Dwight Co., Inc. and its consolidated subsidiaries.

2022 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	April 28, 2022 at 12:00 p.m., Eastern Daylight Time

Place:	Virtually via a live audio webcast at www.virtualshareholdermeeting.com/CHD2022

Record Date:	March 2, 2022

VOTING MATTERS AND BOARD OF DIRECTORS RECOMMENDATIONS

Proposals		Board Recommendation	Vote Required

1.	Election of eleven nominees to serve as directors for a term of one year each	FOR EACH NOMINEE	Majority of votes cast

2.	Advisory vote to approve the compensation of our named executive officers	FOR	Majority of votes present and entitled to vote

3.	Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Accounting Firm for 2022	FOR	Majority of votes present and entitled to vote

4.	Approve an amendment and restatement to the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan	FOR	Majority of votes present and entitled to vote

5.	Consider one stockholder proposal, if properly presented at the meeting	AGAINST	Majority of votes present and entitled to vote

Church & Dwight Co. | 2022 Proxy Statement	1

SUMMARY

Bradlen S. Cashaw, James R. Craigie, Matthew T. Farrell, Bradley C. Irwin, Penry W. Price, Susan G. Saideman, Ravichandra K. Saligram, Robert K. Shearer, Janet S. Vergis, Arthur B. Winkleblack, and Laurie J. Yoler are the nominees to serve as all of the members of the Company’s Board of Directors (“Board” or “Board of Directors”) until our 2023 Annual Meeting of Stockholders. Detailed information about all of our director nominees’ backgrounds and areas of expertise can be found beginning on page 9.

				Committees

Name	Position	Director Since	Independent	Audit	Compensation and Human Capital	Governance, Nominating and Corporate Responsibility	Executive

Bradlen S. Cashaw	Chief Operating Officer, Agropur	2021	X	X

James R. Craigie	Former Chairman and Retired President and Chief Executive Officer, Church & Dwight Co., Inc.	2004	X

Matthew T. Farrell	Chairman of the Board, President and Chief Executive Officer, Church & Dwight Co., Inc.	2016					X

Bradley C. Irwin	Retired President and Chief Executive Officer, Welch Foods, Inc.	2006	X		X	X	X

Penry W. Price	Vice President, Marketing Solutions, LinkedIn Corporation	2011	X	X	X

Susan G. Saideman	Founder and Chief Executive Officer, Portage Bay Limited LLC and former Vice President, Amazon, Inc.	2020	X	X		X

Ravichandra K. Saligram	Chief Executive Officer, Newell Brands	2006	X			Chair	X

Robert K. Shearer	Retired Senior Vice President and Chief Financial Officer, VF Corporation	2008	X	Chair			X

Janet S. Vergis	Former Executive Advisor for private equity firms and former CEO, OraPharma, Inc.	2014	X	X		X

Arthur B. Winkleblack	Retired Executive Vice President and Chief Financial Officer, HJ Heinz Company	2008	X		Chair		X

Laurie J. Yoler	Former SVP, Business Development, Qualcomm, Inc. & President, Qualcomm Labs	2018	X		X	X

2	Church & Dwight Co. | 2022 Proxy Statement

SUMMARY

CORPORATE GOVERNANCE

We strive to maintain effective corporate governance practices and policies. We believe that the following practices and policies contribute to our strong governance profile:

Director Independence	◾	10 of 11 directors are independent under the NYSE listing standards
	◾	3 fully independent Board committees: Audit, Compensation & Human Capital, and Governance, Nominating & Corporate Responsibility
	◾	Independent Lead Director presides over executive sessions of, and facilitates communication with, the independent directors

Board Accountability	◾	Annual election of directors
	◾	Our directors are subject to “majority voting,” and each incumbent director nominee submits, prior to the Annual Meeting, an irrevocable resignation in writing that our Board of Directors may accept if a majority of stockholders do not re-elect the director in an uncontested election

Board Leadership	◾	Annual assessment and determination of Board leadership structure
	◾	Annual appointment of independent Lead Director when Chairman/Chief Executive Officer (“CEO”) roles are combined or when the Chairman is not independent (or when the Board otherwise determines appropriate)
	◾	Lead Director has strong role and significant governance duties, including approval of Board agendas and chairing executive sessions of all independent directors

Board Evaluation and Effectiveness	◾	Annual Board, Committee, and individual director evaluations

Board Refreshment	◾	Existing Board members are required to retire on the earlier of reaching age 72, or twenty years on the Board, and new Board members will be required to retire on the earlier of reaching age 72 or fifteen years on the Board
	◾	Annual review of board succession plans

Director Engagement	◾	Each director attended at least 75 percent of the aggregate number of meetings held by the Board and all committees of the Board on which such director served in 2021
	◾	Board policy limits director membership to four other public company boards for non-employee directors (without the approval of the Governance, Nominating & Corporate Responsibility Committee)
	◾	Stockholder ability to contact directors (as described beginning on page 25)

Director Access and Resources	◾	Significant interaction with the Company’s senior business leaders through regular business reviews
	◾	Directors have direct access to senior management and other employees
	◾	Directors have authorization to hire outside experts and consultants and to conduct independent investigations

Proxy Access	◾	Our Bylaws provide for proxy access by stockholders

No Supermajority Voting Requirements	◾	No supermajority requirement for stockholders to amend Bylaws
	◾	No supermajority requirement to amend the Certificate of Incorporation

Right of Stockholders to Request Special Meeting	◾	Stockholders with at least 25% of our outstanding stock have the right to request special meetings of the stockholders

Clawback and Anti- Hedging Policies	◾	Clawback policy permits the Company to recoup certain compensation payments and grants made under the Company’s Annual Incentive Plan and Omnibus Incentive Plan to the extent required by law, or pursuant to Company policy or if otherwise agreed upon with the participant. In addition, under the Annual Incentive Plan, the Compensation & Human Capital Committee has discretion to require repayment of awards in the event of the recipient’s fraud or willful misconduct

	◾	Insider trading policy prohibits non-employee directors and employees from engaging in any pledging, short sales, or hedging involving Company stock

Share Ownership	◾	CEO is required to hold shares equivalent to 6x base salary
	◾	CFO is required to hold shares equivalent to 3x base salary
	◾	All other senior executives are required to hold shares equivalent to 2.5x base salary
	◾	Board members are required to hold shares equivalent to 5x the standard annual retainer

Church & Dwight Co. | 2022 Proxy Statement	3

SUMMARY

Compensation Practices	◾	Target compensation opportunities are competitive in markets in which we compete for management talent
	◾	Use of short-term and long-term incentives ensure a strong connection between Company performance and actual compensation realized
	◾	Our Annual Incentive Plan utilizes four diverse metrics to avoid over-emphasis on any one measure
◾

In the event of a change-in-control, our named executive officers will not receive cash severance, nor will equity granted after July 30, 2019 vest, unless accompanied by a qualifying termination of the named executive officer

	◾	No excise tax gross-ups for change-in-control payments
	◾	No defined pension benefit plan or similarly actuarially valued pension plan for executives
	◾	Limited perquisites
	◾	Repricing of stock options is prohibited without prior stockholder approval

Board Diversity	◾

The Board has been committed to building a diverse and well-rounded Board comprising individuals from different backgrounds, ages, genders, and ethnic diversity, and with a range of experiences and viewpoints. To accomplish this, the Governance, Nominating & Corporate Responsibility Committee will continue to require that search firms it engages include a robust selection of women and racially/ethnically diverse candidates in all prospective director candidate pools

	◾	We have three women and two racially/ethnically/diverse Directors

Risk Management/ESG	◾	Risk assessment and risk management are the responsibility of the Company’s management, and the Board has oversight responsibility for those processes and findings
◾

The Board and its committees oversee the execution of the Company’s sustainability strategy and its environmental, social and governance priorities and initiatives as part of their oversight of the Company’s overall strategy and risk management

4	Church & Dwight Co. | 2022 Proxy Statement

PROXY STATEMENT

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628

(609) 806-1200

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by our Board for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on April 28, 2022, and at any adjournments thereof.

Who Can Vote

Each holder of record of our common stock at the close of business on March 2, 2022 is entitled to vote at the Annual Meeting. At the close of business on March 2, 2022, there were 242,695,534 shares of our common stock outstanding.

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

The rules of the Securities and Exchange Commission (“SEC”) allow us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders may access these materials and vote over the Internet or by telephone or request delivery of a full set of materials by mail or email. We have elected to utilize this process for the Annual Meeting. We began mailing the required notice, called a Notice Regarding Availability of Proxy Materials (“Notice”), to stockholders on or about March 18, 2022. The proxy materials have been posted on the Internet, at https://materials.proxyvote.com/171340. If you received a Notice by mail, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

How You Can Vote

You may vote by any of the following methods:

•

During the virtual Annual Meeting.    Stockholders of record and beneficial stockholders with shares held in street name (held in the name of a broker or other nominee) may vote during the Annual Meeting. If you hold shares in street name, you must obtain a legal proxy from your broker or other nominee to vote virtually during the Annual Meeting.

•	By telephone or via the Internet. You may vote by proxy, either by telephone or via the Internet, by following the instructions provided in the Notice, proxy card, or voting instruction card.

•	By mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by signing and returning the proxy card or voting instruction card.

If you vote by telephone or via the Internet, please have your Notice or proxy card available. The control number appearing on your Notice or proxy card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, and returned a proxy card by mail.

How You May Revoke or Change Your Vote

You have the power to change or revoke your proxy at any time before it is voted at the Annual Meeting as follows:

•	Stockholders of record. You may change or revoke your vote by submitting a written notice of change or revocation to our Secretary at the address listed above or by submitting another timely vote

Church & Dwight Co. | 2022 Proxy Statement	5

PROXY STATEMENT

(including a vote via the Internet or by telephone). For all methods of voting, the last vote validly cast will supersede all previous votes.

•	Beneficial owners. You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

•

Savings and Profit Sharing Plan participants.    You may change or revoke your voting instructions by 10:00 a.m. Eastern Time on April 26, 2022, by either revising your instructions via the Internet, by telephone, or by submitting to the trustee of the Savings and Profit Sharing Plan either a written notice of revocation or a properly completed and signed proxy card bearing a later date.

Required Vote

You are entitled to cast one vote for each share of common stock you own on March 2, 2022, the record date. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

Our Bylaws provide for majority voting in uncontested director elections. As a result, at the Annual Meeting, directors will be elected by the affirmative vote of a majority of the votes cast (in person or by proxy) in an uncontested election. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker “non-votes” are not counted as votes for or against a nominee. If you “abstain” from voting with respect to director nominees, your shares will be counted for purposes of a quorum but will have no effect on the election of the nominees. All of our director nominees are currently serving on our Board of Directors. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on our Board of Directors as a “holdover director.” Under our Corporate Governance Guidelines (“Corporate Governance Guidelines”), each incumbent director nominee submits, prior to the Annual Meeting, a contingent resignation that our Board of Directors may accept if stockholders do not re-elect the director. If a director is not re-elected by our stockholders, the Governance, Nominating & Corporate Responsibility Committee would make a recommendation to our Board of Directors on whether to accept or reject the resignation of that director, or whether to take other action. Our Board of Directors would act on the resignation, taking into account the Governance, Nominating & Corporate Responsibility Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results are certified.

Our proposal to approve, on an advisory basis, the compensation of our named executive officers (Proposal 2), our proposal to ratify the selection of our independent registered accounting firm for 2022 (Proposal 3), our proposal to approve an amendment and restatement to our Amended and Restated Omnibus Equity Compensation Plan (the “Equity Plan”) (Proposal 4), and, if properly presented at the meeting, the consideration of one stockholder proposal (Proposal 5, the “Stockholder Proposal”), and any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the majority of votes represented at the meeting (in person or by proxy) and entitled to vote on the matter. An abstention will have the same effect as a vote against with respect to the advisory vote on the compensation of our named executive officers, the ratification of our independent registered public accounting firm for 2022, the approval of an amendment and restatement to the Equity Plan, and the consideration of the Stockholder Proposal. Brokers will not have discretionary authority to vote on the election of our directors, the advisory vote on the compensation of our named executive officers, the approval of the amendment and restatement to the Equity Plan, or the Stockholder Proposal, and a broker “non-vote” is not counted for purposes of voting on these matters.

6	Church & Dwight Co. | 2022 Proxy Statement

PROXY STATEMENT

How Shares Will be Voted

Stockholders of record.    If you are a stockholder of record and you:

•	indicate when voting via the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	sign and return a proxy card without giving specific voting instructions;

then the proxy holders will vote your shares FOR the election of the nominees described in this proxy statement, FOR the advisory vote to approve the compensation of our named executive officers, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, FOR the approval of the amendment and restatement to the Equity Plan, and AGAINST the Stockholder Proposal.

Beneficial owners.    If you hold shares in street name (in the name of a broker or other nominee), you must give instructions to your bank or broker on how you would like your shares to be voted. Under applicable New York Stock Exchange (“NYSE”) rules, your bank or broker has discretion to vote on “routine” matters, such as the ratification of the appointment of an independent registered public accounting firm, but does not have discretion to vote on “non-routine” matters, such as the election of directors, the proposal to approve the compensation of our named executive officers, the proposal to approve an amendment and restatement to the Equity Plan or the Stockholder Proposal. Thus, if a bank or broker holds your shares and you do not instruct the bank or broker how to vote on these matters, no votes will be cast on your behalf.

Savings and Profit Sharing Plan participants.    If you participate in the Church & Dwight Co., Inc. Savings and Profit Sharing Plan for Salaried Employees or the Church & Dwight Co., Inc. Savings and Profit Sharing Plan for Hourly Employees (collectively, the “Plans”), you may have voting rights regarding shares of our common stock credited to your account in the Plans. In order to permit the trustee to tally and vote the shares held in the Plans (“Plan Shares”), your instructions, whether by Internet, by telephone, or by proxy card, must be submitted on or prior to 10:00 a.m. Eastern Time on April 26, 2022. If you do not instruct the trustee how to vote, your Plan Shares will be voted by the trustee in the same proportion that it votes Plan Shares for those accounts in the Plans for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of the Plans and the associated trust agreements.

Other matters.    Our Board of Directors is not aware of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote in their discretion on such matters.

Who can attend the virtual Annual Meeting

Only stockholders as of the record date, March 2, 2022, or duly appointed proxies, may attend the virtual Annual Meeting. No guests will be allowed to attend the Annual Meeting.

In accordance with Delaware law, for the 10 days prior to our Annual Meeting, a list of registered holders entitled to vote at our Annual Meeting will be available for inspection in our offices at Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628. The list will also be available at our Annual Meeting through the virtual meeting website at www.virtualshareholdermeeting.com/CHD2022.

Attending the virtual Annual Meeting

To support the health and well-being of our employees, directors and our stockholders and to facilitate stockholder attendance and ability to participate fully and equally from any location around the world at no cost, this year’s Annual Meeting will be held exclusively online, with no option to attend in person. If you plan to attend the virtual Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/CHD2022 and use your 16-digit control number provided in the Notice or proxy card to log into the meeting. We encourage stockholders

Church & Dwight Co. | 2022 Proxy Statement	7

PROXY STATEMENT

to log in to the website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting’s 12:00 p.m. Eastern Daylight Time start time. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/CHD2022.

Asking questions during the virtual Annual Meeting

Stockholders of record and proxy holders who provide their valid 16-digit control number will be able to participate in the virtual Annual Meeting by asking questions and voting their shares as outlined above.

To submit questions during the meeting, stockholders may:

•

log into the virtual meeting website with their 16-digit control number, first and last name, and email, followed by clicking Q&A, then typing the question into the “Ask a Question” field and clicking “Submit”.

Only stockholders with a valid control number will be allowed to ask questions. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting as time allows. If we receive substantially similar written questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will respond directly to that stockholder using the contact information provided. We may also provide written responses to certain stockholder questions that we were unable to answer during the meeting on our “Investors” page on our website following the Annual Meeting.

Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our Annual Meeting rules of conduct, which stockholders can view during the Annual Meeting at the Annual Meeting website.

Costs of Solicitation

Solicitation of proxies on our behalf may be made by our directors or employees by mail, in person, and by telephone. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained D.F. King & Co., Inc. (“D.F. King”) to aid in the solicitation of proxies for a fee estimated not to exceed $7,500 plus out-of-pocket expenses. We will pay all costs of the solicitation and will indemnify D.F. King against liabilities relating to or arising from their proxy solicitation services conducted on our behalf, other than those resulting from D.F. King’s willful misconduct or gross negligence. We also will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for forwarding Notices and proxy materials to beneficial owners.

8	Church & Dwight Co. | 2022 Proxy Statement

PROPOSAL 1

PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for the annual election of our Board of Directors. At the 2022 Annual Meeting, all of our directors will stand for election for one-year terms on our Board of Directors. Our Board of Directors currently consists of 11 members.

At the Annual Meeting, all directors will be elected to serve until the 2023 Annual Meeting, in each case, until their successors are elected and qualified. Our Board of Directors has nominated Bradlen S. Cashaw, James R. Craigie, Matthew T. Farrell, Bradley C. Irwin, Penry W. Price, Susan G. Saideman, Ravichandra K. Saligram, Robert K. Shearer, Janet S. Vergis, Arthur B. Winkleblack, and Laurie J. Yoler, all of whom currently serve as members of our Board of Directors. All nominees have agreed to be named in this proxy statement and to serve if elected.

We do not anticipate that any of the nominees will become unavailable to serve as a director for any reason. However, if any of them becomes unavailable, the persons named in the enclosed form of proxy will vote for any substitute nominee designated by our Board of Directors, unless our Board of Directors determines to reduce the number of directors on our Board.

SKILLS AND QUALIFICATIONS OF OUR BOARD OF DIRECTORS

Our Board of Directors, with support and recommendations from the Governance, Nominating & Corporate Responsibility Committee, oversees the composition and succession of its members. To this end, at least once a year, in connection with the Board’s annual evaluation, the Board evaluates itself, its committees, and each director, each director’s performance, skills, qualifications and future plans, including any retirement objectives. As part of that evaluation, our Governance, Nominating & Corporate Responsibility Committee identifies areas of overall strength and opportunities for improvement with respect to the Board’s and its committees’ composition, and the Board sets annual objectives and topics to be addressed at its meetings over the coming year.

Our director nominees possess relevant experience, skills and qualifications that contribute to a well-functioning board. Our Corporate Governance Guidelines provide that the Board should consider whether individual directors possess the following personal characteristics: integrity, education, commitment to the Board, business judgment, business experience, accounting and financial expertise, diversity (which may include differences of viewpoint, professional experience, education, skills, race, gender, national origin or other individual qualities and attributes that contribute to board heterogeneity), reputation, civic and community relationships, high performance standards and the ability to act on behalf of stockholders. In January 2022, the Governance, Nominating & Corporate Responsibility Committee reviewed and updated the skills and experiences that they believe Board members should possess. The skills and experiences that the Board seeks in evaluating its composition, and which inform Board succession planning and director nomination processes, as well as the individual experiences, skills and characteristics of our Board members, are highlighted below. The rating for each skill presented below represents the average of self-ratings for all directors, expressed on a numeric basis on a scale of 1 to 10, with the score for each director corresponding to the following ratings:

RATING KEY

1-2	Has insufficient experience and understanding

3-4	Has some knowledge and experience

5-6	Can hold their own with proper briefing

7-8	Has strong knowledge and experience

9-10	This is a top personal strength and core competency

The Governance, Nominating & Corporate Responsibility Committee and our Board of Directors believe that the nominees listed below collectively possess these attributes, which, together with their respective experience described in the biographical summaries below, make each nominee well qualified to continue to serve on our Board of Directors.

Church & Dwight Co. | 2022 Proxy Statement	9

PROPOSAL 1

The rating for each skill presented below is intended as a summary and is not an exhaustive list of the qualifications or contributions to the Board. The following chart summarizes the self-ratings of our Board as a whole on a numeric basis for each skill under “Skills Numeric”, based on the 1 through 10 scale set forth above, while the “Number of Directors” column reflects the number of directors with ratings of at least 7 or greater for the specific skill:

	Skills Numeric	Number of Directors with Strong Knowledge and Experience

Senior Executive Leadership and Strategic Planning:

Experience serving in a Senior Leadership Position in a major organization (e.g., CEO, CMO, COO, Chief Financial Officer, Division President, etc.), with a practical understanding and oversight of organizations, processes, strategic planning, and risk management.

CPG Industry: Familiarity with the consumer-packaged goods (CPG) industry, and ability to provide guidance on the Company’s strategy and position in the CPG industry.

Marketing & Sales:

Understanding Brand Management, Distribution, eCommerce, Logistics, Marketing, Packaging and Selling. Experience in understanding the use of Data Analytics to address Consumer Needs and identify Shopper Behaviors. Knowledge about the fundamental and emerging go-to-market strategies across Brick & Mortar, Direct to Consumer, Online only and Omni-Channel retail marketplaces. Awareness of new and emerging Digital Commerce trends including Social & Media Communication, Content Management, Last-mile Delivery, Technology and Data Science.

M&A/Business Development:

Experience leading growth through acquisitions and other business combinations, with the ability to assess “build or buy” decisions, analyze the fit of a target with a company’s strategy and culture, value transactions, evaluate investment thesis, and evaluate operational integration plans.

Public Company Governance:

Experience with and understanding of the responsibilities of a public company board, with an understanding of evolving corporate governance practices and the dynamics and operation of a corporate board, management accountability, transparency, and protecting stockholder, while balancing other constituencies’, interests and long-term value creation.

Human Capital Management, Inclusion and Diversity:

Experience with executive compensation and management of human capital and succession planning, including the attraction, development and retention of top candidates, including individuals with diverse skills and backgrounds.

10	Church & Dwight Co. | 2022 Proxy Statement

PROPOSAL 1

Skills Numeric	Number of Directors with Strong Knowledge and Experience

R&D/Innovation:

Experience in innovation, product development and design, including disruptive product innovation with background in navigating regulatory environments both in the U.S. and globally, especially in health and wellness and other relevant regulated sectors.

Supply Chain:

Experience in direct and indirect procurement, demand and supply planning, logistics, order to cash processing, manufacturing, and management of 3rd party manufacturers. Competence in supply chain IT systems, supply chain finance, lean manufacturing, manufacturing technology, organizational design, and negotiations.

Accounting & Finance:

Experience in financial accounting and reporting to ensure the integrity of the Company’s financial reporting, compliance with legal and regulatory requirements and the effectiveness of internal controls, as well as evaluation of financial statements and capital structure.

Information Technology/Cybersecurity:

Experience understanding the cybersecurity threat landscape, responsibilities in managing/mitigating cyber-risk and how to evaluate the organization’s preparedness to lead through a cyber crisis.

Global Business:

Experience driving business success in markets around the world, with an understanding of diverse business environments, economic conditions, cultures, and regulatory frameworks, and a broad perspective on global market opportunities.

Church & Dwight Co. | 2022 Proxy Statement	11

PROPOSAL 1

The Board also seeks to achieve diversity of age, gender, and race/ethnicity, and recognizes the importance of Board refreshment to ensure that it benefits from fresh ideas and perspectives. The following charts demonstrate the Board’s commitment to diversity of backgrounds and Board refreshment. See pages 29-30 for detailed information on board diversity and refreshment.

Diversity	Tenure

Your Board of Directors unanimously recommends a vote FOR all of the following nominees.

Information regarding the nominees for our Board of Directors is provided below.

Director Nominees

BRADLEN S. CASHAW
Director since 2021 Independent Age: 58 ◾ Audit Committee

Professional Experience

Mr. Cashaw has been the Chief Operating Officer of Agropur, a top 20 global dairy processor, since December 2021. He also serves as a member of the Board of Directors of Agropur, USA. From September 2020 to November 2021, he was the Chief Supply Chain officer for Flowers Foods. Mr. Cashaw was Executive Vice President and Chief Supply Chain Officer for Dean Foods the nation’s largest fluid dairy producer from March 2016 to September 2019. From October 2013 to August 2015, Mr. Cashaw was Vice President, Integrated Supply Chain for the Cheese & Dairy division at Kraft Foods Group. From April 2012 to September 2013, he was Senior Vice President, Snacks Supply Chain at the Kellogg Company. From September 2008 to February 2012, he was the Vice President of Supply Chain for Quaker Foods & Snacks, and from November 2006 to September 2008 he was the Vice President, Operations, North America for Quaker Foods. Mr. Cashaw began his career at PepsiCo as a project engineer and held several operations and supply chain roles, including plant manager and director during his tenure of over 24 years with the company.

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PROPOSAL 1

Director Qualifications

Mr. Cashaw’s more than 35 years of progressive leadership experience within the consumer packaged goods industry at Fortune 300 companies and leadership over supply chain strategy and operations, enable him to provide our Board of Directors with a valuable global perspective and insight into supply chain matters, such as sales, manufacturing, distribution, finance, business analytics and strategic planning.

JAMES R. CRAIGIE
Director since 2004 Independent Age: 68

Professional Experience

Mr. Craigie was our non-executive Chairman from January 2016 to May 2019. From May 2007 to January 2016, he was our Chairman, President and Chief Executive Officer. From July 2004 through May 2007, he was our President and Chief Executive Officer. From December 1998 through September 2003, he was President and Chief Executive Officer and a member of the board of directors of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. From 1983 to November 1998, Mr. Craigie held various senior management positions with Kraft Foods Inc. Prior to entering private industry, he served for six years as an officer in the U.S. Navy.

Other Boards and Appointments

Mr. Craigie currently serves as the non-executive Chairman of the board of directors of Bloomin’ Brands, Inc., a casual dining company. Mr. Craigie is also a member of the board of directors of Newell Brands, a leading global consumer goods company, the New York Regional Board of UNICEF and is an Advisory board member of Cove Hill Partners, LLC. From September 2013 to December 2017, Mr. Craigie was a member of the board of directors of TerraVia Holdings, Inc., a renewable oil and bioproducts company.

Director Qualifications

Mr. Craigie’s intimate knowledge of our Company, gained through over 10 years of service as our Chief Executive Officer, enables him to provide important insights regarding our operations, including finance, marketing, strategic planning, and senior management personnel matters. In addition, his leadership in connection with several of our acquisitions and dispositions, together with his stewardship over the sale of several businesses at Spalding Sports Worldwide, underscore his strong ability to evaluate business combination and disposition opportunities. Mr. Craigie’s experience as a member of other public company boards and their committees enables him to provide valuable insights into our corporate governance and risk management.

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PROPOSAL 1

MATTHEW T. FARRELL
Chairman since 2019 Director since 2016 Non-Independent Age: 65 ◾ Executive Committee

Professional Experience

Mr. Farrell has been our Chairman since May 2019 and President and Chief Executive Officer since January 2016. From November 2014 to December 2015, he was our Executive Vice President, Chief Operating Officer, and Chief Financial Officer, prior to which he served as our Executive Vice President, Finance and Chief Financial Officer since May 2007. From September 2006 through May 2007, he was our Vice President and Chief Financial Officer. Mr. Farrell was Executive Vice President and Chief Financial Officer of Alpharma Inc. from April 2002 through August 2006. From July 2000 through April 2002, he served as Vice President, Investor Relations & Communications at Ingersoll-Rand Ltd. From November 1994 through June 2000, he held various senior financial positions at AlliedSignal Inc.

Other Boards and Appointments

Mr. Farrell currently serves as a member of the board of directors of Trinseo PLC, a global materials supplier of latex binders, plastics, and specialty products. He previously served as a member of the Board of Directors of Lydall, Inc., a supplier of engineered thermal, acoustical, and filtration products, from 2003- to April 2021.

Director Qualifications

Mr. Farrell’s intimate knowledge of our Company, gained through over 15 years of executive service as our Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, combined with his four years of experience as the Chief Financial Officer of a pharmaceutical company and many years of experience in other finance and investor relations roles at large multinational companies, enable him to provide important insights and leadership to us and our Board of Directors regarding our operations, including marketing, strategic planning, mergers and acquisitions, finance and capital structure, performance management, business analytics, compliance, risk management, public company reporting and governance, and investor relations.

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PROPOSAL 1

BRADLEY C. IRWIN
Lead Director since 2020 Director since 2006 Independent Age: 63 ◾ Compensation & Human Capital Committee ◾ Governance, Nominating & Corporate Responsibility Committee ◾ Executive Committee

Professional Experience

Mr. Irwin retired in December 2018 as President and Chief Executive Officer of Welch Foods Inc., a global processor and marketer of juices and jams, where he served in that capacity since February 2009. Mr. Irwin was President of Cadbury Adams North America LLC, the North American confectionery business unit of Cadbury Schweppes plc. (“Cadbury Schweppes”), from June 2007 through November 2008. From April 2003 through June 2007, Mr. Irwin was President of Cadbury Adams USA LLC, the United States confectionery business unit of Cadbury Schweppes. Mr. Irwin served as President of Mott’s Inc., a business unit of Cadbury Schweppes, from May 2000 through April 2003. From 1980 through 1999, Mr. Irwin served in various capacities for The Procter & Gamble Company.

Director Qualifications

Mr. Irwin’s more than 30 years of experience in the consumer products industry, including his service in executive capacities at large multinational public companies that market products in the same categories as some of our products, enables him to provide valuable insights into a wide variety of matters relating to our operations. These matters include, among others, strategic planning, risk assessment, and international operations.

Other Boards and Appointments

Mr. Irwin currently serves on the boards of directors of Save the Children U.S. and Save the Children International, a large global non-profit delivering education, health and humanitarian support for disadvantaged children. He was a member of the board of directors of Welch Foods from February 2009 to December 2018.

PENRY W. PRICE
Director since 2011 Independent Age: 53 ◾ Audit Committee ◾ Compensation & Human Capital Committee

Professional Experience

Mr. Price has been the Vice President, Marketing Solutions of LinkedIn Corporation (a subsidiary of Microsoft Corporation) since October 2013. From June 2011 through October 2013, he was President of Dstillery,

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PROPOSAL 1

Inc., a marketing technology company formerly known as Media6Degrees, LLC. From June 2004 through June 2011, he served in various capacities at Google, Inc., a provider of Internet-related products and services, the last of which was Vice President, Agency Sales and Partnerships, Worldwide. From July 2000 through June 2004, Mr. Price served as Sales Director of Wenner Media, LLC, a company engaged in the publication of magazines and production of radio and television programs, where he was principally responsible for revenue generation and strategic partnerships.

Director Qualifications

Mr. Price’s extensive experience as a senior executive in companies specializing in digital marketing, advertising, and social networks enables him to provide valuable perspectives on our marketing initiatives and strategies, including the use of social media and digital technology to reach new consumers.

SUSAN G. SAIDEMAN
Director since 2020 Independent Age: 59 ◾ Audit Committee ◾ Governance, Nominating & Corporate Responsibility Committee

Professional Experience

Ms. Saideman is the founder of Portage Bay Limited LLC and has served as its CEO since September 2019. Ms. Saideman was Vice President, Amazon, Inc., the world’s largest online retailer, from January 2019 to August 2019, Vice President, Amazon Fashion EU from October 2016 to January 2019 and Vice President, Global Vendor Management at Amazon, Inc. from November 2013 to September 2016. From December 2007 to October 2013, Ms. Saideman was President Mars Retail Group, the group responsible for the Direct to Consumer businesses for Mars including M&M’s World, Ethel M and MyM&Ms, from January 2004 to June 2007, she was CEO Mikasa and Company/Arc International, a leader in tableware products, and from December 2002 to June 2003, President, Parker Division, Newell Rubbermaid, a leading global consumer goods company. From May 1998 to December 2002 and August 1991 to May 1998, Ms. Saideman held various positions with increasing responsibility at Campbell Soup Company, a multi-national food company and PepsiCo, one of the world’s largest food and beverage companies, respectively. Earlier in her career Ms. Saideman held positions at Mt. Trading Company, Bain & Company and Chase Manhattan Bank.

Other Boards and Appointments

Ms. Saideman is a member of the board of directors of MYTHERESA, an industry leader in the world of online luxury fashion and retail, MYT Holding LLC, Prepac Manufacturing Ltd., and FIRST Washington and a Member of the board of trustees of Harvey Mudd College.

Director Qualifications

Ms. Saideman’s extensive experience in the “direct-to-consumer” businesses, building brands in the consumer packaged goods industries and leadership over global operational teams, enable her to provide our Board of Directors with a valuable global perspective on our digital transformation, ecommerce, marketing, innovation, international operations and technology.

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PROPOSAL 1

RAVICHANDRA K. SALIGRAM
Director since 2006 Independent Age: 65 ◾ Chair, Governance, Nominating & Corporate Responsibility Committee ◾ Executive Committee

Professional Experience

Mr. Saligram has been the President and Chief Executive Officer and a member of the Board of Directors of Newell Brands, a leading global consumer goods company, since October 2019. Prior to that, Mr. Saligram was the Chief Executive Officer and a member of the board of directors of Ritchie Bros. Auctioneers Incorporated, the world’s largest industrial equipment auctioneer, since July 2014. From November 2010 through November 2013, he served as the Chief Executive Officer, President, and a member of the board of directors of OfficeMax Incorporated, a company engaged in business-to-business and retail office products distribution. From 2003 through November 2010, he served in various executive management positions with ARAMARK Corporation, a global food services company, including Executive Vice President, President, ARAMARK International, and Chief Globalization Officer, and Senior Vice President of ARAMARK Corporation. From 1994 through 2002, Mr. Saligram served in various capacities for the InterContinental Hotels Group, a global hospitality company, including as President of Brands & Franchise, North America, Chief Marketing Officer & Managing Director, Global Strategy, President, International and President, Asia Pacific. Earlier in his career, Mr. Saligram held various general and brand management positions with S. C. Johnson & Son, Inc. in the United States and overseas.

Other Boards and Appointments

Mr. Saligram was a member of the board of directors of Ritchie Bros. Auctioneers Incorporated from July 2014 to October 2019.

Director Qualifications

Mr. Saligram’s extensive experience building businesses and brands in the industrial products, office products distribution, consumer packaged goods, hospitality, and consumer and managed services industries and leadership over operational teams in a large number of countries, enable him to provide our Board of Directors with a valuable global perspective on governance and control matters, as well as on strategic planning and risk assessment.

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PROPOSAL 1

ROBERT K. SHEARER
Director since 2008 Independent Age: 70 ◾ Chair, Audit Committee ◾ Executive Committee

Professional Experience

Mr. Shearer retired in March 2015 as Senior Vice President and Chief Financial Officer of VF Corporation, a global lifestyle apparel company, where he served in that capacity since May 2005. He also served VF Corporation in several other capacities since 1986, including Vice President, Finance and Chief Financial Officer from July 1998 to May 2005. Earlier in his career, Mr. Shearer held a senior audit position with Ernst & Young LLP.

Other Boards and Appointments

Mr. Shearer currently serves on the board of directors of YETI Holdings, Inc., a designer, marketer, retailer, and distributor of a variety of innovative, branded, premium products to a wide-ranging customer base and Kontoor Brands, Inc. a global lifestyle apparel company. From May 2015 through April 2016, Mr. Shearer served as a member of the board of directors of The Fresh Market, Inc., a specialty grocery retailer.

Director Qualifications

Mr. Shearer’s role as Chief Financial Officer of VF Corporation, coupled with his 12 years of experience in public accounting, enables him to provide our Board of Directors and the Audit Committee with important insights on a range of financial and internal control matters, as well as on matters relating to capital structure, information systems, risk management, public reporting and investor relations. In addition, his participation in VF Corporation expansion initiatives, including a number of acquisitions and growth in international markets, enables him to provide important insights on international operations, business combination opportunities, and strategic planning.

JANET S. VERGIS
Director since 2014 Independent Age: 57 ◾ Audit Committee ◾ Governance, Nominating & Corporate Responsibility Committee

Professional Experience

Ms. Vergis served as an Executive Advisor for private equity firms from January 2013 to December 2019, where she identified and evaluated healthcare investment opportunities. From January 2011 to August 2012, she

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PROPOSAL 1

was the Chief Executive Officer of OraPharma, Inc., a specialty pharmaceutical company dedicated to oral health, where she led that company’s successful turnaround and its subsequent sale. From 2004 to 2009, Ms. Vergis served as President of Janssen Pharmaceuticals, McNeil Pediatrics and Ortho-McNeil Neurologics. From 1988 to 2004, she served in various positions of increasing responsibility in executive leadership, research and development, new product development, sales, and marketing with Johnson & Johnson and its subsidiaries.

Other Boards and Appointments

Ms. Vergis is currently a member of the board of directors of Teva Pharmaceutical Industries, a global leader in generics and biopharmaceuticals, Dentsply Sirona, the world’s largest manufacturer of professional dental solutions and SGS, a leading testing, inspection and certification company. She was also a member of the board of directors of Amneal Pharmaceuticals, Inc. and MedDay Pharmaceuticals from 2015 to 2019 and 2016 to 2021, respectively.

Director Qualifications

Ms. Vergis’ more than 30 years of healthcare leadership experience, together with her extensive background in research and development, new product development (including products regulated by the U.S. Food and Drug Administration), sales, and marketing, combined with her focus in the areas of oral health and women’s health, enable her to provide important perspectives to our Board of Directors on a range of matters relating to our operations.

ARTHUR B. WINKLEBLACK
Director since 2008 Independent Age: 64 ◾ Chair, Compensation & Human Capital Committee ◾ Executive Committee

Professional Experience

Mr. Winkleblack retired in June 2013 as Executive Vice President and Chief Financial Officer of the HJ Heinz Company, a global packaged food manufacturer, where he had served in such capacity since January 2002. Prior to his tenure with Heinz, Mr. Winkleblack held senior executive positions with various private equity owned businesses from 1996 to 2001, including Perform.com and Freeride.com as part of Indigo Capital, C. Dean Metropolous Group and Six Flags Entertainment Corporation. He was VP & CFO of Commercial Avionics Systems, a division of AlliedSignal, from 1994 to 1996. Previously, he held various finance, strategy and business planning roles at PepsiCo Inc. from 1982 to 1994. Mr. Winkleblack also provided financial and capital markets consulting services to Ritchie Brothers Auctioneers (“RBA”), an industrial auctioneer, from 2014 to 2019. He served as the Senior Advisor to the then RBA’s CEO, Ravichandra K. Saligram, who also serves on our Board of Directors.

Other Boards and Appointments

Mr. Winkleblack currently serves as a member of the board of directors of The Wendy’s Company, a global quick service restaurant company, and Aramark, a global provider of food, facility and uniform services. He was a member of the Board of Directors of RTI International Metals, Inc., a NYSE-listed company specializing in advanced titanium products for the aerospace, defense and medical device markets, and Performance Food Group, a company specializing in the distribution of food and food-related products to customers throughout the United States, from 2013 to 2015 and 2015 to 2019, respectively.

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PROPOSAL 1

Director Qualifications

Mr. Winkleblack’s substantial executive experience across a broad range of industries enables him to provide our Board of Directors with knowledgeable perspectives on strategic planning, international operations, and mergers and acquisitions. In addition, his nearly 12 years of experience as the Chief Financial Officer of a large, multinational, consumer goods company enables him to bring important perspectives to our Board of Directors on performance management, business analytics, finance and capital structure, compliance, information technology, risk management, public company reporting, and investor relations.

LAURIE J. YOLER
Director since 2018 Independent Age: 57 ◾ Governance, Nominating & Corporate Responsibility Committee ◾ Compensation & Human Capital Committee

Professional Experience

Ms. Yoler is a General Partner at Playground Global, a technology and life sciences venture capital firm in Silicon Valley. She was the Senior Vice President, Business Development of Qualcomm, Inc. and President, Qualcomm Labs, a wholly-owned subsidiary of Qualcomm, Inc., from March 2013 to January 2016, driving internal innovation and exploring opportunities for new businesses, strategic partnerships, acquisitions, investments, and divestitures. From February 2006 to March 2013, Ms. Yoler was a partner and Managing Director at GrowthPoint Technology Partners, a Silicon Valley based investment bank. From September 2004 to July 2005, Ms. Yoler served as Chief Development Officer of Intellectual Ventures LLC, a private equity firm. From March 2001 to September 2004 Ms. Yoler was Vice President, Business Development and Marketing at Packet Design and Precision I/O, two early-stage technology firms. Prior to that, Ms. Yoler was an integral part of the development and launch of many new innovations and products in her roles at Visa Inc., Sun Microsystems, Accenture PLC and PricewaterhouseCoopers.

Other Boards and Appointments

Ms. Yoler serves on the Board of Directors of Bose Corporation, a company that designs, develops and sells audio equipment. From 2015 to 2020, Ms. Yoler served as a board member and strategic advisor to Zoox Inc. in the autonomous vehicle and AI software industry until its acquisition by Amazon. She currently serves as a member of the boards of directors of three privately held technology companies, Lacuna AI, Leaf Logistics and Saltbox. From 2003 to 2008, Ms. Yoler was a founding member of the Board of Directors of Tesla, Inc., a company that engages in the design, development, manufacture, and sale of fully electric vehicles, energy generation and storage systems. Ms. Yoler served on Tesla’s advisory board from 2008 until 2013.

Director Qualifications

Ms. Yoler’s extensive experience in the technology industry, spanning strategy, product, corporate development, global sales and marketing, mergers and acquisitions and business development, enables her to provide valuable insights into a wide variety of matters relating to technology, acquisitions, marketing, business development, and international operations.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

BOARD COMPOSITION

Our Board of Directors is currently comprised of Bradlen S. Cashaw, James R. Craigie, Matthew T. Farrell, Bradley C. Irwin, Penry W. Price, Susan G. Saideman, Ravichandra K. Saligram, Robert K. Shearer, Janet S. Vergis, Arthur B. Winkleblack, and Laurie J. Yoler.

CORPORATE GOVERNANCE GUIDELINES AND OTHER CORPORATE GOVERNANCE DOCUMENTS

Our Corporate Governance Guidelines, including guidelines for the determination of director independence, the responsibilities and duties of our Board of Directors, director access to management and independent advisors, director compensation, the committees of our Board of Directors, and other matters relating to our corporate governance, are available on the “Investors” page of our website, www.churchdwight.com. Also available on the “Investors” page are other corporate governance documents, including our Code of Conduct (“Code of Conduct”) and the Charters of the Audit Committee, Compensation & Human Capital Committee, and Governance, Nominating & Corporate Responsibility Committee.

Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

BOARD OF DIRECTORS INDEPENDENCE

Our Corporate Governance Guidelines provide that a majority of our Board of Directors shall consist of independent directors who meet the criteria for independence required by the NYSE listing standards. A director will be considered independent if our Board of Directors affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder, or officer of an organization that has a relationship with us). In assessing the materiality of a relationship, our Board of Directors considers all relevant facts and circumstances. In addition to the independence standards established by the NYSE, we have adopted categorical standards under the Corporate Governance Guidelines designed to assist our Board of Directors in assessing independence. Under these standards, none of the following relationships necessarily disqualifies a director or nominee from being considered “independent”:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with us;

•

A director’s service as an executive officer of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from us for property or services in an amount which, in any of the last three fiscal years, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues; or

•

A director’s service as an executive officer of a charitable organization that received annual contributions from the Company that have not exceeded the greater of $1 million or two percent of such charitable organization’s annual gross revenues in any of such charitable organization’s last three fiscal years.

Our Board of Directors reviewed and analyzed the independence and each nominee for director in January 2022 to determine whether any particular relationship or transaction involving any director, or any director’s affiliates or immediate family members, was inconsistent with a determination that the director is independent for purposes of serving on our Board of Directors and its committees. During this review, our Board examined transactions and relationships between directors or their affiliates and family members and Church & Dwight. As a result of this review, in January 2022, our Board affirmatively determined that each of Bradlen S. Cashaw, James R. Craigie, Bradley C. Irwin, Penry W. Price, Susan G. Saideman, Ravichandra K. Saligram, Robert K. Shearer, Janet S. Vergis, Arthur B. Winkleblack and Laurie J. Yoler is independent within the meaning of the NYSE listing standards and under the categorical standards described in the Corporate Governance Guidelines.

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CORPORATE GOVERNANCE

Our Board of Directors has further determined that each of the members of the Audit Committee, Compensation & Human Capital Committee, and Governance, Nominating & Corporate Responsibility Committee is independent within the meaning of the NYSE listing standards, and that the members of the Audit Committee and the Compensation & Human Capital Committee meet the additional independence requirements of the NYSE listing standards applicable to audit committee members and compensation committee members, respectively. In addition, the members of the Compensation & Human Capital Committee are “non-employee directors” as defined under applicable SEC rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors who served on the Compensation & Human Capital Committee in fiscal year 2021 has ever served as one of our officers or employees. In addition, none of the directors who served on the Compensation & Human Capital Committee had any relationship with us or any of our subsidiaries during fiscal year 2021 pursuant to which disclosure would be required under applicable rules and regulations of the SEC pertaining to the disclosure of transactions with related persons. During fiscal year 2021, none of our executive officers served as a member of the compensation committee (or other committee performing similar functions or, in the absence of any such committee, the entire board of directors), of any other entity of which an executive officer of such other entity served on our Board of Directors or the Compensation & Human Capital Committee.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Our Board of Directors meets in regularly scheduled executive sessions without any members of our management, including the CEO, present. The Lead Director, currently Mr. Irwin, is responsible for chairing the executive sessions of our Board of Directors. In addition, each of the Compensation & Human Capital, Governance, Nominating & Corporate Responsibility and Audit Committees regularly meet alone in scheduled executive sessions without any members of our management, including the CEO, present.

BOARD OF DIRECTORS RISK OVERSIGHT

Our Board of Directors, acting principally through the Audit Committee, is actively involved in the oversight of the significant risks affecting our business. Our Board of Directors’ and the Audit Committee’s risk oversight activities are focused on management’s risk assessment and management processes, as well as on our ethics and compliance program.

Our Internal Audit department administers a detailed Enterprise Risk Management assessment effort every other year and, periodically as changes in the risk environment necessitate, in collaboration with all of our directors and executive officers. This process is designed to identify and rank the most significant risks that affect our Company, including consideration of a large number of risks associated with companies in the consumer products industry. The assessed risks encompass, among others, economic, industry, enterprise, operational, cybersecurity, data privacy, compliance, sustainability and environmental, social and governance (“ESG”) (including climate change) and financial risks. Our President and Chief Executive Officer assigns an executive officer to lead the management of each of those risks identified as among the most significant. As part of the risk management process, our Internal Audit department annually prepares an Internal Audit project plan under which it reviews activities directed to mitigate business and financial related risks. This plan is subject to Audit Committee approval.

Our Director, Internal Audit (“Internal Audit Director”) meets quarterly with our executive officers to assess any changes in the magnitude of identified risks, as well as the status of mitigation activities with regard to the most significant risks. Our Internal Audit Director reports directly to the Audit Committee and advises the Audit Committee on a quarterly basis regarding management’s risk assessment process and the progress of mitigation activities designed to facilitate the maintenance of risk within acceptable levels. The Audit Committee, in turn, reports to our Board of Directors with regard to these matters on a quarterly basis.

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CORPORATE GOVERNANCE

Our Board of Directors oversees the Company’s Information Security Program. In order to respond to the threat of security breaches and cyberattacks, we have developed a program, overseen by the Company’s Global Chief Information Officer, that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, the Company. This program also includes a cyber incident response plan that includes controls and procedures for timely and accurate reporting of any material cybersecurity incident. We have not had a material data security breach. The Audit Committee, which is tasked with oversight of certain risk issues, including cybersecurity, receives quarterly reports from the Global Chief Information Officer and the Director, IT Security & Risk Management each quarter. At least annually, the Board of Directors and the Audit Committee also receive updates about the results of exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and our internal response preparedness. The Audit Committee regularly briefs the full Board of Directors on these matters, and the full Board also receives periodic briefings regarding our Information Security Program and cyber threats in order to enhance our directors’ literacy on cyber issues.

Our Executive Vice President and General Counsel leads our ethics and compliance risk oversight program through the Compliance Council, which is comprised of various functional representatives and compliance subject matter experts. The Compliance Council meets regularly to review the health of the program, opportunities for improvement, and the status of execution against agreed program priorities. Our Executive Vice President and General Counsel also meets regularly with the Audit Committee, either alone or together with subject matter experts from the Compliance Council, to review the health of our compliance and ethics program, its priorities, and the status of execution against those priorities. Annually, our Executive Vice President and General Counsel provides a comprehensive review of the compliance and ethics program to our Board of Directors, and supplements this review, from time to time, as requested by our Board of Directors or as appropriate with respect to specific compliance risk areas or issues.

Our Executive Vice President and General Counsel and Executive Vice Presidents of Global Research & Development, Global Operations and Global Human Resources lead our sustainability program and ESG initiatives through the Corporate Issues Council (the “Council”) which is comprised of various functional representatives and subject matter experts. The Council meets regularly to review the health of the program, opportunities for improvement, and the status of execution against agreed program priorities. Our Executive Vice President and General Counsel also meets regularly with the Governance, Nominating & Corporate Responsibility Committee, together with subject matter experts from the Council, to review the health of our sustainability program and ESG priorities, and the status of execution against them. The Chair of our Governance, Nominating & Corporate Responsibility Committee reviews the status of our sustainability program and ESG priorities with our Board of Directors at each regularly scheduled Board meeting, and supplements this review, from time to time, as requested by our Board of Directors or as appropriate with respect to specific sustainability program and ESG priorities, other than those related to human capital matters, including diversity, equity and inclusion, which are overseen by the Compensation & Human Capital Committee and reported on to the Board by the Chair of that Committee.

In addition to the efforts of our Board of Directors and the Audit Committee to address risk oversight, the Compensation & Human Capital Committee annually reviews our compensation policies and practices to confirm that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. As a result of its most recent review in 2021, the Compensation & Human Capital Committee concluded that our incentive compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us for the following reasons:

•	Awards are earned based on achievement of corporate performance objectives under the Annual Incentive Plan.

•

The four 2021 performance metrics selected under our Annual Incentive Plan were counterbalanced so that, for example, an undue focus on net sales at the expense of gross margins would not result in a higher payout.

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CORPORATE GOVERNANCE

•

We cap maximum awards under the Annual Incentive Plan. The Annual Incentive Plan uses a performance rating system which corresponds to a payout range from 0.0 (0 percent of target) to a maximum of 2.0 (200 percent of target), which limits the potential for excessive emphasis on short-term incentives.

•

Stock options constitute a substantial portion of an executive’s total remuneration and vest as to all underlying shares on the third anniversary of the date of grant. This structure encourages a longer-term focus and rewards our executives only if the price of our common stock appreciates above the exercise price of the stock option.

•

Annual stock option grants result in overlapping three-year vesting periods, which reduces the risk of an inappropriate focus on one vesting date and which encourages continued retention and incentives.

•	Our stock ownership guidelines require that our executives hold a significant amount of our common stock to further align their interests to the interests of our stockholders on a long-term basis.

Our Board of Directors believes that our compensation system, our division of risk oversight responsibilities, and our Board of Directors’ leadership structure comprise and support the most effective risk management approach.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

The Corporate Governance Guidelines provide that our Board of Directors may determine from time to time what leadership structure works best for our Company, including whether the same individual should serve both as Chairman of our Board of Directors and Chief Executive Officer. In addition, the guidelines provide that if the same individual serves as Chairman of our Board of Directors and CEO, or the Chairman is otherwise not independent, our Board of Directors shall have an independent Lead Director, as selected by the independent members of the Board.

The Board of Directors believes the most effective leadership structure for the Company at this time is one with a combined Chairman and CEO, coupled with an independent Lead Director. Having a combined Chairman and CEO promotes a cohesive vision and strategy for the Company and enhances our ability to execute effectively. We have found that this structure fosters leadership and communication advantages and efficiencies. Mr. Farrell, our current Chairman and CEO, is in an optimal position to identify, and to lead Board discussions on, important matters related to our business operations and related risk. Mr. Farrell’s in-depth knowledge of our strategic priorities and operations enables him to facilitate effective communication between management and our Board of Directors and ensure that key issues and recommendations are brought to the attention of our Board of Directors and management. We believe that Mr. Farrell is an effective spokesperson for management and our Board of Directors by serving in both positions. The Board created the Lead Director role as an integral part of a leadership structure that promotes strong, independent oversight of the Company’s management and affairs. Mr. Irwin has served as the Lead Director since January 2020. The Lead Director presides over executive sessions and has the authority to call executive sessions. The Lead Director also consults with the entire Board of Directors and with our Chairman, President and CEO and our Secretary on Board of Directors meeting agendas. In addition, the Lead Director acts as a contact person to facilitate communications between employees, stockholders, and others with the independent directors.

We believe that the presence of a Lead Director enhances the ability of our Board of Directors to provide additional independent oversight and supplements the following corporate governance practices, which also facilitate independent oversight:

•	All of our directors, other than our Chairman, President and CEO, are independent.

•	All of the members of the Audit Committee, Compensation & Human Capital Committee, and Governance, Nominating & Corporate Responsibility Committee are independent.

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CORPORATE GOVERNANCE

•	Our Board of Directors and each of its standing committees meet in regularly scheduled executive sessions without the presence of management.

•	Our Board of Directors completes an annual assessment of the effectiveness of the full Board of Directors, each of its standing committees, and individual directors.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Our Lead Director acts as a contact person to facilitate communications between employees, stockholders and others with the independent directors. The Lead Director is responsible for ensuring that stockholder requests, recommendations, and proposals regarding governance-related matters are evaluated by the Governance, Nominating & Corporate Responsibility Committee, the Compensation & Human Capital Committee, or Audit Committee, as appropriate, and then by our Board of Directors based on the applicable Committee’s recommendation.

Any person who wishes to communicate with our Board of Directors, including the Lead Director or the independent directors as a group, may direct a written communication to our Board of Directors, the Lead Director, or the independent directors, at: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. Such correspondence (other than solicitations) will be logged in and forwarded to the Lead Director.

STOCKHOLDER ENGAGEMENT

We recognize the value of and are committed to engaging with our stockholders and soliciting their views and input on various topics. We approach stockholder engagement through various avenues:

Annual Stockholders Meeting

Our annual stockholder meeting is conducted virtually through a live webcast and online stockholder tools, which we believe enhances rather than constrains stockholder access and participation. We initially adopted a virtual meeting format during the first year of the COVID-19 pandemic and continue to believe that this practice facilitates stockholder attendance and enables stockholders to participate fully, and equally, from any location around the world, at no cost. This format allows all stockholders to communicate with us both in advance of and during the meeting and provides a forum to ask questions of the members of our Board and management. We believe this is the right choice for a Company with a global stockholder base, not only saving costs for the Company and its stockholders, but also increasing the ability to engage with all stockholders, regardless of the amount of stock owned or physical location.

We do not place restrictions on the type or form of questions that may be asked but reserve the right to edit inappropriate questions. During the live Q&A session of the meeting, we endeavor to answer pertinent questions asked during the meeting as well as those asked in advance, as time permits. If we are unable to respond to a stockholder’s properly submitted question during the meeting, we may provide written responses on our corporate website shortly after the meeting, depending on the subject matter and relevance of the questions. Although the live webcast is available only to stockholders at the time of the meeting, a replay of the meeting is made publicly available on the Company’s investor relations website.

For more information about the virtual stockholder meeting, see “Information About The Annual Meeting And Voting” on page 5.

Investor Meeting

We hold our annual Investor Meeting (“Investor Meeting”) in January or February of each year. At the Investor Meeting, our CEO and CFO and other members of the executive leadership team discuss the previous quarter and year-end results and provide an update on our strategy and the financial outlook for our upcoming

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fiscal year. The Investor Meeting is an important opportunity for investors to have access to our management team and provides a deeper understanding of, and direct insight into, our business, strategy, and outlook, as well as any other important topics.

Year-Round Engagement

Our stockholder engagement practices and controls, which are designed to support our commitment to constructive communications between our stockholders and the independent directors, include the ability of our stockholders to cast an annual advisory vote on executive compensation (“say-on-pay”), the ability to submit stockholder proposals and recommend candidates for election to our Board, and the ability to communicate directly with our Board of Directors.

We also engage with our stockholders throughout the year. Our comprehensive stockholder engagement program includes, in addition to the Annual Stockholder Meeting and Investor Meeting, earnings calls and post-earnings communications, conference presentations and meetings, individual meetings and responses to investor inquiries. The multi-faceted nature of our program allows us to maintain meaningful engagement with our broad investor community, including advisory firms.

We value our stockholders’ feedback and are committed to engaging in constructive and meaningful dialogue with stockholders throughout the year, including with respect to our performance, governance practices, executive compensation, and the Board’s oversight of risk, strategy, talent and ESG matters. In 2021, we engaged with a number of stockholders, and topics discussed included, in addition to the proposal contained herein, our executive compensation program, diversity and inclusion, and sustainability and ESG. Meetings regarding those matters were led by our CFO, with support from various subject matter experts within the Company, including our General Counsel. In addition, we hosted numerous investor meetings on our business performance, category performance, competitive actions and supply chain disruption. Those meetings were attended at times by both our CEO and CFO or with our CFO and an investor relations representative. Maintaining a disciplined approach to the discussions and allowing adequate meeting time ensures that matters important to stockholders are not neglected in favor of addressing only current salient issues. Summaries of all of these communications are provided to our Nominating, Governance & Corporate Responsibility Committee, as well as our Compensation & Human Capital Committee, as applicable, and the Board.

We remain committed to these ongoing discussions and welcome feedback from all stockholders, who can contact our directors or executive officers as described on page 25.

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BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Committees of the Board of Directors

The Board has four standing committees as set forth in the table below, as well as a Finance Committee that meets on an ad hoc basis. During 2021, each incumbent director attended at least 75 percent of the aggregate number of meetings held by our Board and all Board committees on which such director served.

Director	Board	Audit	Compensation & Human Capital	Governance, Nominating & Corporate Responsibility	Executive

Bradlen S. Cashaw	✓	✓

James R. Craigie	✓

Matthew T. Farrell	Chair				Chair

Bradley C. Irwin	Lead Director		✓	✓	✓

Penry W. Price	✓	✓	✓

Susan G. Saideman	✓	✓		✓

Ravichandra K. Saligram	✓			Chair	✓

Robert K. Shearer	✓	Chair			✓

Janet S. Vergis	✓	✓		✓

Arthur B. Winkleblack	✓		Chair		✓

Laurie J. Yoler	✓		✓	✓

Number of Meetings in 2021	5	5	4	4	0

Although we do not have a formal policy requiring attendance of directors at our Annual Meetings, we expect all directors to attend the Annual Meeting absent exceptional circumstances. All incumbent directors attended the 2021 Annual Meeting.

Audit Committee.    Under its Charter, the Audit Committee, among other responsibilities, (i) has sole authority to retain, set compensation and retention terms for, terminate, and oversee and evaluate the activities of, our independent registered public accounting firm; (ii) reviews and approves in advance the performance of all audit and permitted non-audit services, subject to the pre-approval policy discussed below under “Pre-Approval of Audit and Permissible Non-Audit Services”; (iii) reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements and certain other disclosures included in our filings with the SEC; (iv) reviews and discusses with management earnings press releases prior to their release; (v) discusses with management, internal audit personnel, and our independent registered public accounting firm, our risk assessment and risk management policies, including our major financial risk exposures and the security of the Company’s computerized information systems, including cybersecurity; (vi) oversees the internal audit function; (vii) discusses with management, internal audit personnel, and our independent registered public accounting firm the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting, and disclosure controls and procedures; (viii) keeps the independent auditors informed of the relationships and transactions with related parties that are significant to the Company; and (ix) oversees the adoption, periodic review, and oversight of policies and procedures regarding business conduct and oversees our compliance and ethics program.

Our Board of Directors has determined that each of Mr. Shearer and Mr. Winkleblack is an “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the receipt of confidential,

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anonymous submissions by our employees with respect to concerns regarding potential violations of our compliance and ethics program, including questionable accounting or auditing matters. Such complaints and submissions may be made by writing to the following address: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. Complaints may also be made via the Internet at www.churchdwight.ethicspoint.com, or by calling our toll-free hotline. The Audit Committee regularly receives reports regarding potential violations of our compliance and ethics program and oversees certain investigations relating thereto. The number for calls placed within the United States and Canada is (855) 384-9879. The numbers for calls placed in other countries may be found on the Internet at www.churchdwight.ethicspoint.com. Such correspondence will be logged in and forwarded to the Chair of the Audit Committee or his/her designated delegates, who provide the Audit Committee with regular reports.

Compensation & Human Capital Committee.    The Compensation & Human Capital Committee changed its name in 2021 to more specifically address its responsibility for human capital matters.    Under its Charter, the Compensation & Human Capital Committee is responsible for approving the specific salary, bonuses, stock awards, and other compensation for our elected officers, which includes our named executive officers identified in the Summary Compensation Table on page 68. The Compensation & Human Capital Committee also, among other responsibilities, (i) oversees the design of our executive compensation programs, policies, and practices; (ii) reviews and approves the adoption, termination, and amendment of, and administers, our incentive and equity compensation plans; (iii) reviews and approves annually corporate goals and objectives as they relate to CEO and other executive officer compensation; (iv) evaluates at least annually the performance of the CEO and the other executive officers and establishes their respective compensation; (v) evaluates whether our compensation policies and practices for our executive officers and other employees create risks that are reasonably likely to have a material adverse effect on us; (vi) collaborates with the Governance, Nominating & Corporate Responsibility Committee, regarding recommendations to our Board of Directors concerning executive officer succession; (vii) collaborates with the Governance, Nominating & Corporate Responsibility Committee, regarding recommendations to our Board of Directors concerning non-employee director compensation; and (viii) recommends to the Board the development, selection, retention, and dismissal of elected officers. The Compensation & Human Capital Committee also reviews and discusses with management the development, implementation and effectiveness of the Company’s policies and strategies related to its human capital management function, including policies and strategies regarding the development, attraction, and retention of Company personnel, diversity and inclusion, workplace environment and culture, and internal communications programs.

In considering executive compensation, the Compensation & Human Capital Committee considers the executive compensation recommendations as well as the comparative public company data provided by independent compensation consultants engaged directly by the Compensation & Human Capital Committee. Semler Brossy Consulting Group, LLC (“Semler Brossy”) serves as the Compensation & Human Capital Committee’s independent compensation consultant and does not provide any other services to us. See “Compensation Discussion and Analysis” for additional information regarding the services provided by Semler Brossy and information considered by the Compensation & Human Capital Committee. The Compensation & Human Capital Committee also takes into account statistical data and recommendations of our CEO. However, our CEO does not make recommendations regarding his own compensation.

Governance, Nominating & Corporate Responsibility Committee.    The Governance, Nominating & Corporate Responsibility Committee changed its name in 2021 to more specifically address its overall responsibility for ESG and sustainability matters. Under its Charter, the Governance, Nominating & Corporate Responsibility Committee, among other responsibilities, (i) develops and periodically reviews, and recommends to our Board of Directors, criteria for the selection of new directors to serve on our Board of Directors; (ii) identifies individuals qualified to become members of our Board of Directors consistent with our Board of Directors’ criteria for selecting new directors set forth in the Corporate Governance Guidelines; (iii) recommends to our Board of Directors, director nominees to be elected at the next annual meeting of stockholders and, where applicable, to fill vacancies; (iv) considers and makes recommendations to our Board of Directors on questions of independence

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and possible conflicts of interest of members of our Board of Directors and executive officers in accordance with the Corporate Governance Guidelines; (v) in collaboration with the Compensation & Human Capital Committee, makes recommendations to our Board of Directors concerning executive officer succession; (vi) oversees Board of Directors and committee evaluations; (vii) makes recommendations to our Board of Directors regarding corporate governance matters; (viii) in consultation with the Compensation & Human Capital Committee, periodically reviews and makes recommendations to our Board of Directors regarding the compensation of our non-employee directors, and the principles upon which such compensation is determined; and (ix) oversees the Company’s sustainability program and ESG priorities, including, but not limited to, the Company’s environmental, climate change, responsible packaging, responsible sourcing and product ingredients (other than those related to human capital matters, including diversity, equity and inclusion, which are overseen by the Compensation & Human Capital Committee).

The Governance, Nominating & Corporate Responsibility Committee recommends to our Board of Directors candidates for nomination to our Board of Directors. When considering individuals to recommend for nomination, the Governance, Nominating & Corporate Responsibility Committee seeks persons with diverse backgrounds who possess the following characteristics: integrity, education, commitment to our Board of Directors, business judgment, business experience, accounting and financial expertise, diversity, reputation, civic and community relationships, high performance standards, and the ability to act on behalf of stockholders.

The Governance, Nominating & Corporate Responsibility Committee will consider recommendations for director candidates from stockholders. Stockholder recommendations of candidates should be submitted in writing to: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. In considering any candidate proposed by a stockholder, the Governance, Nominating & Corporate Responsibility Committee will reach a conclusion as to whether to recommend such candidate to our Board of Directors based on the criteria described above. The Governance, Nominating & Corporate Responsibility Committee may seek additional information regarding the candidate. After full consideration, the stockholder recommending the candidate will be notified of the decision of the Governance, Nominating & Corporate Responsibility Committee (and of our Board of Directors, if the candidate is recommended to our Board of Directors for consideration). The Governance, Nominating & Corporate Responsibility Committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

As highlighted in our Corporate Governance Guidelines, the Board values diversity and recognizes the importance of having unique and complementary backgrounds and perspectives in the board room. The Board endeavors to include diverse skills, professional experience, perspectives, age, race, ethnicity, gender and cultural backgrounds that reflect our consumer and investor base, and to guide the Company in a way that reflects the best interests of all our stockholders. The Board’s overall diversity is a significant consideration in the director nomination process. The Governance, Nominating & Corporate Responsibility Committee reviews the director nominees (including any stockholder nominees) and ascertains whether, as a whole, they meet the Corporate Governance Guidelines in this regard. For this year’s election, the Board has nominated 11 individuals who bring valuable diversity to the Board. Their collective experience covers a wide range of roles, geographies, and industries. Of these 11 director nominees three are women and two are racially/ethnically diverse. In 2021, the Board renewed its commitment to having a diverse board and is committed to using refreshment opportunities to strengthen the Board’s diversity. To accomplish this, the Governance, Nominating & Corporate Responsibility Committee will continue to require that search firms engaged by the Company include a robust selection of women and racially/ethnically diverse candidates for serious consideration in all prospective director candidate pools. In addition, the Governance, Nominating & Corporate Responsibility Committee is committed to considering the candidacy of women and racially/ethnically diverse candidates for all future vacancies on the Board. The Board has also modified its age and tenure restrictions to increase refreshment of the Board and opportunities to add new and diverse Board members. The new guidelines require that existing Board members retire on the earlier of reaching age 72, or twenty years on the Board and new Board members retire on the earlier of reaching age 72 or fifteen years on the Board. The Board also believes that tenure diversity should be

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considered in order to achieve an appropriate balance between the detailed Company-knowledge and wisdom that comes with many years of service, and the fresh perspective of newer Board members. We believe that our current Board has an appropriate balance of experienced and newer directors, with tenure of the current directors averaging 10 years. The Governance, Nominating & Corporate Responsibility Committee balances all of the above considerations when assessing the composition of our Board of Directors. The Governance, Nominating & Corporate Responsibility Committee may engage the services of third-party search firms to assist in identifying and assessing the qualifications of director candidates.

The Board continuously evaluates and, as appropriate, updates our corporate governance practices based on recommendations from the Governance, Nominating & Corporate Responsibility Committee. In recent years we have made significant governance changes designed to facilitate stockholder participation and engagement, including the following:

Executive Committee.    The Executive Committee may exercise the authority of our Board of Directors, except as specifically reserved by Delaware law to our Board of Directors or as our Board of Directors otherwise provides.

Finance Committee.    The Board also has a Finance Committee, which meets on an ad hoc basis. The Finance Committee reviews financing and capital markets issues but has no decision autonomy. Mr.  Winkleblack is chair of the Finance Committee. Messrs. Irwin, Saligram and Shearer also serve on the Finance Committee.

SUCCESSION PLANNING

Our Board of Directors recognizes that one of its most important duties is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of the Chairman of our Board of Directors and our CEO and other senior members of executive management. Our CEO and other senior executive succession planning process includes identifying external candidates and identifying and developing potential internal candidates on an ongoing basis. Our succession planning process was evidenced by the election on September 5, 2021, when we appointed two internal candidates: Barry A. Bruno and Michael G. Read. Mr. Bruno was elected as Executive Vice President and Chief Marketing Officer of the Company effective October 1, 2021. Mr. Bruno succeeded Britta B. Bomhard, who remained with the Company in a transitional capacity until December 31, 2021. Mr. Read was elected as the Company’s Executive Vice President, International. Mr. Read succeeded Mr. Bruno who previously held the role.

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The criteria used when assessing the qualifications of potential CEO successors are included on a position specification developed by our Board of Directors. Our Board of Directors is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.

In continuation of this process, the Governance, Nominating & Corporate Responsibility Committee, in collaboration with the Compensation & Human Capital Committee, agree upon and recommend to the Board a succession plan for our CEO and other senior members of executive management in the ordinary course of business and in emergency situations. Through this process, our Board of Directors receives from our CEO and the Executive Vice President, Global Human Resources qualitative evaluations of, and recommendations concerning, potential successors to our CEO and our other senior executives, along with a review of any development plans recommended for such individuals. At least once annually, our Board of Directors reviews our succession plans. Succession planning is also regularly discussed in executive sessions of our Board of Directors and in committee meetings, as applicable. Our directors become familiar with internal potential successors for key leadership positions through various means, including a comprehensive annual talent and succession review, Board of Directors and committee meeting presentations, and less formal interactions throughout the course of the year.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all employees and directors of Church & Dwight and our global subsidiaries. Among other things, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, promote full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file, promote compliance with applicable governmental laws, rules, and regulations and promote a harassment-free work environment. The Code of Conduct requires the prompt internal reporting of violations of the Code of Conduct and contains provisions regarding accountability for adherence to the Code of Conduct. The Code of Conduct is available on the “Investors” page of our website at www.churchdwight.com. We are committed to satisfying the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct, including the conduct of an executive officer or member of our Board, by making disclosures concerning such matters available on the “Investors” page of our website. See “Corporate Governance and Other Board Matters—Board of Directors Meetings and Committees—Audit Committee” for a summary of our procedures for the submission, receipt, retention, and treatment of complaints with respect to concerns regarding potential violations of our compliance and ethics program. Confidentiality terms in our settlement agreements with employees comply with all federal and state laws regarding limitations on confidentiality provisions and explicitly permit employees to report to government agencies and participate in government proceedings. Moreover, it is our practice not to use arbitration clauses in agreements with employees.

SUSTAINABILITY STRATEGY AND ESG PILLARS

We believe that sustainable operations are both financially and operationally beneficial to our business, and critical to the health of the communities in which we operate, while contributing to a better world. Sustainability is how we refer to our Environmental, Social & Governance (“ESG”) efforts as part of our overall success in delivering growth and profitability while making a meaningful and positive impact. Each year we publish a Sustainability Report that discloses our business and corporate responsibility commitments by detailing our ESG performance metrics and targets and other components of our ESG efforts. Our 2020 Sustainability Report is available on our web site at https://churchdwight.com/pdf/Sustainability/2020-Sustainability-Report.pdf, and our 2021 Sustainability Report will be available in April 2022 (the “2021 Sustainability Report” and together with the 2020 Sustainability Report, the “Sustainability Reports”). References to our Sustainability Reports are for informational purposes only and neither the Sustainability Reports nor the other information on our website is incorporated by reference into this Proxy Statement.

Our global sustainability strategy is derived from our heritage and organizational values. The following six pillars are the core focus of our Environmental and Social efforts. Each is supported through our Governance

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practices which are intended to maintain a system of rules and practices that determine how we operate and align the interests of our stakeholders in support of ethical business practices and financial success.

•	Our Brands: Delight consumers with our brands and contribute towards a more sustainable world.

•	Products: Provide safe and effective products for consumers and the environment.

•	Packaging: Utilize consumer friendly and environmentally responsible packaging.

•	Employees and Communities: Embrace the principles of diversity, equity and inclusion, good corporate citizenship and social responsibility within the communities we can impact.

•	Environment: Minimize environmental impact of our global operations, with a focus on increased renewable energy usage, reduced water consumption, greenhouse gas emissions and solid waste to landfills.

•	Responsible Sourcing: Improve our suppliers’ environmental, labor, health & safety and ethical practices.

Environmental

We strive to meet the challenge of managing our environmental footprint and to minimize the impact of our expanding global operations. Our environmental priorities include providing effective products that are safe for our consumers, the animals they care for and the environment, developing and producing consumer friendly and environmentally responsible packaging improvements across all our global brands, reducing greenhouse gas emissions (GHG), reducing water usage, recycling solid waste and improving our suppliers’ environmental practices.

We have a goal to achieve carbon neutral status for our owned and controlled global operations by 2025, and we have already offset greater than 70% of the carbon dioxide that we emit today. In furtherance of our goals, we recently established new science-based targets and submitted our application to the Science-Based Targets Initiative (SBTi). These new targets take into account the level of carbon reduction needed to meet the goals set forth in the Paris Agreement. In addition, we improved overall recyclability across our broad portfolio of products, with global recyclability increasing from 71% to 84% since 2018. Almost all (99.8%) of our paper and board packaging is sourced from recycled material and/or sustainably managed forests. We have a goal to increase Post-Consumer Recycled plastic to a minimum of 25% average across all global plastic packaging by end of 2025, and by the end of 2021 we had achieved approximately 18.4% against that goal.

Our operations are subject to federal, state, local and foreign laws, rules and regulations relating to environmental concerns, and we endeavor to take actions necessary to comply with such regulations. These steps include periodic environmental and health and safety audits of our facilities. The audits, conducted by independent firms with expertise in environmental, health and safety compliance, include site visits at each location, as well as a review of documentary information, to determine compliance with such federal, state, local and foreign laws, rules and regulations.

Social

Our Social focus areas include our goals of delighting consumers with our brands through our contributions towards a more sustainable world, improving our suppliers’ labor, health & safety and ethical practices, and supporting our employees to create a stronger, more resilient company while contributing to a better world. In their everyday work, employees embody our commitment to integrity, quality, and innovation, and in doing so, directly contribute to our long-standing character and reputation. Employee safety and wellness are top priorities. We develop and administer company-wide policies to ensure the safety of each team member and compliance with OSHA standards and have implemented COVID-19 protocols across all locations to ensure both the safety of our employees and compliance with federal and local requirement and guidelines. Recognizing that

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the mental health of our employees is as important as their physical well-being, we launched the Employee Assistance Program (EAP) to provide free professional support to our employees who may be dealing with a variety of issues, including relationship, emotional, substance abuse and others. In 2021 we also launched the Church & Dwight Employee Relief Fund (ERF) to lend a helping hand to those employees who have experienced financial hardship due to the COVID-19 pandemic. We embrace the diversity of our employees and believe that a diverse workforce reflective of our consumer base fosters innovation and cultivates an environment filled with unique perspectives and strive to cultivate a culture and processes that support and enhance our ability to recruit, develop and retain diverse talent at every level. As part of our enhanced diversity and inclusion initiatives that began in 2020, we intend to publish workplace demographics of our employees in our 2021 Sustainability Report. We also encourage our employees to become involved in their communities through our Employee Giving Fund and The Church & Dwight Philanthropic Foundation (the “Foundation”) which is focused on helping to create equitable and inclusive opportunities and advancing environmental preservation. The Foundation is administered by our employees.

Governance

Our governance focus includes the processes, rules, resources and systems in support of our operational, sustainability and ESG efforts. Our Council, comprised of senior executives representing all of our key functional areas, guides the integration of sustainability with all parts of our business and drives continuous improvement in our sustainability approach and performance. The Council takes the lead in defining and implementing our sustainability strategy across the six ESG pillars. Our Board of Directors, acting principally through its Governance, Nominating & Corporate Responsibility Committee, oversees our sustainability efforts, with that Committee and the Compensation & Human Capital and Audit Committees each focusing on specified areas of sustainability, including compliance and ethics, human capital and DEI. Our Independent Lead Director is responsible for ensuring that stockholder requests, recommendations and proposals are evaluated by the Governance, Nominating & Corporate Responsibility Committee, additional committees within the Board as appropriate, and then by the Board of Directors, if needed.

As described in our Sustainability Reports, our continued progress in key areas of ESG has earned recognition from various third parties.

Human Capital

Overview

We take great pride in fostering an enduring culture among our employees that seeks to make meaningful contributions to society.

Safety and Wellness

Employee safety remains our top priority. We develop and administer company-wide policies to ensure the safety of each team member and compliance with OSHA standards. In 2020 and 2021, we implemented COVID-19 protocols across all locations in response to the pandemic, to ensure both the safety of our employees and compliance with federal and local requirements and guidelines.

Our Employees

As of December 31, 2021, we had approximately 5,100 global employees, an increase of approximately 30 compared to December 31, 2020. Approximately 87.1% of our workforce is located in the Americas, 9.8% in Europe, Middle East, and Africa, and 3.1% in the Asia-Pacific region. About 48.6% of our employees are salaried and about 51.4% are paid hourly wages. During fiscal 2021, our turnover rate was approximately 20.6. Our revenue per employee in fiscal 2021 was approximately $1.0 million.

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Diversity, Equity and Inclusion

We embrace the diversity of our employees and, our DEI efforts aspire to help us achieve a more diverse workforce. Also, we strive to cultivate a culture and processes that supports and enhances our ability to recruit, develop and retain diverse talent at every level.

As a company we remain committed to fair treatment, access, opportunity, and advancement, while at the same time striving to identify and eliminate barriers that have prevented the full participation of underrepresented groups.

In 2020, we established a Diversity & Inclusion Council that provides strategic direction, guidance and advocacy for our DEI initiatives which is led by our Chief Executive Officer and our Director, Diversity & Inclusion and includes diverse employees at every level from around the world. Our Board of Directors, acting principally through its Compensation & Human Capital Committee, oversees our DEI efforts.

We are committed to transparency and accountability that will drive continuous progress. As part of our enhanced diversity and inclusion initiatives that began in 2020, we will publish workplace demographics of our employees in our 2021 Sustainability Report.

Hiring, Development and Retention

Our talent strategy is focused on attracting the best talent and recognizing and rewarding performance, while continually developing, engaging and retaining our talented employees.

We invest resources in professional development and growth as a means of improving employee performance and improving retention. This includes our bi-annual “LEAP” (Leadership Empowerment Achievement Program), which is aimed at continuous learning, professional training and development opportunities, targeted leadership development courses for new and existing leaders of different levels of seniority, tuition reimbursement, and job specific programs for our employees.

Compensation and Benefits

As part of the Company’s overall effort to attract, develop and retain talented employees, our compensation programs are designed to align the compensation of our employees with our and their performance, and to provide the proper incentives to attract, retain and motivate employees to achieve superior results. Moreover, our policies and procedures are designed to ensure compensation is fair for employees with the same job, at the same level, location and performance. These include utilizing pay grades for appropriate job groupings, making pay decisions based on relevant factors, such as education, experience, and performance, and subjecting pay decisions to higher levels of leadership and Human Resources review to ensure those decisions are fair, equitable and align with the Company’s equal employment opportunity policies and objectives.

Employees are eligible for health insurance, prescription drug benefits, dental, vision, hospital indemnity, accident, critical illness, and disability insurance, life insurance, health savings accounts, flexible spending accounts, reproductive rights coverage, participation in savings plans and identity theft insurance, in each case subject to the terms and conditions of the applicable plans and programs.

Communities

We encourage our employees to become involved in their communities through our Employee Giving Fund by providing annual grants, disaster relief, and other monetary support. In 2021, the Employee Giving Fund supported our communities by providing $1.2 million to 225 deserving organizations. In addition, employees purchased back-to-school supplies online to support disadvantaged youth, donated clothes and non-perishable items for clothing and food drives and provided supplies for a summer camp and holiday dinner for families in need. Moreover, the Company established The Church & Dwight Philanthropic Foundation (the “Foundation”) in

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2020 with the focus on helping to create equitable and inclusive opportunities and advancing environmental preservation. The Foundation is administered by our employees. In 2021, six organizations were chosen and received grants in aggregate totaling $1 million. In the DEI space, the following organizations received grants: Junior Achievement, The Trevor Project, and Bowie University. In the Sustainability space, the following organizations received grants: The Recycling Partnership, the Ocean Conservancy, Northeast Wilderness Trust, and The Xerces Society for Invertebrate Conservation.

COMPENSATION OF DIRECTORS

In 2021, our directors’ fees, other than the CEO, consisted of the following:

Annual Retainer 2021

•	Lead Director	$142,000

•	Chairperson of the Audit Committee	$140,000

•	Chairperson of the Compensation & Human Capital Committee	$135,000

•	Chairperson of the Governance, Nominating & Corporate Responsibility Committee	$132,500

•	Other non-employee directors	$120,000

Annual Equity 2021

•	Annual Equity Grant	$140,000

Special Assignment 2021

•	Special Assignment (Per Meeting)	$ 2,000

The table above does not include a separate annual retainer for the Board Chair, as the Board Chair is currently our Chief Executive Officer and he receives no additional compensation for his service on the Board.

We pay fees to our directors in accordance with the Amended and Restated Compensation Plan for Directors (as amended), (the “Compensation Plan for Directors”). Any fees payable to our directors under the Compensation Plan for Directors may be deferred in accordance with our Deferred Compensation Plan for Directors, provided that a timely election is made by the director seeking such deferral. We also provide annual stock option awards to our directors under the Amended and Restated Omnibus Equity Compensation Plan (as amended) (the “Omnibus Equity Compensation Plan”). All of these arrangements are described in further detail below.

Compensation Plan for Directors.    Our Compensation Plan for Directors became effective as of January 1, 2015 and provides for the payment of fee-based compensation (i.e., an annual retainer and any special assignment meeting fees) and annual equity grants to our directors who are not full-time employees of the Company. Special assignment meeting fees are paid in consideration for attendance at meetings with respect to certain non-scheduled activities and projects requested by the Board. No special assignment meeting fees were paid in fiscal year 2021. The annual retainer amount is pro-rated for any director with less than a full year of service. Mr. Cashaw received a pro-rated portion of the Board retainer for his services which commenced on September 7, 2021.

The Compensation Plan for Directors provides each director with the choice of receiving his or her fee-based compensation (i) 100 percent in cash if that director has fully satisfied the Company’s Stock Ownership Guidelines for Directors, (ii) 50 percent in cash and 50 percent in shares of our common stock if specifically elected by a director or (iii) 100 percent in shares of our common stock (the default method of payment). For 2021, all directors (other than Mr. Cashaw, who joined the Board in September 2021) made their elections for how to receive their fee-based compensation in December 2020. Mr. Cashaw made his election within 30 days of commencing service. To determine the number of shares a director is entitled to receive under the Compensation Plan for Directors, the annual retainer or special assignment meeting fee amount (as applicable) is divided by the closing price of a share of our common stock as reported on the NYSE on the applicable payment date.

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CORPORATE GOVERNANCE

Annual Equity Grants for Directors.    The Compensation Plan for Directors provides that, unless otherwise established by our Board of Directors, equity grants to our non-employee directors will be made annually on the same date each year that we make annual equity grants to our employees (which date occurs on the Monday falling most closely to the midpoint between the dates of our first and second quarter earnings releases). A new director will receive his or her initial equity grant on the date such individual commences service with us as a director. In 2021, as in prior years, the annual equity grants were comprised of stock option awards granted under the Omnibus Equity Compensation Plan. All shares underlying the stock options granted to non-employee directors vest in full on the third anniversary of the grant date, subject to the director’s continued service on our Board of Directors and have a ten-year term. Upon any cessation of service due to death or disability, the stock options (to the extent unvested) continue to vest and all unexercised options remain outstanding until the third anniversary of such death or disability (or earlier until expiration of the option term). For any director who retires after serving on our Board of Directors for at least six years, the stock options (to the extent unvested) continue to vest and all unexercised options remain outstanding for the remainder of the option term. No non-employee director may receive more than one equity grant in any calendar year.

Deferred Compensation Plan for Directors.    The Deferred Compensation Plan for Directors provides an opportunity for our directors to defer payment of all or a portion of their respective director fees into a notional account until after termination of service. A director electing to defer payment must decide whether to receive the deferred payment in a lump sum or in annual installments over a period of up to 10 years. A director must make any of the foregoing elections prior to the beginning of the calendar year for which the deferred fees are earned. Also, newly elected directors may make such election within 30 days of becoming a director. A director’s election is deemed to remain in effect with respect to the following year unless the director revokes or changes such election prior to the commencement of such following year. Following a termination of service, the director generally receives a number of shares of our common stock in accordance with his or her timely filed election, either in a lump sum or in annual installments over a period of up to 10 years, equal to the number of notional shares then outstanding in the director’s deferred compensation account under the plan. On a change in control, any and all deferred accounts (including any account being paid in installments) will be immediately distributed. The number of notional shares represented by amounts in a participating director’s account is set forth below in the table captioned “Securities Ownership of Certain Beneficial Owners and Management” on page 41.

2022 Director Compensation.    On October 26, 2021, the Governance, Nominating & Corporate Responsibility Committee, in consultation with the Compensation & Human Capital Committee, reviewed the compensation of our non-employee directors, to determine if any changes were appropriate for fiscal 2022. As part of their review, the Committees consulted with Semler Brossy, the independent compensation consultant retained by the Compensation & Human Capital Committee. As part of its analysis of our non-employee director compensation program, Semler Brossy examined how the total compensation and each element of our program compared to the director compensation programs of our Compensation Peer Group, as identified and discussed in more detail on pages 50-51. The Governance, Nominating & Corporate Responsibility Committee targets the total compensation paid to our non-employee directors at a level that approximates the 50th percentile of the compensation paid to non-employee directors of the Compensation Peer Group. Based on its analysis, Semler Brossy concluded that the total compensation paid to our non-employee directors was generally aligned with the median of the director compensation of the Compensation Peer Group, and based upon its review, the Governance, Nominating & Corporate Responsibility Committee recommended to the Board that no changes be made to the amount or structure of our Board of Directors compensation program for fiscal year 2022.

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CORPORATE GOVERNANCE

The following table provides information regarding compensation paid to our non-employee directors in 2021.

2021 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)(1)(2)	All Other Compensation	Total ($)

Bradlen S. Cashaw	20,000	(3)	20,000	(3)	140,000	—	180,000

James R. Craigie	120,000		—		140,000	—	260,000

Bradley C. Irwin	—		142,000		140,000	—	282,000

Penry W. Price	—		120,000		140,000	—	260,000

Susan G. Saideman	—		120,000		140,000	—	260,000

Ravichandra K. Saligram	—		132,500		140,000	—	272,500

Robert K. Shearer	70,000		70,000		140,000	—	280,000

Janet S. Vergis	—		120,000		140,000	—	260,000

Arthur B. Winkleblack	135,000		—		140,000	—	275,000

Laurie J. Yoler	—		120,000		140,000	—	260,000

(1)

The amounts shown for stock awards relate to directors’ fees paid in shares of our common stock, including directors’ fees deferred by directors under the Deferred Compensation Plan for Directors into notional investments in our common stock. The amounts shown for option awards related to stock options granted under the Omnibus Equity Compensation Plan. These amounts are based upon the grant date fair value of awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The assumptions used in determining these amounts are set forth in note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 17, 2022.

See “Compensation Plan for Directors” and “Deferred Compensation Plan for Directors” for information regarding the computation of the number of shares or notional shares provided to a director in payment of director fees. Two directors deferred payment of all or a portion of their 2021 fees under the Deferred Compensation Plan for Directors, as follows: Mr. Saligram, $132,500; and Mr. Shearer, $70,000. As of December 31, 2021, none of our directors held any unvested stock awards.

(2)

At December 31, 2021, the number of shares of our common stock underlying options held by each of the directors listed in the table was: Mr. Cashaw, 8,140; Mr. Craigie, 1,165,590 (including options granted to Mr. Craigie in his capacity as the Company’s former Chief Executive Officer); Mr. Irwin, 79,810; Mr. Price, 129,576; Ms. Saideman, 18,520; Mr. Saligram, 129,576; Mr. Shearer, 65,150; Ms. Vergis, 65,150; Mr. Winkleblack, 65,150; and Ms. Yoler, 41,150.

(3)	This amount for Mr. Cashaw includes a pro-rated portion of the Board retainer received for his service beginning on September 7, 2021.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS

In order to ensure that their interests are aligned with the interests of our stockholders, it is expected that each non-employee director will have, within five years from the date on which they join the Board, a number of shares having a value of at least five times the standard annual retainer (which is the annual retainer received by any director who is not a committee chair, the Lead Director or the Chairman). The annual retainer was $120,000

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CORPORATE GOVERNANCE

for 2021 and the dollar value of shares required to be held by our directors who have served five or more years was $600,000 as of December 31, 2021. The calculation of ownership includes:

•	shares owned by the director (or members of his or her immediate family residing in the same household);

•	notional shares held for the account of the director in the Deferred Compensation Plan for Directors;

•	shares held in a trust for which a director has shared voting or investment power; and

•	60 percent of the in-the-money value of vested and unvested stock options.

Until a non-employee director satisfies his or her stock ownership requirement, the director will be required to hold 50 percent of all shares of our common stock received upon the exercise of stock options, grants of stock, or upon lapse of the restrictions on restricted stock (in each case, net of any shares utilized to pay for the exercise price of an option and/or to satisfy tax withholding obligations). All of our non-employee directors who have been in their position for five years or more own enough shares to satisfy our guidelines.

OUR EXECUTIVE OFFICERS

Listed below are the names, ages and positions held by each of our executive officers and our Vice President, Controller and Chief Accounting Officer.

Name	Age	Position

Barry A. Bruno	50	Executive Vice President and Chief Marketing Officer

Patrick D. de Maynadier	61	Executive Vice President, General Counsel and Secretary

Richard A. Dierker	42	Executive Vice President and Chief Financial Officer

Matthew T. Farrell	65	President and Chief Executive Officer

Rene M. Hemsey	54	Executive Vice President, Global Human Resources

Carlos G. Linares	58	Executive Vice President, Global Research & Development

Joseph J. Longo	51	Vice President, Controller and Chief Accounting Officer

Michael G. Read	47	Executive Vice President, International

Rick Spann	59	Executive Vice President, Global Operations

Paul R. Wood	49	Executive Vice President, U.S. Sales

All executive officers serve at the discretion of our Board of Directors. Mr. Longo serves at the discretion of our CEO.

Biographical information for Mr. Farrell appears under “Director Nominees” on page 14.

Mr. Bruno has been our Executive Vice President and Chief Marketing Officer since October 2021 and Executive Vice President, International from January 2021 to September 2021. From January 2016 through January 2021, Mr. Bruno was the Company’s Vice President, International Marketing and Global Markets Group. From May 2015 through December 2015, Mr. Bruno was the Company’s General Manager, International Marketing and Global Markets Group. From July 2013 through April 2015, Mr. Bruno was the Company’s Director – Export. Prior to joining the Company, Mr. Bruno held various positions with increasing responsibility at Johnson & Johnson, in its consumer, pharmaceutical and diagnostics business units. Mr. Bruno is a director of International Flavors & Fragrances, Inc., an industry leader in food, beverage, scent, health and biosciences.

Mr. de Maynadier has been our Executive Vice President, General Counsel and Secretary since December 2011. He served in a number of capacities for Hill-Rom Holdings, Inc. and its predecessor, Hillenbrand

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CORPORATE GOVERNANCE

Industries, Inc., from January 2002 through December 2010, including Senior Vice President, General Counsel and Secretary and Vice President, General Counsel and Secretary. Previously, Mr. de Maynadier served as Executive Vice President, General Counsel and Secretary for CombiMatrix Corporation, as President and Chief Executive Officer of SDI Investments, LLC, a spin-off of Sterling Diagnostic Imaging, Inc., and as Senior Vice President, General Counsel and Secretary of Sterling Diagnostic Imaging, Inc. Earlier in his career, Mr. de Maynadier was a corporate and securities Partner at the law firm Bracewell & Patterson, L.L.P.

Mr. Dierker has been our Executive Vice President and Chief Financial Officer since January 2016, prior to which he served as Vice President, Corporate Finance since 2012. From 2009 to 2012, Mr. Dierker led Supply Chain Finance as the Company’s Operations Controller. From 2008 to 2009, he held a senior financial management position at Alpharma, Inc., a leading international specialty pharmaceutical company. Prior to 2008, he held financial and business development management positions for Ingersoll-Rand Ltd, a major diversified industrial manufacturer.

Ms. Hemsey has been our Executive Vice President, Global Human Resources since February 2020. From December 2017 to February 2020, Ms. Hemsey was Vice President, Human Resources and from October 2009 to December 2017 she was Director Human Resources. Ms. Hemsey has been employed by us since August 2001 in various positions. Prior to Church & Dwight, Ms. Hemsey served in several capacities within the human resources function at Symrise.

Mr. Linares has been our Executive Vice President, Global Research & Development since June 2017. He currently serves on the board of trustees for TRI Princeton (Vice Chair) and the board of directors for The American Cleaning Institute. From 2012 to 2017, Mr. Linares was the Chief Technology Officer for Sun Products Corporation (“Sun Products”) and also served as the Corporate Innovation Captain for Sun Products’ innovation strategy. Prior to Sun Products, Mr. Linares was the Senior Vice President of Global R&D, Quality and Regulatory, at Alberto Culver. Earlier in his career Mr. Linares gained significant R&D product development and innovation experience at Johnson & Johnson and Procter & Gamble.

Mr. Longo has been our Vice President, Controller and Chief Accounting Officer since September 2020. Prior to joining the Company, Mr. Longo, served as Vice President and Corporate Controller of Dorman Products Inc., a leading supplier of aftermarket auto parts, from December 2019 to June 2020. From January 2017 to August 2019, Mr. Longo served as Vice President and Corporate Controller of Pinnacle Foods Inc., a provider of branded consumer food products, and served at Tyco International Ltd. from October 2007 to January 2017 in roles across accounting, investor relations and business unit financial planning and analysis. He started his career at KPMG US LLP and has held senior accounting positions at Prudential Financial, Inc. and JP Morgan Chase & Co.

Mr. Read has been our Executive Vice President, International, since October 2021. Mr. Read has been with the Company since 2016 serving previously as the General Manager of the Canadian subsidiary. Mr. Read came to the Company from Aryzta AG where he served as Senior Vice President of Customer Development. Prior to that, Mr. Read held several leadership roles at Molson Coors including Global Vice President of Revenue Management, Senior Executive Vice President of Brands and Innovation for Molson Coors UK, and Vice President of Marketing for Coors Light and Portfolio Innovation at Molson Coors Canada. Mr. Read also held progressive brand and sales management roles at Reckitt Benckiser Canada.

Mr. Spann has been our Executive Vice President, Global Operations since May 2017. He served in a number of capacities for Colgate-Palmolive Company from 1984 through 2017. His career there included assignments in Australia and Europe. His last role at Colgate was Vice President, Global Engineering where he led significant improvements in product and process development. Prior to that he was Vice President, Global Supply Chain for three different Colgate businesses: Personal Care, Home Care, and Toothbrush, where he had responsibility for operations in North America, Europe, Latin America, Asia, Australia, Africa and the Middle East.

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CORPORATE GOVERNANCE

Mr. Wood has been Executive Vice President, U.S. Sales since October 2018. From August 2016 to February 2018, Mr. Wood was an Executive Vice President at Acosta, a large private-equity owned sales and marketing agency, where he managed several thousand employees focused on growing Consumer Packaged Goods client businesses. From December 2010 to August 2016, Mr. Wood was General Manager at Samsung Electronics America, and from August 2006 to December 2010, Mr. Wood was Vice President, Sales-Walmart for WhiteWave Foods. Previously, Mr. Wood also held various positions with increasing responsibility at H.J. Heinz and Frito Lay.

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SECURITIES OWNERSHIP

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of March 2, 2022 (unless otherwise noted), by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of our common stock; (ii) each director and nominee for director; (iii) each current executive officer named in the 2021 Summary Compensation Table on page 68; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of such person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person’s name. None of the shares held by directors and executive officers included in the table are pledged as security.

	Amount and Nature of Beneficial Ownership(1)		Notional Shares in Deferred Compensation Plans(2)
Name	Shares(2)(3)	Percent of Class
BlackRock, Inc.(4)	19,102,645	7.9%	0
State Street Corporation(5)	12,406,481	5.1%	0
The Vanguard Group(6)	28,330,534	11.7%	0
Bradlen S. Cashaw	203	*	0
James R. Craigie(7)	1,183,482	*	0
Matthew T. Farrell(8)	1,866,307	*	99,220
Bradley C. Irwin(9)	94,046	*	0
Penry W. Price	108,473	*	0
Susan G. Saideman	2,315	*	0
Ravichandra K. Saligram(10)	161,569	*	52,715
Robert K. Shearer(11)	66,858	*	23,161
Janet S. Vergis	52,100	*	0
Arthur B. Winkleblack(12)	44,879	*	0
Laurie J. Yoler(13)	19,598	*	0
Richard A. Dierker	8,268	*	10,355
Britta B. Bomhard(14)	5,292	*	9,925
Barry A. Bruno	59,115	*	4
Patrick D. de Maynadier(15)	207,114	*	19,779
All executive officers and directors as a group (21 persons)	4,207,327	1.7%	239,694

*	Less than one percent.

(1)

Applicable percentage of ownership is based on 242,695,534 shares of our common stock outstanding as of March 2, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 2, 2022, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The shares listed in the “Shares” column do not include notional shares of our common stock credited to the account of directors under the Deferred Compensation Plan for Directors or credited to the account of

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SECURITIES OWNERSHIP

executive officers under the Executive Deferred Compensation Plan. Notional shares do not represent actual shares, but represent interests equivalent in value to the fair market value of shares of our common stock; gains or losses in the interests are based upon gains or losses in the fair market value of our common stock. These notional shares are reflected in the table in the column labeled “Notional Shares in Deferred Compensation Plans.” Because notional shares do not represent actual shares, holders of notional share accounts are not entitled to vote with respect to the notional shares.

(3)

The numbers in this column include shares that are subject to stock options exercisable currently, or within 60 days of March 2, 2022, as follows: Mr. Cashaw, 0 shares; Mr. Craigie, 1,138,190 shares; Mr. Farrell, 1,720,470 shares; Mr. Irwin, 52,410 shares; Mr. Price, 85,458 shares; Ms. Saideman, 0 shares; Mr. Saligram, 102,176 shares; Mr. Shearer, 37,750 shares; Ms. Vergis, 37,750 shares; Mr. Winkleblack, 37,750 shares; Ms. Yoler, 13,750 shares; Mr. Dierker, 0 shares; Ms. Bomhard, 0 shares; Mr. Bruno, 53,850 shares; Mr. de Maynadier, 192,280 shares; and all executive officers and directors as a group, 3,778,189 shares.

(4)

BlackRock, Inc. provided the following information in Amendment No. 12 to its Schedule 13G, filed with the SEC on February 1, 2022. As of December 31, 2021, BlackRock, Inc. and its affiliates named in such report (collectively, “BlackRock”) reported aggregate beneficial ownership of 19,102,645 shares of our common stock with sole voting power over 16,475,782 shares, shared voting power over no shares, sole dispositive power over 19,102,645 shares and shared dispositive power over no shares. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)

State Street Corporation provided the following information in its Schedule 13G, filed with the SEC on February 10, 2022. As of December 31, 2021, State Street Corporation and its affiliates named in such report (collectively, “State Street”) reported aggregate beneficial ownership of 12,406,481 shares of our common stock with shared voting power over 10,956,629 shares, sole voting power over no shares, shared dispositive power over 12,291,175 shares and sole dispositive power over no shares. The principal business address of State Street is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(6)

The Vanguard Group provided the following information in Amendment No. 10 to its Schedule 13G, filed with the SEC on February 9, 2022. As of December 31, 2021, The Vanguard Group and its affiliates named in such report (collectively, “TVG”) reported aggregate beneficial ownership of 28,330,534 shares of our common stock with sole voting power over no shares, shared voting power over 394,286 shares, sole dispositive power over 27,337,600 shares and shared dispositive power over 992,934 shares. The principal business address of TVG is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

Mr. Craigie’s ownership includes 18,604 shares of common stock held in three trusts for which Mr. Craigie holds either shared voting or shared investment power and 1,840 shares of common stock held by Mr. Craigie’s spouse for which he disclaims beneficial ownership.

(8)	Mr. Farrell’s ownership includes 32,642 shares of common stock held by Mr. Farrell’s spouse for which he disclaims beneficial ownership.

(9)	Mr. Irwin’s ownership includes 41,634 shares of common stock held in a trust for which Mr. Irwin holds sole voting and sole investment power.

(10)	Mr. Saligram’s ownership includes 59,393 shares of common stock held in a trust for which Mr. Saligram holds sole voting and sole investment power.

(11)	Mr. Shearer’s ownership includes 29,108 shares of common stock held in a trust for which Mr. Shearer holds sole voting and sole investment power.

(12)	Mr. Winkleblack’s ownership includes 7,129 shares of common stock held in a trust for which Mr. Winkleblack holds sole voting and sole investment power.

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SECURITIES OWNERSHIP

(13)	Ms. Yoler’s ownership of 5,848 shares of common stock held in a trust for which she shares voting and investment power.

(14)	Ms. Bomhard resigned from the Company effective December 31, 2021.

(15)

43,446 of the shares subject to the options included in this table are held in a trust pursuant to a marital settlement agreement for which Mr. de Maynadier disclaims beneficial ownership. Mr. de Maynadier’s ownership includes 9,137 shares of common stock held in a trust for which Mr. de Maynadier holds sole voting and investment power.

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CERTAIN RELATIONSHIPS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Code of Conduct includes our policy regarding the review and approval of related person transactions. In accordance with the Code of Conduct, all related person transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules must be reported to and approved by the Audit Committee.

RELATED PERSON TRANSACTIONS

There were no disclosable related person transactions during 2021.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of the integrity of Church & Dwight’s financial statements, compliance with legal and regulatory requirements, and the performance of the internal audit function. Management has primary responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Church & Dwight’s internal control over financial reporting. Deloitte & Touche LLP, Church & Dwight’s independent registered public accounting firm, is responsible for (i) expressing an opinion on the conformity of Church & Dwight’s audited financial statements to generally accepted accounting principles and on whether the financial statements present fairly in all material respects the financial position and results of operations and cash flows of Church & Dwight, and (ii) expressing an opinion on the effectiveness of Church & Dwight’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements and Deloitte & Touche LLP’s evaluation of Church & Dwight’s internal control over financial reporting.

2.	The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the Public Company Accounting Oversight Board Standards and the Securities and Exchange Commission.

3.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Church & Dwight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Robert K. Shearer, Chair

Bradlen S. Cashaw

Penry W. Price

Susan G. Saideman

Janet S. Vergis

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FEES PAID

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees related to the 2021 and 2020 fiscal years payable to our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Ltd., and their respective affiliates are as follows:

	2021 ($)	2020 ($)
Audit Fees	3,592,406	3,571,299
Audit-Related Fees(1)	201,841	331,741
Tax Fees(2)	373,876	560,755
All Other Fees	0	0
Total	4,168,123	4,463,795

(1)	Audit-related fees primarily include services for acquisition-related due diligence in both 2021 and 2020.

(2)	Tax fees include services for filing for tax incentives from government agencies, assistance for tax audits from taxing authorities, tax compliance, and planning.

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PRE-APPROVAL OF AUDIT

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP during 2021 in accordance with our policy described below.

The Audit Committee pre-approves all permitted non-audit services to be provided by our independent registered public accounting firm. However, the Audit Committee has delegated to Mr. Shearer, as Chair of the Audit Committee, authority to pre-approve permitted non-audit services, provided that any such pre-approved non-audit services are reported to the full Audit Committee at its next scheduled meeting.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis addresses the compensation paid for 2021 to our named executive officers, which include our Chief Executive Officer (CEO), our Chief Financial Officer (CFO), and our three other most highly-compensated executive officers serving as of the end of the fiscal year. Our named executive officers for the year ended December 31, 2021 were as follows:

Matthew T. Farrell	Chairman, President and Chief Executive Officer
Richard A. Dierker	Executive Vice President and Chief Financial Officer
Britta B. Bomhard(1)	Executive Vice President
Barry A. Bruno	Executive Vice President and Chief Marketing Officer(2)
Patrick D. de Maynadier	Executive Vice President, General Counsel and Secretary

(1)	Ms. Bomhard resigned from the Company effective December 31, 2021.

(2)	Mr. Bruno was elected as Executive Vice President, International on January 4, 2021. On October 1, 2021, Mr. Bruno was elected as Executive Vice President and Chief Marketing Officer.

Compensation Objectives

The Compensation & Human Capital Committee, or the “Committee,” reviews and analyzes the executive compensation program each year for alignment with our business strategy and evolving market and governance practices for executive compensation. We believe that our current programs are aligned with the Company’s business priorities and designed to encourage shareholder value creation.

As part of the foregoing analysis, the Committee evaluates the relationship between pay and performance of our named executive officers. The analysis includes a review of the relationship between the compensation paid to the CEO and the other named executive officers and Company performance relative to roles having generally corresponding responsibilities within other similarly sized companies. For 2021, the analysis shows a strong link between Company pay and Company performance as it relates to key operating measures.

We focus on the following objectives in making compensation determinations:

•	Provide compensation that is competitive in markets in which we compete for management talent. We refer to this objective as “competitive compensation.”

•	Condition the majority of a named executive officer’s compensation on achievement of both short- and long-term performance. We refer to this objective as “performance incentives.”

•

Encourage the aggregation and maintenance of meaningful equity ownership, and the alignment of executive officer and stockholder interests as an incentive to increase stockholder value. We refer to this objective as “alignment with stockholder interests.”

•	Provide an incentive for long-term continued employment with us. We refer to this objective as “retention incentives.”

2021 Key Business Highlights and Strong Pay for Performance Alignment

2021 and 2020 Financial Results

The 2021 compensation of our named executive officers appropriately reflects and rewards their significant contributions to the Company’s strong performance in another year that presented unique and unprecedented

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COMPENSATION DISCUSSION AND ANALYSIS

challenges for our executive leadership team to manage. With the continued threat of COVID-19 globally and the impact of other natural disasters, our executive leadership team and global workforce collectively addressed the resulting challenges, including, among others, spikes and variability in demand for many of our products, challenges to meet customer demand due to broad-based shortages in suppliers’ labor which impacted the availability of many critical components in our supply chain, and significant inflation of manufacturing and distribution costs (including fuel) due to shortages in supplier labor and many key raw and packaging materials as well as transportation challenges experienced by our suppliers and third-party manufacturers due primarily to the pandemic. Our fiscal year 2021 results reflect those efforts. During 2021 and 2020 we delivered the following results for Net Sales, Gross Margin, Diluted EPS (as adjusted to exclude changes in the Flawless earn out liability), and Cash from Operations, which are used to measure performance (subject to additional adjustments) under our Annual Incentive Plan:

(In millions, except gross margin and per share data)	2021	2020
Net Sales	$5,190	$4,896
Gross Margin	43.6%	45.2%
Diluted EPS, as adjusted	$3.02	$2.83
Cash From Operations	$994	$990

In addition, the Company delivered total shareholder return (“TSR”) of 17.9 percent, following an increase of 25.5 percent in TSR in 2020. The effect of these financial results on payouts under our Annual Incentive Plan are discussed in further detail below under the heading “Annual Incentive Plan” beginning on page 56.

Pay for Performance Alignment

Church & Dwight’s fiscal year 2021 results continued to be aligned with pay in the following ways:

•

Annual Incentive Plan: The Annual Incentive Plan aligns the interests of our executives and stockholders by achieving goals that support long-term stockholder return. The Annual Incentive Plan rating was set at 1.20, a level 20 percent higher than a 1.0 target rating because our budgeted EPS growth on a percentage basis was significantly more challenging to achieve than the budgeted EPS growth of the TSR Peer Group (as defined below). The Company achieved a plan rating of 88 percent based on 2021 actual performance. In recognition of the Company’s 2021 performance and the significant contributions of our employees to overcome the obstacles caused by COVID-19 and supply chain challenges, management recommended, and the Committee approved a 15 percent increase in the annual bonus payouts only to our employees below the level of executive vice president. The CEO and executive vice presidents were excluded from receiving the additional 15 percent payout under the Annual Incentive Plan. The Annual Incentive Plan payouts to our named executive officers for 2021 are discussed in further detail below under “2021 Compensation – Annual Incentive Plan” on pages 56-59.

•

Long-Term Incentive: The Committee utilizes stock options as the primary form of long-term compensation. The Committee believes that stock options provide a strong incentive to increase stockholder value, since the value of stock options is directly dependent on the market performance of our common stock. The Committee believes that options are an appropriate vehicle for long-term equity compensation because they directly reflect the stockholder experience, are straightforward to communicate, and provide value only if our stock price increases over time, which aligns our executives’ interests with those of our stockholders in delivering TSR.

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COMPENSATION DISCUSSION AND ANALYSIS

2021 Executive Compensation Highlights

In consideration of the strong financial performance in 2020, the Committee made the following compensation decisions in January 2021:

Element of Compensation	2021 Compensation Decision

Base Salary	The Committee increased base salaries for Mr. Farrell, Mr. Dierker, Ms. Bomhard(1) and Mr. de Maynadier by approximately 3 percent, to further align with the corresponding median levels of our Compensation Peer Group (as described below) and industry survey data. Upon Mr. Bruno’s election as Executive Vice President, International on January 4, 2021, the Committee increased Mr. Bruno’s base salary from $326,800 to $453,000. Subsequently, in connection with Mr. Bruno’s election as Executive Vice President and Chief Marketing Officer effective October 1, 2021, Mr. Bruno’s base salary was increased to $475,000.

Annual Incentive Plan	The Committee maintained the target bonus percentage for each named executive officer at the same level as in 2020, except for Mr. Bruno, whose target bonus percentage increased from 40 percent to 50 percent upon his election as Executive Vice President, International on January 4, 2021. For more information, see the Annual Incentive Plan on pages 56-59.

Option Grants	The Committee maintained the level of stock option grant opportunities for Mr. Farrell, Mr. Dierker, Ms. Bomhard(1) and Mr. de Maynadier at 565 percent, 235 percent, 115 percent and 150 percent of base salary, respectively. Upon Mr. Bruno’s election as Executive Vice President, International on January 4, 2021, his level of stock option grant opportunity was increased from 33 percent (which reflects his stock option opportunity in 2020) to 93 percent, effective January 4, 2021. Additionally, in connection with his election as Executive Vice President and Chief Marketing Officer, Mr. Bruno was granted stock options on October 1, 2021, with a Black Scholes value equal to $150,000 on the date of grant and his stock option grant opportunity increased from 93 percent to 115 percent of base salary. For more information, see “Long-Term Incentives—Stock Options” on pages 59-61.

(1)	Ms. Bomhard resigned from the Company effective December 31, 2021.

Peer Groups.    The Committee utilizes two distinct peer groups for benchmarking compensation and measuring financial and plan performance.

•

The compensation peer group consists of 15 consumer-packaged goods companies, that have similar distribution channels, a significant focus on brand recognition, and revenues in the range of approximately 50 – 200 percent of our revenues (the “Compensation Peer Group”). We believe there is a strong likelihood that the skills of our named executive officers are transferable among the companies in the Compensation Peer Group, so we would expect to compete with these companies for executive officer talent. For 2021, the Compensation Peer Group consisted of: The Clorox Company, Coca-Cola Bottling Co. Consolidated, Coty Inc., Edgewell Personal Care Company,

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Energizer Holdings, Inc., Flowers Foods, Inc., Hasbro, Inc., The Hershey Company, the J.M. Smucker Company, McCormick & Company Incorporated, Monster Beverage Corporation, Newell Brands Inc., Perrigo Company, Post Holdings Inc., and The Scotts Miracle-Gro Company.

•

The TSR peer group is a group of nine consumer-packaged goods companies more closely aligned with the Company’s business, without reference to the size of the companies (the “TSR Peer Group”). The Committee compared the Company’s projected 2021 results with respect to EPS growth against the average projected EPS growth of the TSR Peer Group. This comparison against the TSR Peer Group is the key component used when determining the Company’s Annual Incentive Plan payout levels with respect to targeted financial performance against the Company’s Annual Incentive Plan metrics. For 2021, the TSR Peer Group consisted of: The Clorox Company, Colgate-Palmolive Company, Edgewell Personal Care Company, Energizer Holdings Inc., Kimberly Clark Corporation, Newell Brands Inc, The Procter & Gamble Company, Reckitt Benckiser Group plc, and Unilever Plc.

2021 COMPENSATION

The principal components of 2021 compensation that we paid to our named executive officers were designed to meet our compensation objectives as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes some highlights of our compensation practices that drive our compensation programs:

What We Do:		What We Do Not Do:
☑	Significant stock ownership and stock holding requirements are in place for senior executives.	☒	No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits.

☑	A majority of our executive compensation is performance based.	☒	No hedging, pledging or short sales by our non-employee directors or employees with respect to Company securities.

☑	Limited perquisites for executives.	☒	No repricing stock options without prior stockholder approval.

☑	Appropriate balance between short-term and long-term compensation discourages short-term risk taking at the expense of long-term results.

☑	Our Annual Incentive Plan utilizes four diverse metrics to avoid over-emphasis on any one short-term measure.

☑	Change in control cash severance payments and vesting of stock options granted on or after July 30, 2019 require a “double trigger” before payment can be made or equity can vest (requiring a qualifying termination following a change-in-control).

☑	Our Compensation & Human Capital Committee engages an independent compensation consultant, who performs no other work for Church & Dwight, to advise on executive and non-employee director compensation matters.

☑	Clawback policy permits the Company to recoup certain compensation payments and grants made under the Company’s Annual Incentive Plan and Omnibus Incentive Plan to the extent required by law, or pursuant to Company policy or if otherwise agreed upon with the participant. In addition, under the Annual Incentive Plan, the Compensation & Human Capital Committee has discretion to require repayment of awards in the event of the recipient’s fraud or willful misconduct.

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DETERMINATION OF COMPETITIVE COMPENSATION

In making executive compensation decisions for 2021, the Committee reviewed data provided by Semler Brossy Consulting Group, LLC, the Committee’s independent compensation consultant (“Semler Brossy”), to compare the compensation of our named executive officers to the compensation of executives in the competitive market. The Committee relies on various sources of compensation information to ascertain the competitive market for our named executive officers such as data obtained from proxy materials of the Compensation Peer Group and survey data provided by national compensation consulting firms such as Willis Towers Watson and Equilar relating to companies in the consumer staples and consumer discretionary sectors within the Company’s revenue scope. The Committee utilizes these materials to assist in decisions regarding base pay, short-term incentive targets under our Annual Incentive Plan and long-term incentives.

The Compensation Peer Group is a group of 15 consumer-packaged goods companies that have revenues in the range of approximately 50 – 200 percent of our revenues. Within this classification, the Committee referenced companies with similar distribution channels and with a significant focus on brand recognition. We believe there is a strong likelihood that the skills of our named executive officers are transferable among the companies in the Compensation Peer Group, so we would expect to compete with these companies for executive officer talent. Below is a chart that shows the process used to determine the 2021 Compensation Peer Group:

Process for Determining Compensation Peer Group

In 2019 the Committee reviewed the Compensation Peer Group to determine potential changes to use when evaluating 2020 compensation. This review focused on identifying the Company’s closest business comparators, including fast-growing companies, and adding similarly high valuation companies to ensure an appropriately sized analytical comparison within its disclosed peers. Based on this review the Compensation Peer Group was increased from 11 to 15 companies. In 2021, the Committee reviewed the Compensation Peer Group and determined that no changes be made to the Compensation Peer Group for fiscal year 2022.

The Committee primarily utilizes data from proxy materials with respect to the Compensation Peer Group for our CEO and CFO. With respect to our other named executive officers, the Committee primarily uses survey data in determining compensation due to the limited amount of comparable data available in the proxy materials from companies within the Compensation Peer Group, although the Committee does reference Compensation

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COMPENSATION DISCUSSION AND ANALYSIS

Peer Group data in determining our other named executive officers’ compensation when there is a meaningful level of relevant data for those positions.

In determining a 2021 competitive market guideline with respect to target total direct compensation, namely base salary, short-term incentive targets and long-term incentives, the Committee referenced a level that approximates the 50th percentile of the Compensation Peer Group, or the survey companies, as applicable. However, the Committee considers overall performance during the year, including TSR and other key financial performance metrics, when evaluating pay levels for our named executive officers. In addition, because a majority of our named executive officers’ compensation is performance-based, actual cash compensation paid to our named executive officers could further vary from that paid to executive officers in the Compensation Peer Group or the survey companies, based on achievement of performance targets.

MIX OF PAY

For 2021, approximately 87 percent of the CEO’s target compensation and, on average 68 percent of the other named executive officers’ target compensation was variable, based on Company and individual performance. Variable compensation consists of the target Annual Incentive Plan payout, target Profit Sharing amount and the target value of stock options granted. The percentages below are calculated by dividing each compensation element by target total compensation, which consists of base salary, target Annual Incentive Plan compensation, target Profit Sharing amount plus target long-term incentives.

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COMPENSATION DISCUSSION AND ANALYSIS

SALARIES

For 2021, the Compensation Committee authorized base salary increases for Mr. Farrell, Mr. Dierker, Ms. Bomhard and Mr. de Maynadier of approximately 3 percent, which was consistent with market increases for this period. In connection with Mr. Bruno’s election as Executive Vice President, International effective January 4, 2021, Mr. Bruno’s base salary was increased from $326,800 to $453,000. In connection with Mr. Bruno’s election as Executive Vice President and Chief Marketing Officer effective October 1, 2021, Mr. Bruno’s base salary was increased to $475,000. The base salaries of our named executive officers as in effect as of December 31, 2021 are set forth in the table below:

Named Executive Officer	2021 Base Salary ($)

Matthew T. Farrell	1,125,600

Richard A. Dierker	638,200

Britta B. Bomhard(1)	492,900

Barry A. Bruno	475,000

Patrick D. de Maynadier	476,500

(1)	Ms. Bomhard resigned from the Company effective December 31, 2021.

Compensation of each of our named executive officers is set forth on the “2021 Summary Compensation Table” on page 68.

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COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL INCENTIVE PLAN

Our Annual Incentive Plan utilizes four equally weighted metrics, namely: Net Sales, Gross Margin, Diluted EPS and Cash from Operations. The table below summarizes the reasons the Committee utilizes these metrics for our Annual Incentive Plan.

The principal objective of the Annual Incentive Plan is to align executive and stockholder interests by providing an incentive to our named executive officers to achieve annual performance goals that support long-term stockholder return. The performance goals are established each year to reflect specific objectives set in our annual budget. The Committee considers competitive factors, including competitive market data for total cash compensation, which includes salary and target annual incentive bonus opportunities, in determining the amount of annual incentive award opportunities for our named executive officers.

To more accurately reflect the operating performance of our business, the Committee has approved adjustment principles to our reported financial results for the Annual Incentive Plan. Generally, these adjustments are intended to exclude one-time or unusual items and may have either a favorable or unfavorable impact to the payout on the Annual Incentive Plan. Examples of common adjustments include the elimination of the effect of foreign exchange rates that differed from budgeted amounts and the impact of unplanned acquisitions and

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divestitures. The actual adjustments that apply can vary from year to year and depend on the one-time or unusual events occurring within the year. In 2021, the Annual Incentive Plan was adjusted to reflect the Therabreath acquisition, non-cash adjustments to the Flawless acquisition earnout liability, and changes in foreign exchange rates. The cumulative effect of these adjustments had a (0.29) negative impact on the rating, as the reported rating was 1.17 and the adjusted rating was 0.88.

As noted above, in structuring total direct compensation for our named executive officers, we have referenced the 50th percentile of direct compensation of the Compensation Peer Group and survey data. This median has influenced our incentive compensation target award levels, although we have from time to time, including in 2021, set target payouts above the median level when we believed that our planned performance was well ahead of our TSR Peer Group targets.

The Committee uses a numerical performance rating system with a range from 0.0 to 2.0 to determine the payout amounts under the Annual Incentive Plan. In late January or early February of each year, the Committee determines the specific rating for each year by comparing the Company’s budgeted EPS growth for that year to the average budgeted EPS growth of the Company’s TSR Peer Group. A rating of 1.0 normally represents the target achievement level for plan performance with each participant’s target payout based on his or her target percentage of his or her annual base salary. For 2021, we set payout amounts for performance at plan levels that were 20 percent above the amounts that would be paid with respect to a 1.0 rating (or a 1.2 rating) because our budgeted EPS growth of 8 percent was significantly more challenging to achieve than the average budgeted EPS growth of the TSR Peer Group. As a result, if 2021 operating plan level performance (i.e., target performance) was achieved, the participant would receive an award payout representing a 1.2 rating, or 120% of target. In 2021, the Company delivered Diluted EPS of $3.04 after adjusting for the benefit of changes in the Flawless earn out liability ($0.30) and the dilution of the Therabreath acquisition ($0.02). Diluted EPS, as adjusted, resulted in year-over-year EPS growth of 7.4 percent, higher than the average of the TSR Peer Group, but slightly below our target Diluted EPS growth, as adjusted. The Company exceeded its targets for Net Sales and Cash from Operations (as adjusted) and was below its threshold for Gross Margin, resulting in an actual performance rating of 0.88. In addition to the absolute performance compared to the annual incentive targets, the Company delivered TSR of 17.9 percent following a 25.5 percent increase in TSR during 2020. The bonus amounts payable to our named executive officers under our Annual Incentive Plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 68.

In recognition of the Company’s 2021 performance and the significant contributions of our employees to overcome the obstacles caused by COVID-19 and supply chain challenges, management recommended, and the Committee approved a 15 percent increase in the annual bonus payouts only to our employees below the level of executive vice president. The CEO and executive vice presidents were excluded from receiving the additional 15 percent payout under the Annual Incentive Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table indicates the percentage of salary payable at a 1.0 target rating, the percentage of salary payable at a 1.2 plan rating and the award opportunity for 2021, based on a 1.2 plan rating for each of our named executive officers:

Named Executive Officers

Annual Incentive Plan Target Payouts

Name	Percentage of Salary Payable at 1.0 Performance Rating	Percentage of Salary Payable at 1.2 Performance Rating	Award Opportunity (Based on a 1.2 Performance Rating)

Matthew T. Farrell	115%	138%	$1,542,000

Richard A. Dierker	85%	102%	$ 646,200

Britta B. Bomhard(1)	50%	60%	$ 293,600

Barry A. Bruno(2)	50%	60%	$ 274,400

Patrick D. de Maynadier	60%	72%	$ 340,600

(1)	Ms. Bomhard resigned from the Company effective December 31, 2021.

(2)

In connection with Mr. Bruno’s election as Executive Vice President, International effective January 4, 2021, Mr. Bruno’s base salary was increased from $326,800 to $453,000 and his Annual Incentive Plan target was increased from 40 percent to 50 percent. In connection with Mr. Bruno’s election as Executive Vice President and Chief Marketing Officer effective October 1, 2021, Mr. Bruno’s base salary was increased to $475,000.

As described above, in 2021 the Committee referenced competitive compensation data provided by Semler Brossy in setting the percentage levels.

The following table indicates, with respect to each corporate performance measure, the threshold level of 2021 performance for which a payout could be made, the target performance level, the maximum performance level, and the actual performance and performance ratings.

2021 Annual Incentive Plan Performance Ranges, Actual Performance and Performance Ratings

(in millions, except gross margin percentage and per share data)

Performance Measure (25% weighting each)	Threshold (0 rating)	Target (1.2 rating)	Maximum (2.0 rating)	Actual Performance (as adjusted)	Rating

Net Sales	$4,924	$5,129	$5,334	$5,141	1.25

Gross Margin	44.71%	45.71%	46.71%	43.57%	0.00

Diluted Earnings Per Share	$ 2.94	$ 3.06	$ 3.18	$ 3.04	1.00

Cash From Operations	$ 891	$ 990	$1,089	$ 996	1.25

Actual Performance Rating (Average)					0.88

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COMPENSATION DISCUSSION AND ANALYSIS

The corporate performance rating for 2021 was equal to the weighted average number rating of these factors, or 0.88. Based on that performance rating, our named executive officers received award payments under the Annual Incentive Plan for 2021 as shown in the table below:

Named Executive Officers

2021 Annual Incentive Plan Payouts

Name	Plan Rating	Performance Rating vs Plan Rating	Actual Performance Rating	Actual Award Payment(1)(2)	Actual Award as percentage of Award Opportunity (Based on a 1.2 Performance Rating)

Matthew T. Farrell	1.20	0.73	0.88	$1,130,800	73%

Richard A. Dierker	1.20	0.73	0.88	$ 473,900	73%

Britta B. Bomhard(3)	1.20	0.73	0.88	$ 215,300	73%

Barry A. Bruno(4)	1.20	0.73	0.88	$ 201,200	73%

Patrick D. de Maynadier	1.20	0.73	0.88	$ 249,800	73%

(1)	Amounts rounded to nearest $100.

(2)	The award payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)	Ms. Bomhard resigned from the Company effective December 31, 2021.

(4)

In connection with Mr. Bruno’s election as Executive Vice President, International effective January 4, 2021, Mr. Bruno’s base salary was increased from $326,800 to $453,000 and his Annual Incentive Plan target was increased from 40 percent to 50 percent. In connection with Mr. Bruno’s election as Executive Vice President and Chief Marketing Officer effective October 1, 2021, Mr. Bruno’s base salary was increased to $475,000.

PROFIT SHARING AMOUNT

Under our Savings and Profit Sharing Plan for Salaried Employees, in which our named executive officers and other salaried employees in the United States participate, we make an annual contribution to each salaried employee’s account based on Company performance during the prior year. The performance metrics used to determine the profit sharing amount are the same ones used for the Annual Incentive Plan. For 2021, the contribution was equal to 4.76 percent of each salaried employee’s base salary and Annual Incentive Plan payment. Additional information on the profit sharing amount for 2021 is under the heading “Saving and Profit Sharing Plan for Salaried Employees” below on page 63. In recognition of the Company’s performance in 2021 and the significant contributions of our employees to overcome the impact of COVID-19 and supply chain challenges faced in 2021, management recommended, and the Committee approved, an additional 15 percent increase in the Annual Incentive Plan rating which increased the profit sharing contribution to 5.05 percent for 2021, which was made to the plan account of each employee, excluding our named executive officers and other employees at the level of executive vice president, under the profit sharing plan in which our employees in the United States participate. No additional contribution was made under the Savings and Profit Sharing Plan for our named executive officers or other employees at the level of executive vice president.

The profit sharing contributions made to each named executive officer in 2021 are included in the “All Other Compensation” column of the Summary Compensation Table on page 68.

LONG-TERM INCENTIVES—STOCK OPTIONS

Stock Options

In 2021, the Committee continued to utilize options on our common stock as our principal form of long-term compensation. The number of shares underlying options granted to our named executive officers is calculated by

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COMPENSATION DISCUSSION AND ANALYSIS

designating an amount equal to a percentage of the named executive officer’s salary and dividing that amount by the grant date fair value of the shares underlying the option, in accordance with U.S. generally accepted accounting principles, rounded to the nearest 10 shares. The grant date fair value of the stock options is calculated in accordance with ASC Topic 718. Stock options granted in 2021:

•	have a 10-year term,

•	vest on the third anniversary of the date of grant,

•	vesting is subject to continued service through such vesting date,

•	the exercise price is equal to the fair market value per share on the date of grant, based on the closing price as reported on the NYSE on that date.

The Committee believes that stock options provide a strong incentive to increase stockholder value, because the value of the stock options is directly dependent on the market performance of our common stock following the date of grant. Stock options also directly reflect the stockholder experience, are straightforward to communicate, and provide value only if our stock price increases over time, which aligns our executives’ interests with those of our stockholders in delivering TSR.

Under our long-term incentive program, the Committee grants stock options to each of our named executive officers on an annual basis, based on a percentage of the executive officer’s salary. In connection with our 2021 grants, the Committee used the following percentages of salary based on market data for our named executive officers:

Named Executive Officers

Stock Option Grants as Percent of Salary

Name	Percentage of Salary

Matthew T. Farrell	565%

Richard A. Dierker	235%

Britta B. Bomhard(1)	115%

Barry A. Bruno(2)	115%

Patrick D. de Maynadier	150%

(1)	Ms. Bomhard resigned from the Company effective December 31, 2021.

(2)

Additionally, in connection with his election as Executive Vice President and Chief Marketing Officer, Mr. Bruno was granted stock options on October 1, 2021, with a Black Scholes value equal to $150,000 on the date of grant and his stock option grant opportunity increased from 93 percent to 115 percent of base salary.

The number of shares underlying stock options granted to our named executive officers are set forth below in the “2021 Grants of Plan-Based Awards” table under the column heading, “All Other Option Awards: Number of Securities Underlying Options.” For additional information regarding stock option terms, see the narrative accompanying the “2021 Grants of Plan-Based Awards” table.

The Committee has, from time to time, considered the structure of our long-term incentive compensation, which continues to consist entirely of stock options. The Committee continues to believe that stock options are the most effective and appropriate form of long-term incentive compensation for the Company to use at this time. Stock options also directly reflect the stockholder experience, are straightforward to communicate, and provide

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value only if our stock price increases over time, which aligns our executives’ interests with those of our stockholders in delivering TSR. On an ongoing basis, the Committee reviews with management and our Board the advisability of adopting alternative forms of long-term incentive compensation that are tied to, and provide incentives for, the long-term increase in stockholder value.

In 2018, the Committee amended the Stock Option Grant Agreement for Employees to allow for the exercise of option grants up to the expiration of their full term, post-retirement (the “Post Retirement Option Provision”). Options granted to our named executive officers in 2018 included the Post Retirement Option Provision. Since 2007, our stock option grants included a three-year post-termination vesting and exercise period (the “Old Option Provision” and, together with the Post Retirement Option Provision, the “Option Provisions”). The Option Provisions apply if (i) the option holder’s employment terminates due to retirement, as defined in the grant agreement, or is terminated by us without cause; (ii) the option holder is at least 55 years old and has completed at least five years of service with us; (iii) the sum of the option holder’s age and years of service is at least 65; and (iv) pursuant to our request, the option holder has signed a waiver and release agreement. We believe that the Option Provisions enable us to attract and retain seasoned executives who have considerable experience. Moreover, we believe the Option Provisions offset the effect of the three-year cliff vesting provisions of our stock options, which are less favorable than vesting provisions used by many of the Compensation Peer Group. Many of those companies provide for incremental vesting of stock options during the vesting period, while our options do not vest until they have been held for three years. We believe the Option Provisions encourage our employees to maintain employment with us for an extended period of time and to align their interests with longer-term Company performance. In addition, in 2019, the Committee amended the Stock Option Grant Agreements for the CEO and the Executive Vice Presidents to provide for a “double trigger” vesting of Options, granted on or after July 30, 2019, in the event of a change-in-control.

PERQUISITES AND CHARITABLE CONTRIBUTIONS

We provide very limited perquisites to our named executive officers. Our named executive officers may receive a comprehensive physical examination through a provider selected by the executive from among three providers that we have approved. We believe it is in our best interest to ensure that our named executive officers’ health is monitored so that any health-related issues pertaining to an executive can be identified and addressed promptly. The average cost to us for providing this benefit in 2021 is approximately $2,800 per executive. We also offer a financial planning program to our named executive officers. The average cost to us for providing this benefit in 2021 is approximately $5,000 per executive.

Except as noted above, we do not have programs for providing personal benefit perquisites to executive officers. From time to time the Company makes donations to non-profit organizations or educational institutions as requested by our executive officers and directors. The aggregate amount of all such donations with respect to named executive officers was $30,000 in 2021.

2022 COMPENSATION DECISIONS

As shown in the table below, the Compensation & Human Capital Committee approved salary increases for 2022 for each continuing named executive officer. The Compensation & Human Capital Committee approved the increase in target for the Annual Incentive Plan for Mr. Farrell from 115 percent to 125 percent. In connection with Mr. Dierker’s election as Executive Vice President, Chief Financial Officer and Head of Business Operations effective April 1, 2022, the Compensation & Human Capital Committee approved the increase in target for the Annual Incentive Plan for Mr. Dierker from 85 percent to 90 percent and the increase of the percent of salary measurement for stock option grants under the Company’s long-term incentive program for Mr. Dierker from 235 percent to 260 percent. In connection with Mr. Bruno’s election as Executive Vice President, Chief Marketing Officer and President Consumer Domestic effective April 1, 2022, the Compensation & Human Capital Committee approved the increase in target for the Annual Incentive Plan for Mr. Bruno from 50 percent to 70 percent and the increase of the percent of salary measurement for stock option grants under the Company’s long-term incentive program for Mr. Bruno from 115 percent to 135 percent.

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COMPENSATION DISCUSSION AND ANALYSIS

2022 Base Salary

Named Executive Officer	2021 Base Salary ($)	2022 Base Salary ($)	Base Salary % Increase

Matthew T. Farrell	1,125,600	1,166,500	3.6

Richard A. Dierker	638,200	685,000	7.3

Barry A. Bruno	475,000	490,000	3.2

Patrick D. de Maynadier	476,500	500,500	5.0

STOCK OPTION GRANT PRACTICES

The Compensation & Human Capital Committee makes annual stock option grants to executive officers and other employees effective on the Monday falling most closely to the midpoint between the dates of the Company’s first and second quarter earnings releases. A grant to a new employee is effective on the date the employee commences employment with us, and special grants made to employees at times other than the time of the annual grant are effective on the first trading day of the month following approval of the grant. The per share exercise price of stock options is equal to the closing price of a share of our common stock on the date of grant. We believe that our stock option grant practices are appropriate and eliminate any questions regarding “timing” of grants in anticipation of material events, since grants become effective in accordance with a long-standing schedule.

The Compensation & Human Capital Committee delegates to our CEO and the Executive Vice President, Global Human Resources the ability to approve a specific number of stock option grants for employees who are not executive officers. The grants may be made at times other than the time of annual grant and are utilized for new hires and for performance recognition purposes. Such delegation is made on an annual basis, and in 2021 the Compensation & Human Capital Committee approved a pool of options to purchase up to 145,976 shares for such grants (which may be made between June 1, 2021 and May 31, 2022). The timing and pricing of the option grants in 2021 conformed to the Compensation & Human Capital Committee practices described in the preceding paragraph.

We do not permit repricing of options without prior stockholder approval.

STOCK OWNERSHIP, TRADING GUIDELINES AND SHORT SALE, HEDGING AND PLEDGING POLICIES

Executive Stock Ownership Guidelines

In order to further align the interests of executive officers with the interests of our stockholders, we maintain stock ownership guidelines for our executive officers that require each executive officer to hold equity in the Company’s stock equal to a multiple of each executive’s salary.

The stock ownership guidelines applicable to each of our named executive officers at the end of 2021 are shown in the following table:

Title	Multiple of Salary Subject to Guidelines

Chief Executive Officer	6.0x

Chief Financial Officer	3.0x

Executive Vice President	2.5x

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COMPENSATION DISCUSSION AND ANALYSIS

The calculation of ownership includes:

•	shares acquired and held upon stock option exercises,

•	the value of any vested or unvested stock or restricted stock,

•	stock held in the Company’s Profit Sharing Plan,

•	stock held in the Company’s Employee Stock Purchase Plan,

•	share equivalents held in the Executive Deferred Compensation Plan,

•	shares held in trust,

•	shares held outright, and

•	60 percent of the in-the-money value of vested and unvested stock options.

Executives are generally expected to achieve the guidelines within five years from the date on which they become subject to our stock ownership guidelines. If an executive is ever below their ownership requirements, our guidelines require the executive to hold 50 percent of the net, after-tax value of any equity received from the Company’s ongoing compensation programs. As of December 31, 2021, all of our executive officers who have been in their position for five years were in compliance with our stock ownership guidelines.

Trading, Short Sale, Hedging and Pledging

Our insider trading policy prohibits our directors, executive officers, and other employees from (i) buying or selling the Company’s securities while in possession of material, non-public information relating to us, (ii) engaging in short sales of our securities, (iii) buying or selling puts or calls or other derivative securities on our securities, (iv) participating in equity swap transactions involving Company stock, (v) purchasing Company shares on margin, (vi) short-term trading, (vii) pledging Company shares, (viii) standing orders, and (ix) entering into hedging or monetizing transactions or similar arrangements with respect to our securities (including, without limitation, prepaid variable forward contracts, equity swaps, collars, and exchange funds).

ONGOING AND POST-EMPLOYMENT COMPENSATION

We have plans and agreements addressing compensation for our named executive officers that accrue value as the executive officers continue to work for us, provide special benefits upon certain types of termination events, or provide retirement benefits. These plans and agreements were designed to be part of a competitive compensation package, in some cases not only for executive officers, but for other employees as well.

SAVINGS AND PROFIT SHARING PLAN FOR SALARIED EMPLOYEES

This plan, which we sometimes refer to below as the “Savings and Profit Sharing Plan,” is a tax-qualified defined contribution plan available to all of our salaried employees in the United States. All of our named executive officers participate in the plan. Under the plan, an employee may contribute, subject to Internal Revenue Code limitations, up to a maximum of 70 percent of his or her eligible compensation (approximately 15 percent for highly compensated employees in 2021), which includes salary and payments under the Annual Incentive Plan, on a pre-tax basis or as Roth contributions. We provide a matching contribution equal to 100 percent of the first five percent of eligible compensation that an employee contributes in any year. In addition, the plan provides a profit sharing feature under which we make an annual contribution to the account of each employee based on our performance in the preceding year and can make additional contributions for all employees excluding at or above the executive vice president level, including our named executive officers. The performance measures and results used to calculate the annual contribution level are identical to the Company-wide measures described applicable to payouts under the Annual Incentive Plan described above under “2021

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation—Annual Incentive Plan.” Achievement of a performance rating of 1.0 would have resulted in a contribution of five percent of a participant’s base salary and Annual Incentive Plan payments made in 2021. Based on 2021 performance results, the Compensation & Human Capital Committee approved a contribution equal to 4.76 percent of a participant’s eligible compensation in 2021. Amounts credited to an employee’s account in the plan may be invested among a number of funds, including a Company stock fund. A participant’s account is adjusted to reflect the rate of return, positive or negative, on the investments. Employee contributions and compensation on which our profit sharing contributions may be based cannot exceed limits under the Internal Revenue Code (the eligible compensation limit was $290,000 in 2021). As noted above, management recommended, and the Committee approved, an additional 15 percent increase in the Annual Incentive Plan rating which increased the profit sharing contribution made to 5.05% for 2021, which was made to the plan account of each employee, excluding our named executive officers and other employees at the level of executive vice president, under the applicable profit sharing plan in which our employees in the United States participate. No additional contribution was made under the Savings and Profit Sharing Plan for our named executive officers or other employees at the level of executive vice president.

EXECUTIVE DEFERRED COMPENSATION PLAN

The Executive Deferred Compensation Plan (“EDCP”) and its predecessors collectively have been in effect for over 20 years. The EDCP is a nonqualified deferred compensation plan that provides potential tax benefits for certain employees, including our named executive officers. Under the EDCP as currently in effect, an executive officer can defer up to 85 percent of his or her salary and, in general, up to 85 percent of amounts paid to the executive officer under the Annual Incentive Plan. In addition, an executive can make a separate deferral, which we refer to below as the “Excess Compensation Deferral,” of up to five percent of compensation that exceeds Internal Revenue Code limits on eligible contributions under the Savings and Profit Sharing Plan. We provide a contribution equal to (i) 100 percent of the Excess Contribution Deferral; (ii) five percent of other salary and Annual Incentive Plan deferrals; and (iii) the profit sharing contributions we would have made to the participant’s account under the Savings and Profit Sharing Plan were it not for the Internal Revenue Code limit on the amount of eligible compensation under that plan and the participant’s deferrals into the EDCP.

Amounts deferred under the EDCP generally are not subject to federal, and in many cases state, income taxes until they are distributed. An executive officer can choose to have his or her contributions allocated to one or more of several notional investments, including a notional investment in our common stock. A participant may not initially allocate more than 50 percent of his or her contributions to our common stock, although the participant can increase the notional common stock amount through intra-plan transfers of notional investments previously made. A participant’s account is adjusted to reflect the deemed rate of return, positive or negative, on the notional investments. An executive officer may choose to receive a payout following retirement, either in a lump sum or in annual installments, in accordance with the terms of the EDCP. The EDCP also includes provisions for payment upon termination (pre-retirement) death or disability. See the “2021 Nonqualified Deferred Compensation” table and accompanying narrative for additional information.

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

We have adopted change in control and severance agreements for our executive officers because we believe that these agreements can create management stability during a period of potential uncertainty. Absent such agreements, there is an increased risk that executive officers may be encouraged to seek other employment opportunities if they became concerned about their employment security following a change in control. We also believe that the agreements provide financial security to an executive officer in the event of an involuntary termination of the executive officer without cause or for good reason following a change in control by providing a meaningful payment to the executive officer. The agreements also provide clear statements of the rights of the executive officers and protect against a change in employment and other terms by an acquirer that would be unfavorable to the executive officer. We also provide severance benefits to our executive officers, although at a lower level, for certain types of employment terminations that do not follow a change in control. We believe these arrangements provide a competitive benefit that enhances our ability to hire and retain capable executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

The change in control and severance agreements provide for payments and other benefits if an executive officer’s employment is terminated without cause, or if an executive officer terminates employment for “good reason,” within two years following a change in control. These provisions require what is sometimes called a “double trigger,” namely both a change in control and a specified termination event, before payment is made. The agreements also provide for lesser payments if these types of terminations occur outside of the context of a change in control. The agreements do not contain an excise tax gross-up provision and, instead provide that, in the event that payments to be made to an executive under the agreements in connection with a change in control would result in the imposition of the excise tax under Internal Revenue Code Section 4999, the payments will be reduced to the highest amount that could be paid without triggering the excise tax if, following the reduction, the executive would retain a greater amount of net after-tax payments than if no reduction were made. If no reduction is made, the executive officer will pay any applicable excise tax.

See “Potential Payments Upon Termination or Change in Control” on pages 75-79 for further information regarding benefits under the change in control and severance agreements.

ACCOUNTING AND TAX CONSIDERATIONS

The Committee considers various accounting and tax implications of equity-based and other forms of compensation.

When determining the amounts of equity-based awards to be granted, the Committee examines the accounting cost associated with the grants. Under ASC 718, grants of stock options result in an accounting charge for the Company equal to the fair value of the award issued.

Internal Revenue Code Section 162(m) (“Section 162(m)”) generally disallows a federal income tax deduction for compensation paid by publicly held companies to certain of their executive officers that is in excess of $1,000,000 per year. The exception for performance-based compensation was eliminated by tax reform legislation under the Tax Cuts and Jobs Act (“TCJA”) for tax years beginning on or after January 1, 2018. The TCJA also expanded the scope of “covered employees” whose compensation may be subject to the deduction limitation by, among other things, including the principal financial officer and providing that once an individual becomes a covered employee for tax years beginning after December 31, 2016, that individual will remain a covered employee for all future years that the employee receives compensation (including after termination of employment). The TCJA included a transition rule under which the changes to Section 162(m) would not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date.

We historically structured certain portions of our executive compensation program in a manner intended to be performance-based for purposes of Section 162(m) (as in effect prior to enactment of TCJA) in order to preserve deductibility for federal income tax purposes under this provision. Nevertheless, the Committee believes that stockholder interests are best served if the Company’s flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. As a result, the Committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve compensation to current and former executive officers that is not deductible for income tax purposes.

SAY-ON-PAY VOTE

At the 2021 Annual Meeting of Stockholders, we asked our stockholders to vote to approve, on an advisory basis, the compensation paid to our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders approved compensation to our named executive officers, with over 86 percent of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation program. After soliciting input from and engaging with various major stockholders regarding our executive compensation program, the Compensation & Human Capital Committee assessed our compensation programs

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COMPENSATION DISCUSSION AND ANALYSIS

and found our current mix of performance metrics to be balanced and supportive of our pay-for-performance philosophy, consistent with the solid support expressed by our stockholders. Accordingly, we continued our general approach to executive compensation for 2021. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation & Human Capital Committee will continue to seek and consider stockholder feedback in the future.

ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

In connection with 2021 compensation for executive officers, Mr. Farrell, aided by our Human Resources department, provided statistical data and recommendations to the Compensation & Human Capital Committee. Mr. Farrell did not make recommendations as to his own compensation. While the Compensation & Human Capital Committee utilized this information, and valued Mr. Farrell’s observations with regard to compensation for our other executive officers, the ultimate decisions regarding executive compensation and goal setting were made by the Compensation & Human Capital Committee.

ROLE OF THE COMPENSATION & HUMAN CAPITAL COMMITTEE IN EXECUTIVE COMPENSATION

As set forth in its written Charter, one of the Compensation & Human Capital Committee’s purposes is to administer our executive compensation program. It is the Compensation & Human Capital Committee’s responsibility to oversee the design of executive compensation programs, policies, and practices; to determine the types and amounts of compensation for executive officers; and to review and approve the adoption, termination, and amendment of, and to administer, our incentive compensation and stock option plans. All compensation for our executive officers ultimately must be approved by the Compensation & Human Capital Committee. Our human resources department supports the Compensation & Human Capital Committee’s work, and in some cases, acts under delegated authority to administer compensation programs. In addition, as described above, the Compensation & Human Capital Committee directly engages Semler Brossy, an outside independent compensation consulting firm, to assist in its review of compensation for executive officers.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

Representatives from Semler Brossy attend Compensation & Human Capital Committee meetings, participate in executive sessions, and communicate directly with the Committee. Semler Brossy also provides independent consulting services to the Nominating, Governance & Corporate Responsibility Committee regarding non-employee director compensation.

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COMPENSATION & HUMAN CAPITAL COMMITTEE REPORT

COMPENSATION & HUMAN CAPITAL COMMITTEE REPORT

The Compensation & Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations. Based on its review and discussions, the Compensation & Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, in Church & Dwight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Respectfully submitted,

Arthur B. Winkleblack, Chair

Bradley C. Irwin

Penry W. Price

Laurie J. Yoler

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2021 SUMMARY COMPENSATION TABLE

2021 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation for 2021, 2020, and 2019 of our Chairman, President and CEO, our Executive Vice President and CFO, and each of the persons who were the next three most highly paid executive officers in 2021, or our “named executive officers,” as defined in Item 402 of Regulation S-K.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)		Total ($)

Matthew T. Farrell(4)	2021	1,117,400			6,359,608	1,130,800	281,718	(5)	8,889,526
Chairman, President and	2020	1,084,825			6,174,305	2,195,700	447,873	(14)	9,902,703	(14)
Chief Executive Officer	2019	1,053,175			5,622,770	1,937,800	386,348	(15)	9,000,094	(15)

Richard A. Dierker(6)	2021	633,550			1,499,735	473,900	152,382	(7)	2,759,567
Executive Vice President, Chief	2020	615,075			1,456,057	920,200	206,478	(14)	3,197,810	(14)
Financial Officer	2019	597,124			1,323,300	668,800	180,741	(15)	2,769,965	(15)

Britta B. Bomhard(8)	2021	489,300			566,766	215,300	98,935	(9)	1,370,301
Executive Vice President	2020	475,000			550,318	418,000	135,536	(14)	1,578,854	(14)
	2019	461,125			487,725	368,900	128,918	(15)	1,446,669	(15)

Barry A. Bruno(10)	2021	458,022			571,329	201,200	83,414	(11)	1,313,965
Executive Vice President,
Chief Marketing Officer

Patrick D. de Maynadier(12)	2021	473,025			714,769	249,800	93,853	(13)	1,531,447
Executive Vice President,	2020	459,225			693,912	484,900	110,326		1,748,363
General Counsel & Secretary	2019	445,825			673,650	428,000	105,858		1,653,333

(1)

Some of our named executive officers deferred a portion of their salary and non-equity incentive plan compensation in 2021 under the EDCP as follows: Mr. Farrell, $97,433; Mr. Dierker, $385,940; Ms. Bomhard, $221,032; Mr. Bruno, $19,011; and Mr. de Maynadier, $233,023.

(2)

The amounts shown for option and stock awards are based on the grant date fair value of awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 17, 2022. For information regarding the number of shares subject to 2021 stock option and restricted stock grants and other features of those grants, see the “2021 Grants of Plan-Based Awards” table on page 70.

(3)

Includes payments under the Annual Incentive Plan based on achievement of corporate performance measures. See “Compensation Discussion and Analysis—2021 Compensation—Annual Incentive Plan” for further information regarding payments for 2021.

(4)	Mr. Farrell’s base salary increased to $1,125,600 effective April 1, 2021.

(5)

Includes $269,637 of employer retirement savings contributions, of which a portion was contributed to Mr. Farrell’s account under the Savings and Profit Sharing Plan for Salaried Employees (not in excess of the maximum allowed under law and the Plan) and the remainder of which was contributed to his account under the EDCP. This also includes reimbursement for a physical examination, and donations of $10,000 that we made to non-profit organizations with which Mr. Farrell is involved.

(6)	Mr. Dierker’s base salary increased to $638,200 effective April 1, 2021.

(7)

Includes $140,184 of the employer retirement savings contributions, of which a portion was contributed to Mr. Dierker’s account under the Savings and Profit Sharing Plan for Salaried Employees (not in excess of the maximum allowed under law and the Plan) and the remainder of which was contributed to his account under the EDCP. This also includes reimbursement for a physical examination, and donations of $10,000 that we made to non-profit organizations with which Mr. Dierker is involved.

(8)	Ms. Bomhard’s base salary increased to $492,900 effective April 1, 2021. Ms. Bomhard resigned from the Company effective December 31, 2021.

(9)

Includes $93,925 of employer retirement savings contributions, of which a portion was contributed to Ms. Bomhard’s account under the Savings and Profit Sharing Plan for Salaried Employees (not in excess of the maximum allowed under law and the Plan) and the remainder of which was contributed to her account under the EDCP. This also includes $5,000 for a Company provided financial planning program.

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2021 SUMMARY COMPENSATION TABLE

(10)

Mr. Bruno’s base salary increased to $453,000 effective January 4, 2021, upon election as Executive Vice President, International. Effective October 1, 2021, Mr. Bruno’s base salary increased to $475,000 upon his election as Executive Vice President and Chief Marketing Officer.

(11)

Includes $65,414 of employer retirement savings contributions, of which a portion was contributed to Mr. Bruno’s account under the Savings and Profit Sharing Plan for Salaried Employees (not in excess of the maximum allowed under law and the Plan) and the remainder of which was contributed to his account under the EDCP. This also includes reimbursement for a physical examination, $5,000 for a Company provided financial planning program, and donations of $10,000 that we made to non-profit organizations with which Mr. Bruno is involved.

(12)	Mr. de Maynadier’s base salary increased to $476,500 effective April 1, 2021.

(13)

Includes $85,853 of employer retirement savings contributions, of which a portion was contributed to Mr. de Maynadier’s account under the Savings and Profit Sharing Plan for Salaried Employees (not in excess of the maximum allowed under law and the Plan) and the remainder of which was contributed to his account under the EDCP. This also includes reimbursement for a physical examination and $5,000 for a Company provided financial planning program.

(14)

2020 All Other Compensation Amount was modified to reflect inadvertent inclusion of performance bonus paid in March 2020 (earned in 2019) instead of the performance bonus amount which was paid in March 2021 (earned in 2020), an understatement of $12,911 for Mr. Farrell, $12,168 for Mr. Dierker, and $1,228 for Ms. Bomhard.

(15)

2019 All Other Compensation Amount was modified to reflect inadvertent inclusion of performance bonus paid in March 2019 (earned in 2018) instead of the performance bonus amount which was paid in March 2020 (earned in 2019), an understatement of $14,971 for Mr. Farrell, $4,601 for Mr. Dierker, and $1,628 for Ms. Bomhard.

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2021 GRANTS OF PLAN-BASED AWARDS

2021 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted to our named executive officers in 2021.

Name	Grant Date(1)	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: No of Shares of Common Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)(2)	Target (at 1.0 rating) ($)	Maximum ($)

Matthew T. Farrell	06/14/2021	04/28/2021	—	1,285,000	2,570,000	—	367,820	84.54	6,359,608

Richard A. Dierker	06/14/2021	04/28/2021	—	538,500	1,077,000	—	86,740	84.54	1,499,735

Britta B. Bomhard(6)	06/14/2021	04/28/2021	—	244,700	489,400	—	32,780	84.54	566,766

Barry A. Bruno(7)	01/04/2021	12/07/2020	—	229,000	458,000	—	26,232	86.60	421,286

	10/01/2021	09/05/2021					8,990	82.24	150,043

Patrick D. de Maynadier	06/14/2021	04/28/2021	—	283,800	567,600	—	41,340	84.54	714,769

(1)	For information regarding the timing of stock option grants, see “Compensation Discussion and Analysis—Stock Option Grant Practices.”

(2)	There is no specified minimum award payout under the Annual Incentive Plan.

(3)

Constitutes target and maximum award opportunities for our named executives under our Annual Incentive Plan. See “Compensation Discussion and Analysis—2021 Compensation—Annual Incentive Plan” for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the “2021 Summary Compensation Table”. Amounts are rounded to the nearest $100.

(4)

The amounts shown in this column represent the shares of our common stock underlying options granted under the Omnibus Equity Compensation Plan in 2021. All options were granted with an exercise price per share equal to the closing price per share as reported on the NYSE on the date of grant. The options vest as to all underlying shares on the third anniversary of the date of grant and terminate ten years from the date of grant, subject to earlier termination upon the occurrence of specified events. All stock options granted on or after July 20, 2019, require a “double trigger” before payment can be made or equity can vest (requiring a qualifying termination following a change-in-control).

(5)

The grant date fair value is computed in accordance with ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in note 12 to our consolidated financial statements in our Annual Report Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 17, 2022.

(6)	Ms. Bomhard resigned from the Company effective December 31, 2021.

(7)

In connection with Mr. Bruno’s election as Executive Vice President, International effective January 4, 2021, Mr. Bruno’s base salary was increased from $326,800 to $453,000, his Annual Incentive Plan target was increased from 40 percent to 50 percent, his stock option grant opportunity increased from 33 percent to 93 percent of base salary, and he received a stock option grant of $421,286. In connection with Mr. Bruno’s election as Executive Vice President and Chief Marketing Officer effective October 1, 2021, Mr. Bruno’s base salary was increased to $475,000, he received a stock option grant of $150,000 and his stock option grant opportunity increased to 115 percent of base salary.

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2021 OUTSTANDING EQUITY AWARDS

2021 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding stock options and restricted stock held by our named executive officers at December 31, 2021.

	Option Awards					Stock	Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Matthew T. Farrell
	142,120			34.81	6/16/2024
	168,900			41.92	6/22/2025
	556,800			41.76	1/04/2026
	398,550			53.75	6/19/2027
	454,100			50.28	6/18/2028
			376,610	77.33	6/17/2029
			485,020	73.87	6/15/2030
			367,820	84.54	6/14/2031

Richard A. Dierker
			88,630	77.33	6/17/2029
			114,380	73.87	6/15/2030
			86,740	84.54	6/14/2031

Britta B. Bomhard(2)
			32,670	77.33	6/17/2029
			43,230	73.87	6/15/2030
			32,780	84.54	6/14/2031

Barry A. Bruno
	6,440			34.81	6/16/2024
	4,000			34.35	9/02/2024
	12,160			41.92	6/22/2025
	10,980			49.62	6/20/2026
	9,910			53.75	6/19/2027
	10,360			50.28	6/18/2028
			6,970	77.33	6/17/2029
			8,470	73.87	6/15/2030
			26,232	86.60	1/04/2031
			8,990	82.24	10/1/2031

Patrick D. de Maynadier
	68,460	(3)		49.62	6/20/2026
	58,240	(4)		53.75	6/19/2027
	65,580	(4)		50.28	6/18/2028
			45,120	77.33	6/17/2029
			54,510	73.87	6/15/2030
			41,340	84.54	6/14/2031

(1)	Options vest and expire as to all of the underlying unexercisable shares as follows:

Option Exercise Price ($)	Expiration Date	Vesting Date

77.33	6/17/2029	6/17/2022

73.87	6/15/2030	6/15/2023

84.54	6/14/2031	6/14/2024

In the event of a “change in control,” as defined in the Omnibus Equity Compensation Plan, all stock options granted prior to July 30, 2019, immediately vest upon a change in control unless our Board of Directors determines otherwise. All stock options granted on or after July 20, 2019, require a “double trigger” before payment can be made or equity can vest (requiring a qualifying termination following a change-in-control).

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2021 OUTSTANDING EQUITY AWARDS

(2)	Ms. Bomhard resigned from the Company effective December 31, 2021.

(3)	The economic interest of one-third of the shares subject to this option has been transferred pursuant to a marital settlement agreement.

(4)	The economic interest of one-sixth of the shares subject to this option has been transferred pursuant to a marital settlement agreement.

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2021 OPTION EXERCISES AND STOCK VESTED

2021 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises by our named executive officers during 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew T. Farrell	189,640	11,963,655	—	—
Richard A. Dierker	99,960	4,051,775	1,000	86,885
Britta B. Bomhard(1)	106,350	3,819,268	1,000	86,885
Barry A. Bruno	4,400	291,428	20	1,711
Patrick D. de Maynadier	143,908	8,373,476(2)	—	—

(1)	Ms. Bomhard resigned from the Company effective December 31, 2021.

(2)	One-half of the value realized upon exercise was transferred by Mr. de Maynadier pursuant to a marital settlement agreement.

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2021 NONQUALIFIED DEFERRED COMPENSATION

2021 NONQUALIFIED DEFERRED COMPENSATION

Our named executive officers are among the employees eligible to participate in the EDCP. Participants can elect to defer up to 85 percent of each of their salary and Annual Incentive Plan payments. Amounts deferred are invested, as determined by the participant, in one or more notional investments, including a notional investment in our common stock. The other notional investments are based on a group of mutual funds. We also made contributions to a participant’s deferred compensation account equal to the matching contributions and profit sharing contributions that would have been made to the participant’s account under the Savings and Profit Sharing Plan for Salaried Employees but for (i) limitations imposed by the Internal Revenue Code on plan contributions, and (ii) the participant’s deferrals under the EDCP. Following retirement, participants may elect to receive either a lump sum payment or installment payments for up to 20 years. A participant’s interest in the portion of his or her account derived from our contributions, vests, depending on the nature of the contribution, between two to five years from commencement of employment.

The following table provides details regarding nonqualified deferred compensation for our named executive officers in 2021.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End ($)(2)
Matthew T. Farrell	97,433	241,333	1,985,250	—	13,266,383
Richard A. Dierker	385,940	111,880	603,001	—	3,683,202
Britta B. Bomhard(3)	221,032	65,631	437,832	—	2,469,168
Barry A. Bruno	19,011	37,110	66,675	—	501,434
Patrick D. de Maynadier	233,023	57,549	519,818	—	3,499,879

(1)

All amounts shown in this column are reported as compensation in the “2021 Summary Compensation Table” for 2021. These amounts include contributions made after the end of 2021 which were earned with respect to 2021.

(2)

Includes amounts that are reported as compensation in the “2021 Summary Compensation Table” for 2020 and 2019 as follows: Mr. Farrell, $998,648; Mr. Dierker, $1,042,097; Ms. Bomhard, $751,542; and Mr. de Maynadier, $96,283. Amounts shown in this column also include contributions made after the end of 2021 which were earned with respect to 2021.

(3)	Ms. Bomhard resigned from the Company effective December 31, 2021.

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POTENTIAL PAYMENTS UPON TERMINATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we describe payments that may have been made to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on December 31, 2021 (except as otherwise noted).

The information in this section does not include information relating to the following:

•	distributions under the EDCP—see “2021 Nonqualified Deferred Compensation” for information regarding this plan,

•	other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including the Savings and Profit Sharing Plan for Salaried Employees,

•	restricted shares and shares underlying options that vested prior to the termination event—see the “2021 Outstanding Equity Awards at Fiscal Year-End” table, and

•	short-term incentive payments that would not be increased due to the termination event.

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

We have entered into Change in Control and Severance Agreements with each named executive officer. The agreements provide for benefits upon specified termination of employment events within two years following a change in control and upon specified termination of employment events at any time for reasons unrelated to a change in control. A “change in control” occurs under the agreements if:

•	a person becomes the beneficial owner of 50 percent or more of our common stock,

•	the consummation of a merger or other business combination or a sale of all or substantially all of our assets, or

•

within any 24-month period, “incumbent directors” no longer constitute at least a majority of our Board of Directors; “incumbent directors” are (i) persons who were directors immediately before the beginning of the 24-month period and (ii) persons who are elected to our Board of Directors by a two-thirds vote of the incumbent directors.

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason, generally within two years following a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•

a lump sum payment equal to two times (three times for Mr. Farrell) the sum of such executive officer’s base salary plus target bonus award under the Annual Incentive Plan for the year in which such termination occurs, and

•

a lump sum payment equal to the executive officer’s target bonus award under the Annual Incentive Plan multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment.

Each lump sum payment will be made six months following the date of termination of employment.

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason other than as a result of a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•	a lump sum payment equal to the executive officer’s base salary (Mr. Farrell will receive an amount equal to two times his base salary) for the year in which the termination occurs (one-half of the

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POTENTIAL PAYMENTS UPON TERMINATION

payment will be paid six months following the date of termination of employment and the remaining one-half will be paid in six equal monthly installments thereafter), and

•

a lump sum payment equal to the Annual Incentive Plan award that would have been payable to the executive officer based on actual performance multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment (to be paid on the later of the regularly scheduled payment date for the award and six months following the date of termination of employment).

“Good reason” means the occurrence of any of the following events, without the consent of the executive officer: (i) the executive officer suffers a material demotion in title, position, or duties; (ii) the executive officer’s base salary and target award percentage or benefits are materially decreased; (iii) we fail to obtain the assumption of the agreement by an acquirer; or (iv) the executive officer’s office location is moved by more than 50 miles.

In the event that an executive officer becomes liable for payment of any excise tax under Internal Revenue Code Section 4999 with respect to any “excess parachute payments” under Internal Revenue Code Section 280G to be received under the agreement in connection with a change in control, we will reduce the payments below the threshold amount for “excess parachute payments” set forth in Section 280G, if the reduction would provide the executive with greater net after-tax payments than would be the case if no reduction were made and the payments were subject to excise tax under Section 4999.

In addition, under any event of termination covered by the agreement, the executive officer may elect to continue group medical and dental coverage at the then prevailing employee rate for a period of 24 months (12 months if termination occurs other than as a result of a change in control)—or, in the case of Mr. Farrell, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination. The executive officer will also be entitled to receive (i) group life insurance coverage for a period of 24 months (12 months if termination occurs other than as a result of a change in control)—or, in the case of Mr. Farrell, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination; (ii) outplacement assistance; and (iii) payment for unused vacation time. The agreement also contains non-competition, non-solicitation, and non-disparagement provisions.

The Change in Control and Severance Agreement replaced related provisions, if any, in the executive officer’s employment agreement.

LETTER AGREEMENT WITH MS. BOMHARD

In connection with Ms. Bomhard’s resignation from the Company effective December 31, 2021, on September 28, 2021, the Company entered into a letter agreement with Ms. Bomhard (the “Bomhard Agreement”) governing the terms and conditions of Ms. Bomhard’s service with the Company during a transition period commencing on September 10, 2021 and ending on December 31, 2021 (the “Transition Period”). The Bomhard Agreement provided that in consideration for Ms. Bomhard’s assistance with transitional matters and other services during the Transition Period, Ms. Bomhard would continue to receive her base salary, be eligible to participate in health and welfare benefits, and continue to participate in the Company’s Savings and Profit Sharing Plan, EDCP, and the Employee Stock Purchase Plan, in each case, through the end of the Transition Period. The Bomhard Agreement also entitled Ms. Bomhard to receive a bonus under the Annual Incentive Plan for 2021, based on actual performance, and to a Company contribution to the Savings and Profit Sharing Plan, in each case, as long as an Early Termination Event (as defined therein) did not occur prior to the end of the Transition Period. The Bomhard Agreement also provides for a standard release of claims against the Company, it’s officers and other related parties by Ms. Bomhard, non-disclosure and non-disparagement provisions, and an obligation to cooperate with the Company on matters relating to Ms. Bomhard’s employment with the Company following the end of the Transition Period.

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POTENTIAL PAYMENTS UPON TERMINATION

VESTING PROVISIONS PERTAINING TO STOCK OPTIONS AND RESTRICTED STOCK UPON A CHANGE IN CONTROL

On July 30, 2019, the Board of Directors approved an amendment (the “Amendment”) to the Omnibus Equity Compensation Plan which requires “double trigger” vesting of grants made under the Omnibus Equity Compensation Plan on or after July 30, 2019, to participants with the title of Executive Vice President or Chief Executive Officer. Pursuant to the Amendment, if, in connection with a “change of control,” which definition of “change of control” is similar to the definition of “change in control” under the Change in Control and Severance Agreements, an acquirer of the Company assumes, substitutes or converts such grants to similar grants of the surviving corporation on an economically-equivalent basis and otherwise in accordance with the Plan, and the applicable participant’s employment terminates without “cause” or for “good reason” as defined in the Change in Control and Severance Agreements upon or within 24 months following the change of control, then upon such termination, the grants will automatically accelerate and become fully vested (at target values, if such grants are subject to performance conditions). Stock options and restricted stock granted prior to July 30, 2019, vest immediately upon a change of control, unless the Board of Directors determines otherwise.

TABLE OF BENEFITS UPON TERMINATION EVENTS

The following tables show potential payments to our named executive officers, other than Ms. Bomhard upon termination of employment, including without limitation a change in control, assuming a December 31, 2021, termination date. Because Ms. Bomhard resigned from the Company effective December 31, 2021, the table below describes only the payments and benefits provided as a result of Ms. Bomhard’s resignation effective December 31, 2021. In connection with the amounts shown in the table:

•

Stock option benefit amounts for each option as to which vesting will be accelerated upon the occurrence of the termination event are equal to the product of the number of shares underlying the option multiplied by the difference between the exercise price per share of the option and the $102.50 closing price per share of our common stock on December 31, 2021, as reported on the NYSE. The values set forth in the tables below assume that each named executive officer’s employment is terminated simultaneously with the occurrence of a change in control. Stock options continue to vest in accordance with the terms of grant for three years for named executive officers who either are terminated without cause or voluntarily terminate and, in each case, meet our “age plus years of service” and other contractual qualifications for “retirement” treatment, and upon death or disability, in accordance with the terms of our plans. Because they do not accelerate, these amounts are not listed in the table. As of December 31, 2021, Messrs. Farrell and de Maynadier met the minimum “age plus years of service” requirement for retirement.

•

Restricted stock benefit amounts are equal to the product of the number of restricted shares as to which vesting will be accelerated upon the occurrence of the termination event multiplied by the $102.50 closing price per share of our common stock on December 31, 2021, as reported on the NYSE. These benefit amounts are payable upon a voluntary termination of a named executive officer, provided such officer meets our qualifications for “retirement,” or upon the death or disability of such executive, in accordance with the terms of our plans. As of December 31, 2021, Messrs. Farrell and de Maynadier met the minimum “age plus years of service” requirement for retirement.

•	Health and Welfare Benefits are equal to the costs we would incur to maintain such benefits for the applicable period.

•

Under the Change in Control and Severance Agreements, if the named executive officer is terminated on December 31, he or she will be entitled to no additional payments with respect to this component beyond what the executive earned under the Annual Incentive Plan. The amounts earned by each named executive officer under the Annual Incentive Plan for 2021 are reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 68. As noted

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POTENTIAL PAYMENTS UPON TERMINATION

above, in connection with a termination following a change in control, each executive officer would be entitled to a payment equal to his or her target bonus under the Annual Incentive Plan.

Matthew T. Farrell

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	7,260,120	2,251,200	—	—
Stock Options	29,971,444	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	41,924	27,949	—	—
Total	37,273,488	2,279,149	—	—

Richard A. Dierker

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	2,361,340	638,200	—	—
Stock Options	7,063,367	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	43,818	21,909	—	—
Total	9,468,525	660,109	—	—

Britta B. Bomhard(1)

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	—	—	—	—
Stock Options	—	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	—	—	—	—
Total	—	—	—	—

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POTENTIAL PAYMENTS UPON TERMINATION

Barry A. Bruno

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	1,425,000	475,000	—	—
Stock Options	1,017,157	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	26,387	13,193	—	—
Total	2,468,544	488,193	—	—

Patrick D. de Maynadier(2)

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)		Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	1,524,800		476,500	—	—
Stock Options	3,438,758	(2)	—	—	—
Restricted Stock	—		—	—	—
Excise Tax and Gross-Ups	—		—	—	—
Health and Welfare Benefits	27,861		13,930	—	—
Total	4,991,419		490,430	—	—

(1)

Ms. Bomhard resigned from the Company effective December 31, 2021. In connection with her resignation, Ms. Bomhard did not receive any compensation or benefits in excess of what is generally provided to the Company’s salaried employees who remain employed through the end of a calendar year.

(2)	A portion of these options are subject to a marital settlement agreement.

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CEO PAY RATIO

CEO PAY RATIO

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation & Human Capital Committee monitors the relationship between the pay our officers receive and the pay our non-officer employees receive. The compensation for our CEO in 2021 was approximately 121.0:1 times the 2021 pay for our median employee.

As a result of the rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, using the required calculations. As permitted by the rules, we used the median employee identified in 2020 for our 2021 analysis. There was no significant change in the Company’s employee population from 2020 to 2021 or in our compensation arrangements. In 2020, we examined the target total cash compensation (base salary plus target bonus) for all individuals, excluding our CEO, who were employed by us on November 30, 2020. We included all employees, whether employed on a full-time or part-time basis. We did not make any assumptions, adjustments, or estimates with respect to total target cash compensation. We excluded 6 employees from Brazil, which represented less than 1 percent of the Company’s total employee population of 5,100 as of November 30, 2020. We believe the use of total target cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

We calculated annual total compensation for that employee using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table in this Proxy Statement.

As illustrated in the table below, our 2021 CEO to median employee pay ratio is 121.0:1.

	CEO to Median Employee Pay Ratio

	President and CEO		Median Employee
Base Salary	$1,117,400		$63,133
Option Awards	6,359,608		—
Restricted Stock Units	—		1,242
Annual Incentive Plan Compensation	1,130,800		2,525
All Other Compensation	281,718		6,566
TOTAL	$8,889,526		$73,466
CEO Pay to Median Employee Pay Ratio	121.0	:	1

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DELINQUENT SECTION 16(A) REPORTS

DELINQUENT SECTION 16(A) REPORTS

Each Director, executive officer and Chief Accounting Officer of the Company and any greater than 10% beneficial owner of Common Stock is required to report to the SEC, by a specified date, his or her transactions involving our Common Stock. Based solely on a review of the copies of reports furnished to us and related written representations, we believe that for transactions during 2021 all reports required by Section 16(a) were timely filed, except that one report for Joseph Longo, Vice President & Chief Accounting Officer, reporting the acquisition of 12 restricted stock units of Common Stock was not timely filed due to administrative oversight. Also, Michael Read’s Form 3 omitted units included in Mr. Read’s retirement benefit plan. The units were reported on Mr. Read’s Form 5 filed on February 14, 2022.

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PROPOSAL 2

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the provisions of Section 14A of the Exchange Act, enacted as part of the Dodd-Frank Act, we are providing our stockholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, commonly referred to as a say-on-pay vote. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables, and related disclosures included in this proxy statement. In accordance with the advisory vote of our stockholders at our 2017 Annual Meeting of Stockholders, we provide to our stockholders the opportunity to vote annually to approve, on an advisory basis, the compensation of our named executive officers. Accordingly, the next vote to approve, on an advisory basis, the compensation of our named executive officers after the vote held at this Annual Meeting will be conducted at our 2023 Annual Meeting of Stockholders.

As described under “Compensation Discussion and Analysis,” our compensation objectives have focused on providing compensation that is competitive, includes meaningful performance incentives, aligns the interests of our executive officers and stockholders and provides an incentive for long-term continued employment with us.

We believe that our compensation program, which includes meaningful, performance-based components, has met these objectives and has enabled us to attract, motivate, and retain talented executives who have helped us achieve strong financial results. Please refer to the “Compensation Discussion and Analysis” for a detailed discussion of the performance goals addressed by our incentive programs and our compensation programs generally. Moreover, we believe that our compensation program is aligned with the long-term interests of our stockholders and contributed to our achievement of an average annual total stockholder return over the past one, five, and ten years of 17.9 percent, 20 percent, and 18 percent, respectively.

At the 2021 Annual Meeting of Stockholders, we asked our stockholders to vote to approve, on an advisory basis, the compensation paid to our named executive officers. Our stockholders approved compensation to our named executive officers, with approximately 86 percent of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation program. After soliciting input from and engaging with various major stockholders regarding our executive compensation program, the Compensation & Human Capital Committee assessed our compensation programs and found our current mix of performance metrics to be balanced and supportive of our pay-for-performance philosophy, consistent with the solid support expressed by our stockholders. Accordingly we continued our general approach to executive compensation for 2021. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation & Human Capital Committee will continue to seek and consider stockholder feedback in the future.

Accordingly, our Board of Directors recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Church & Dwight Co., Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement for the 2022 Annual Meeting of Stockholders.

This is an advisory vote, which means that the stockholder vote is not binding on us. Nevertheless, the Compensation & Human Capital Committee values the opinions expressed by our stockholders, will continue to seek and consider stockholder feedback in the future, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

Your Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 3

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche LLP to serve as our independent registered public accountant for 2022. In accordance with past practice, this selection will be presented to our stockholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our auditors. The Audit Committee may reconsider its selection if the appointment is not ratified by our stockholders. Deloitte & Touche LLP has served as our independent registered accountant since 1968.

A representative of Deloitte & Touche LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the Annual Meeting, if he or she desires to do so.

Your Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

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PROPOSAL 4

PROPOSAL 4: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE CHURCH & DWIGHT CO., INC. AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, to be renamed the Church & Dwight Co., Inc. 2022 Omnibus Equity Compensation Plan (the “Amended Plan”). The Amended Plan, in its initial form, was originally adopted by our Board of Directors on March 5, 2008, as the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan, subject to the receipt of stockholder approval (which was obtained at the 2008 Annual Meeting of Stockholders) in accordance with the requirements of the laws of the State of Delaware. The Amended Plan was subsequently amended and restated as the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan (the “2013 Plan”), which was adopted by the Board on January 30, 2013, subject to the receipt of stockholder approval (which was obtained at the 2013 Annual Meeting of the Stockholders) in accordance with the requirements of the laws of the State of Delaware, and which was subsequently amended by the Board on July 30, 2019. The Amended Plan has again been amended and restated and our Board of Directors adopted the Amended Plan on March 14, 2022, effective upon the receipt of stockholder approval at the Annual Meeting (the date of such approval is referred to below as the “Amended Effective Date”). The Amended Plan generally incorporates the provisions of the 2013 Plan as currently in effect and includes the following key modifications, effective upon the Amended Effective Date:

•	Term Extension. We extended the term of the Amended Plan until March 13, 2032 (currently, the 2013 Plan is scheduled to expire on May 1, 2023).

•

Elimination of Certain Code Section 162(m) Provisions.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain “covered employees,” subject to an exception for qualified performance-based compensation that was eliminated by tax reform legislation under the Tax Cuts and Jobs Act of 2017 (“TCJA”) for tax years beginning on or after January 1, 2018. In light of the repeal of the performance-based exception to Section 162(m) of the Code, certain provisions intended to satisfy the performance-based exception that remain in the 2013 Plan have been eliminated from the Amended Plan. However, because of our emphasis on performance-based compensation, the Amended Plan generally retains the 2013 Plan provisions authorizing performance awards and other types of awards based on performance as well as annual individual limitations on awards. The Amended Plan retains certain provisions in order to ensure that awards granted under the 2013 Plan that were intended to be performance-based compensation under Section 162(m) of the Code as in effect prior to the enactment of TCJA of the Code (“Prior 162(m)”) are generally grandfathered under Prior 162(m).

•

Revisions to Minimum Vesting Standards.    In order to standardize the minimum vesting standards that apply to equity awards under the Amended Plan, the Amended Plan contains a minimum vesting schedule of at least one year for all new grants made under the Amended Plan, with no portion of such awards permitted to vest prior to the first anniversary of the date of grant (except that accelerated vesting is permitted in the event of a change of control of the company or the participant’s death, disability or retirement as is currently permitted under the Amended Plan). In addition, the Amended Plan permits awards to vest prior to the first anniversary of the date of grant, provided that the aggregate amount of shares subject to such grants does not exceed 5% of the plan’s aggregate share reserve, as is currently permitted under the 2013 Plan.

•

No Current Payment of Dividends or Dividend Equivalents.    The Amended Plan expressly prohibits the payment of dividends and dividend equivalents with respect to any grants of options or stock appreciation rights (“SARs”), which has generally been our practice with respect to grants of options

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PROPOSAL 4

and SARs under the 2013 Plan. Further, consistent with the 2013 Plan, any dividends paid on other stock-based awards will not be payable to the holder of the other stock-based award unless and until the award vests or the applicable forfeiture provisions lapse and no dividend equivalents will be paid or issued in respect of other stock-based awards. Dividends paid on restricted stock awards and dividend equivalents that accrue on restricted stock units will continue to be not payable to the holder of the restricted stock or restricted stock units unless and until they vest or the applicable forfeiture provisions lapse, as is currently provided for under the 2013 Plan.

•

Individual Share Limits.    In order to align with best market practices, the Amended Plan provides that the maximum aggregate number of shares of common stock with respect to which grants may be made to any individual during any calendar year is 1,500,000 shares, subject to adjustment as provided in the Amended Plan and described below. This amount represents 50% of the limit under the 2013 Plan, which provides that awards made to any individual during any calendar year may not exceed 3,000,000 shares of common stock (after giving effect to adjustment as a result of the 2016 2-for-1 stock split).

•

Annual Limit on Director Compensation.    The Amended Plan provides that any equity or equity-based grants to any non-employee director under the Amended Plan during any calendar year, plus any cash-based compensation granted to any non-employee director under the Amended Plan or otherwise during any calendar year (whether paid in cash or common stock or on a current or deferred basis) in each case, solely with respect to his or her service as a non-employee director, may not exceed $750,000 based on the aggregate fair market value (determined as of the date of grant) of any equity or equity-based grants plus the aggregate value (determined as of the date of grant) of any cash-based compensation.

As described in more detail below, the current aggregate share reserve under the 2013 Plan of 36 million shares of common stock available for issuance (reflecting the original aggregate share reserve of 18 million, adjusted for the 2016 2-for-1 stock split) will not be increased for grants of awards under the Amended Plan, but remains subject to adjustment described below. Of that amount, as of February 28, 2022, 18,508,731 shares remain available for awards, plus any shares that become available as a result of forfeited awards. The Amended Plan includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices. These provisions will continue in the Amended Plan and include, without limitation, the following:

•

No Discounted Options or SARs.    Neither stock options nor SARs may be granted with an exercise price or base price, as applicable, that is lower than the fair market value of the underlying shares on the grant date.

•

No Repricing or Replacement of Under-water Options or SARs.    The terms of the Amended Plan do not allow, without prior stockholder approval, for the repricing or replacement stock options or SARs, including any cash buyouts or the voluntary surrender and exchange of “under-water” stock options or SARs for new equity awards.

•

No Share Recycling for Net Exercises or Tax Withholding.    Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the Amended Plan.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Amended Plan are automatically replenished.

•	No Automatic Grants. The Amended Plan does not provide for automatic grants to any participant.

•

Reloading of Stock Options.    The Amended Plan does not include “reload” features where option holders who exercise an option with existing shares are granted a “replacement” option for the shares used to pay the exercise price of the initial option.

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PROPOSAL 4

We anticipate filing a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional amount of new shares of our common stock to be included in the aggregate share reserve under the Amended Plan, effective upon and subject to stockholder approval of the Amended Plan, as soon as practicable following such stockholders’ approval of the Amended Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2021, regarding securities issuable under our equity compensation plans, all of which were approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available for Future Issuance Under Compensation Plans (excludes securities reflected in column (a))

Equity Compensation Plans Approved by Stockholders	11,296,261	$58.83	18,376,185

Summary of the Amended Plan

The following description of the Amended Plan is only a summary and is qualified in its entirety by reference to the Amended Plan, a copy of which is included in this proxy statement as Appendix A. If approved by stockholders, the Amended Plan will become effective as of April 28, 2022. If we do not obtain requisite stockholder approval of the Amended Plan, the 2013 Plan as currently in effect (without giving effect to the proposed amendments under the Amended Plan) will remain in effect and no grants will be made under the Amended Plan. If the Amended Plan is approved by our stockholders, then no further grants will be made under the 2013 Plan. Because the Amended Plan will not be effective unless and until it is approved by stockholders, no awards have been granted to date.

General

Under the Amended Plan, selected employees and non-employee members of our Board of Directors will have the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. We believe that the Amended Plan will encourage participants to contribute significantly to our growth, thereby benefiting our stockholders, and will align the economic interests of the participants with those of the stockholders.

The material terms of the Amended Plan are summarized below. A copy of the full text of the Amended Plan is attached to this proxy statement as Appendix A. This summary of the Amended Plan is not intended to be a complete description of the plan and is qualified in its entirety by the actual text of the Amended Plan.

Material Features of the Amended Plan

The Amended Plan (like the 2013 Plan) provides that grants may be made in any of the following forms:

•	Incentive stock options

•	Nonqualified stock options

•	Stock units

•	Stock awards

•	Stock appreciation rights

•	Other stock-based awards

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PROPOSAL 4

The current aggregate share reserve under the 2013 Plan of 36 million shares of common stock available for issuance (reflecting the original aggregate share reserve of 18 million, adjusted for the 2016 2-for-1 stock split) will not be increased, but remains subject to adjustment as described below. As of February 28, 2022, 18,508,731 shares remain available for issuance under the 2013 Plan. Within this limit, the maximum aggregate number of shares of common stock that may be issued under stock awards, stock units and other stock-based awards (referred generally as “full value awards”) during the term of the Amended Plan is 4,000,000 shares of common stock (which is the maximum aggregate share limit for full value awards under the 2013 Plan, which contains a 2,000,000 maximum aggregate share limit for full value awards that was adjusted as a result of the 2016 2-for-1 stock split), less the number of full value awards previously granted under the 2013 Plan (which was 17,491,269 as of February 28, 2022, resulting in 18,508,731 full value awards remaining available for issuance under the Amended Plan as of such date), and will also be subject to adjustment as described below.

If, and to the extent options and stock appreciation rights granted under the Amended Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, or if any stock units, stock awards or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to these grants will become available again for purposes of the Amended Plan. The number of shares of common stock available for purposes of the Amended Plan will be reduced by (i) the total number of options or other stock-based awards (that are subject to exercise) that have been exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued to the participant as the result of net exercise or settlement and (ii) any shares of our common stock issued pursuant to the Amended Plan used to pay any exercise price, purchase price or tax withholding obligation with respect to any awards. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights will be considered issued under the Amended Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. Stock units that are designated in the grant agreement solely to be paid in cash rather than in shares of common stock will not count against the aggregate share limit. In addition, the Amended Plan prohibits us from using cash proceeds we receive from option exercises to repurchase shares of common stock on the open market for reuse under the Amended Plan.

The Amended Plan provides that the maximum aggregate number of shares of common stock with respect to which grants may be made to any individual during any calendar year is 1,500,000 shares (which represents 50% of the limit under the 2013 Plan, adjusted for the 2016 2-for-1 stock split), subject to adjustment as described below. All grants under the Amended Plan will be expressed in shares of common stock. A participant may not accrue dividend equivalents of more than $100,000 during any calendar year.

Administration.    The Amended Plan will be administered and interpreted by the Compensation & Human Capital Committee or another committee appointed by the Board, provided that the committee administering the plan must consist of two or more directors appointed by the Board of Directors, each of whom qualifies as a non-employee director under Rule 16b-3 promulgated under the Exchange Act, as an independent director under New York Stock Exchange Listed Company Manual Rule 303A.02 or any other applicable national listing standards, and with respect to awards intended to be “performance-based compensation” under Prior 162(m), as an outside director under Prior 162(m). However, our Board of Directors or such committee may delegate its authority under the Amended Plan to a sub-committee or to one or more senior executive officers to the extent permitted by applicable law and stock exchange rules, and subject to any restrictions or limitations as may be imposed by the Board of Directors or such committee. We refer to the committee administering the Amended Plan herein as the “Committee.” In addition, the Board of Directors will administer the Amended Plan for non-employee directors, and references below to the Committee include the Board of Directors where appropriate.

The Committee has the authority, subject to ratification by the independent members of the Board of Directors, to (i) determine the individuals to whom grants will be made under the Amended Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and any acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Amended Plan.

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Eligibility for Participation.    All of our employees and the employees of our subsidiaries and parents, and all of our non-employee directors, are eligible to receive grants under the Amended Plan. As of February 18, 2022, approximately 510 employees and 10 non-employee directors are eligible to receive grants under the Amended Plan.

Types of Awards.

Stock Options

The Committee may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Amended Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries and parents may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Amended Plan will be equal to or greater than (but shall not be less than) the last sale price of the underlying shares of common stock reported on the NYSE on the date of grant.

An ISO may not be granted to an employee who holds more than ten percent of the total combined voting power of all classes of our outstanding stock unless the exercise price per share is not less than 110 percent of the last reported sale price of the underlying shares of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. In addition, if a participant does not remain employed by us or one of our parents or subsidiaries at all times from the date the ISO is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such ISO will be treated as an NQSO.

The Committee will determine the term of each option, which may not exceed ten years from the date of grant (five years in the case of ISOs granted to an employee who holds more than ten percent of the total combined voting power of all classes of our outstanding stock). The Committee may grant options that are subject to achievement of performance goals or other conditions. Options will vest and become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the award agreement; provided, however, that any option granted on or after the Amended Effective Date will have a minimum vesting schedule of one year (with no vesting conditions being satisfied prior to the first anniversary of the date of grant) (such requirements, the “Vesting Requirements”). However, the Committee will be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a change of control or a participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the aggregate share amount reserved under the plan (such earlier vesting conditions, the “Vesting Exceptions”).

A participant may exercise an option by delivering a notice of exercise to us. The participant will pay the exercise price and any withholding taxes for the option: (i) in cash; (ii) if the Committee permits, by delivering shares of common stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of common stock having an aggregate fair market value on the date of exercise equal to the exercise price; (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Committee may approve.

The Committee will determine in the grant agreement under what circumstances, if any, and during what time periods a participant may exercise an option after termination of employment or service. No right to vote or receive dividends or any other rights as a stockholder will exist with respect to the shares of common stock subject to an option until the shares of common stock are issued in respect of such option. No dividend equivalents shall be issued or paid with respect to any option.

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Stock Units

The Committee may grant stock units to anyone eligible to participate in the Amended Plan. Each stock unit provides the participant with the right to receive a share of common stock or an amount based on the value of a share of common stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions of the stock units, provided that the Vesting Requirements and Vesting Exceptions will apply to all stock units granted under the Amended Plan on or after the Amended Effective Date. Stock units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee.

The Committee may grant dividend equivalents in connection with stock units. Dividend equivalents will be payable in cash or shares of common stock and may be paid currently or may be deferred. The terms and conditions of dividend equivalents will be determined by the Committee. However, under the Amended Plan, in no event may dividend equivalents be paid unless and until the stock unit in connection with which the dividend equivalent is granted vests.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Amended Plan. The Committee will determine the number of shares of common stock subject to the grant of stock awards and the restrictions and other terms and conditions of the grant. The Committee may establish conditions under which restrictions on stock awards will lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals, provided that the Vesting Requirements and Vesting Exceptions will apply to all stock awards granted under the Amended Plan on or after the Amended Effective Date. The Committee will determine in the grant agreement under what circumstances a participant may retain stock awards after termination of employment or service, and the circumstances under which stock awards may be forfeited.

The Committee will determine whether and under what conditions participants will have the right to vote shares of common stock and to receive dividends paid on such shares during the restriction period. The Committee may determine that a participant’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions. Notwithstanding anything to the contrary, in no event may any dividends or other distributions payable with respect to any stock awards be paid unless and until any such stock awards to which any such dividends or other distributions relate are vested. Accumulated dividends may be paid in cash, shares of common stock or in such other form as dividends are paid on common stock, as determined by the Committee.

Stock Appreciation Rights

The Committee may grant SARs to anyone eligible to participate in the Amended Plan. SARs may be granted in tandem with, or independently of, any option granted under the Amended Plan. Upon exercise of an SAR, the participant will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount for the SAR. Payment will be made in cash, shares of common stock or a combination of the two.

The base amount of each SAR will be determined by the Committee and will be not less than the last sale price of a share of common stock reported on the NYSE on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable, provided that the Vesting Requirements and Vesting Exceptions will apply to all SARs granted under the Amended Plan on or after the

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Amended Effective Date. The Committee will determine under what circumstances and during what time periods a participant may exercise an SAR after termination of employment or service. No dividends or dividend equivalents will be issued or paid to a participant in respect of any SAR.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Amended Plan. These grants will be based on or measured by shares of common stock, and will be payable in cash, in shares of common stock or in a combination of cash and shares of common stock. The terms and conditions for other stock-based awards will be determined by the Committee, provided that the Vesting Requirements and Vesting Exceptions will apply to all other stock-based awards granted under the Amended Plan on or after the Amended Effective Date. The payment of any dividends on any other stock-based award will be credited, deferred until, and conditioned upon, the satisfaction of the vesting of and shall be subject to the same restrictions on transferability and forfeitability as the other stock-based award with respect to which they were paid.

Deferrals.    The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with any grant under the Amended Plan. The Committee will establish the rules and procedures applicable to any such deferrals in a manner intended to be consistent with applicable requirements of Section 409A of the Code.

Adjustment Provisions.    If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split, combination or exchange of shares, merger, reorganization, consolidation, reclassification, change in par value or any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limit on the number of shares of common stock any individual may receive under grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the Amended Plan, and the price per share or the applicable market value of the grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be aggregated and eliminated. In addition, in the event of a change of control, the provisions of the Amended Plan applicable to a change of control will apply.

Change of Control.    Unless the Board of Directors determines otherwise before a change of control, effective upon the date of the change of control:

•	All outstanding options and SARs will automatically accelerate and become fully exercisable;

•	The restrictions and conditions on all outstanding stock awards will immediately lapse; and

•	All stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target values, or in such greater amounts as the Board of Directors may determine.

However, no grant will be treated as summarized above if the grant is (i) made on or after July 30, 2019, to a participant who, as of the date of such grant, is an employee with the title of Executive Vice President or Chief Executive Officer, and (ii) assumed, substituted or converted to similar grants of the surviving corporation (or parent or subsidiary of the surviving corporation), in each case with value and terms that are at least equivalent to the grant in effect before the change of control; provided, however, that any grant so converted will be treated as summarized above if the participants’ employment is terminated by us without “cause” or by the participant for “good reason” (in each case, as defined in the participant’s applicable grant agreement), in either case upon or within 24 months following the change of control.

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Notwithstanding the foregoing, in the event of a change of control, the Board of Directors may take any of the following actions with respect to any or all outstanding grants under the Amended Plan without participant consent:

•

Require that participants surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Board of Directors, in an amount equal to the amount, if any, by which the then fair market value of the shares subject to the participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable and on such terms as may be determined by the Board of Directors;

•	After giving participants the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Board of Directors deems appropriate;

•

Determine whether participants holding stock units, other stock-based awards or dividend equivalents will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in such amount and form and on such terms as may be determined by the Board of Directors; or

•

Determine that outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) that have value and terms that are at least equivalent to grants in effect before the change of control.

For purposes of the Amended Plan, a change of control will be deemed to have occurred if one of the following events occurs:

•

Any person becomes the beneficial owner of shares of common stock representing more than 50 percent of the total number of votes that may be cast for the election of directors of the Board of Directors;

•

The consummation of any merger or other business combination of our company, sale of all or substantially all of our assets or a combination of the foregoing transactions, other than a transaction involving only us and one or more of our subsidiaries or a transaction immediately following which our stockholders immediately prior to the transaction continue to have a majority of the voting power in the resulting entity; or

•

A majority of the members of the Board of Directors is replaced during any 24-month period by directors whose appointment or election is not endorsed by at least two-thirds of the members of the Board of Directors prior to the date of the appointment or election.

The Board of Directors may provide in a grant agreement that a sale or transaction involving a subsidiary or one of our business units will be considered a change of control for purposes of a grant, or establish other provisions that will be applicable in the event of a specified transaction.

Transferability of Grants.    Only the participant may exercise rights under a grant during the participant’s lifetime. A participant may not transfer those rights except by will or the laws of descent and distribution. The Committee may provide, in a grant agreement, that a participant may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, and according to such terms as the Committee may determine.

Participants Outside the United States.    If any individual who receives a grant under the Amended Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable country.

No Repricing or Replacement of Options or SARs.    The Committee may not reprice or replace any stock options or SARs and the Board of Directors may not amend the Amended Plan to permit repricing or replacement of the stock options or SARs, without prior stockholder approval.

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No Reload of Options.    The Committee may not grant stock options that provide for the grant of the same number of stock options as the number of shares used to pay for the exercise price of stock options or shares used to pay withholding taxes (i.e., “reloads”).

Clawback Policy.    All awards (including any proceeds, gains or other economic benefit actually or constructively received upon any receipt or exercise of any award or upon the receipt or resale of any shares underlying the award) shall be subject to the provisions of (i) any claw-back policy we adopt that is intended to comply with the requirements of any applicable laws, rules or regulations, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) any claw-back agreement we enter into with an individual participant.

Amendment and Termination of the Amended Plan.    The Board of Directors may amend or terminate the Amended Plan at any time, subject to stockholder approval of any amendment for which such approval is required under any applicable laws or stock exchange requirements. The Amended Plan will terminate on March 13, 2032, unless the Amended Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with stockholder consent.

Performance Goals.    The Committee may make any grant subject to the achievement of any performance goals designated by the Committee, including any one or more of the following criteria: stock price, earnings per share, price-earnings multiples, appreciation in value of shares, net income, income from operations, pre-tax income, pro-forma net income, net sales, organization or sales growth, number of days sales outstanding in accounts receivable, productivity, operating margins, profit margins, economic value added, consolidated income before or after taxes (including earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, return on stockholder equity, total shareholder return, return on invested capital, expenses, book value, value of assets, expense management, improvements in capital structure, profitability, growth in assets, unit volume, sales, cash flow, market share, credit rating, environmental, social and governance goals, human capital performance goals, regulatory compliance goals, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, customer satisfaction goals, customer retention goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions, divestitures or strategic partnerships, or any other financial or other measurement deemed appropriate by the Committee. The performance goals may relate to one or more business units or the performance of our company and our subsidiaries as a whole, or any combination of the foregoing.

Share Price.    On March 1, 2022, the last trading day prior to the record date, the closing price of our common stock on the NYSE was $96.89 per share.

New Plan Benefits.

No equity grants have been made under the Amended Plan. Awards to employees under the Amended Plan will be discretionary, so it is not currently possible to predict the number of shares of common stock that will be granted or who will receive grants under the Amended Plan after the Annual Meeting.

Our Compensation Plan for Directors provides for the payment of fee-based compensation (i.e., an annual retainer and any special assignment meeting fees) and annual equity grants to our directors who are not full-time employees of the company. Special assignment meeting fees are paid in consideration for attendance at meetings with respect to certain non-scheduled activities and projects requested by the Board. The annual retainer amount is pro-rated for any director with less than a full year of service. The Compensation Plan for Directors provides each director with the choice of receiving his or her fee-based compensation (i) 100 percent in cash if that director has fully satisfied the Company’s Stock Ownership Guidelines for Directors, (ii) 50 percent in cash and 50 percent in shares of our common stock if specifically elected by a director or (iii) 100 percent in shares of our common stock (the default method of payment). Any fees payable to our directors under the Compensation Plan for Directors may be deferred in accordance with our Deferred Compensation Plan for

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Directors, provided that a timely election is made by the director seeking such deferral. See “Corporate Governance and Other Board Matters—Compensation of Directors—Compensation Plan for Directors” and “Corporate Governance and Other Board Matters—Compensation of Directors—Deferred Compensation Plan for Directors” for additional information. In addition to the foregoing compensation, our directors are eligible to receive annual stock option grants under our Compensation Plan for Directors. The Compensation Plan for Directors provides that, unless otherwise established by our Board of Directors, equity grants to our non-employee directors will be made annually on the same date each year that we make annual equity grants to our employees (which date occurs on the Monday falling most closely to the midpoint between the dates of our first and second quarter earnings releases). A new director will receive his or her initial equity grant on the date such individual commences service. In 2021, we granted to each non-employee director a stock option with a grant date fair value (calculated in accordance with U.S. GAAP) equal to $140,000. No changes have been made to the amount or structure of our Board of Directors compensation program for fiscal year 2022. See “Corporate Governance and Other Board Matters—Compensation of Directors—Annual Equity Grants for Directors” for additional information. As described above, the Amended Plan provides that any equity or equity-based grants to any non-employee director under the Amended Plan during any calendar year, plus any cash-based compensation granted to any non-employee director under the Amended Plan or otherwise during any calendar year (whether paid in cash or common stock or on a current or deferred basis) in each case, solely with respect to his or her service as a non-employee director, may not exceed $750,000 based on the aggregate fair market value (determined as of the date of grant) of any equity or equity-based grants plus the aggregate value (determined as of the date of grant) of any cash-based compensation.

United States Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences with respect to stock options to be granted under the Amended Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. The discussion is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable.

The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee of the grant and the disposition of common stock. This summarized tax information is not tax advice.

Incentive Stock Options.    The grant or exercise of an ISO generally has no income tax consequences for the optionee or the issuing corporation. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax. The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

The sale of common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of ours (or certain of our affiliates) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either

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(i) within two years from the date the ISO was granted, or (ii) within one year from the date of exercise of the ISO. Any gain or loss realized upon a subsequent disposition of the shares will be treated as a long-term capital gain or loss to the optionee (depending on the applicable holding period). We will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares, unless such disposition occurs prior to the expiration of the holding period described above.

In general, if the optionee does not satisfy the foregoing holding periods, any gain (in an amount equal to the lesser of the fair market value of the common stock on the date of exercise (or, with respect to officers subject to Section 16(b) of the Exchange Act, the date that sale of such common stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price, or the amount realized on the disposition minus the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, subject to the limitations under Internal Revenue Code Sections 162(m) and 280G (as described below), we are generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

Non-Qualified Stock Options.    In general, an optionee will realize no taxable income upon the grant of a NQSO and we will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a NQSO, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short- term or long-term capital gain or loss depending upon his or her holding period for the stock. Subject to the limitations under Internal Revenue Code Sections 162(m) and 280G, we will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

Section 16(b).    Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability with regard to both ISOs and NQSOs as a result of special tax rules regarding the income tax consequences concerning their stock options.

Internal Revenue Code Section 162(m).    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000. The exception for qualified “performance-based” compensation was eliminated by the TCJA for tax years beginning on or after January 1, 2018. “Covered employee” includes anyone who served as chief executive officer or chief financial officer during any part of a year and the next three most highly compensated officers for the taxable year. In addition, once a person is considered a “covered employee,” that person remains a covered employee in all subsequent years (including after the person leaves our service or changes roles). The American Rescue Plan Act of 2021 updated Section 162(m) of the Code, effective for tax years beginning after December 31, 2026, to expand the number of “covered employees” subject to the $1 million deduction limit to include the next five highest compensated employees of the company. However, this new group of employees will not retain the perpetual “covered employee” status and will be determined annually.

Parachute Payments.    In the event that the payment or vesting of any award under the Amended Plan is accelerated because of a change in ownership or control (as defined in Internal Revenue Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Section 280G of the Code, then subject to certain exceptions, a portion of such payments would be nondeductible to us and the participant would be subject to a 20 percent excise tax on such portion of the payment.

Internal Revenue Code Section 409A.    Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1

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percent will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20 percent tax. While most awards under the Amended Plan are anticipated to be exempt from the requirements of Internal Revenue Code Section 409A, awards that are not exempt are intended to comply with Internal Revenue Code Section 409A.

Your Board of Directors unanimously recommends a vote FOR the approval of the amendment and restatement of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan.

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PROPOSAL 5: STOCKHOLDER PROPOSAL

SPECIAL SHAREHOLDER MEETING IMPROVEMENT

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent. The Company is not responsible for any inaccuracies it may contain. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of at least $2,000 in market value of shares of Common Stock, is the proponent of the following stockholder proposal. The proponent has advised us that he or a representative will present the proposal and related supporting statement at the Annual Meeting.

Proposal 5 - Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible

Church & Dwight currently has one of the highest stock ownership thresholds to call a special meeting—25% of shares. This 25% of shares translates into 33% of the Church & Dwight shares that normally vote at our annual meeting. It would be hopeless to expect that Church & Dwight shareholders, who do not even vote, would go out of their way to take the extra procedural steps to ask for a special shareholder meeting.

On top of the high 25% stock ownership requirement, that translates into 33% of shares that vote at the annual meeting, is the fact that all shares not held for one continuous year are 100% disqualified from formally participating in the call for a special shareholder meeting.

Thus the shareholders who own 33% of shares held for one continuous year could determine that they hold 51% of shares that typically vote at the annual meeting when their shares held for less than one continuous year are included.

In contrast to this potential 51% stock ownership threshold to call a special shareholder meeting, we need the more reasonable stock ownership threshold called for in this proposal.

Special meetings allow shareholders to vote on important matters, such as electing new directors with special expertise or independence that may be lacking in our current directors as was the case with the 3 new Exxon directors supported by Engine No. 1 hedge fund in 2021.

Our management is best served by providing the means for 10% of shareholders, who have special expertise, to bring emerging opportunities or solutions to problems to the attention of management and all shareholders.

A more reasonable shareholder right to call for a special shareholder meeting can make shareholder engagement meaningful. If management is insincere in its shareholder engagement, a right for shareholders to call a special meeting can make management think twice about its insincerity.

It is important to remember that management can abruptly discontinue any shareholder engagement program if it fails to give mostly cheerleading support to management. A more reasonable shareholder right to call for a special shareholder meeting will help curb such a management tendency.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 5

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PROPOSAL 5

The Board’s Statement in Opposition to Stockholder Proposal

Your Board of Directors recommends a vote AGAINST this stockholder proposal for the following reasons:

Our existing 25% threshold gives stockholders a meaningful right to request a special meeting while striking the appropriate balance against potential abuses by special interests and the substantial administrative and financial burdens that special meetings impose.

As part of the Board’s ongoing review of the Company’s corporate governance practices, in 2020 the Board recommended to our stockholders that they approve amendments to the Company’s governing documents to provide them the right to request special meetings. Following the approval by our stockholders at our 2020 annual meeting of stockholders, we amended our bylaws and our Certificate of Incorporation to permit holders of 25% of our stock to request a special meeting. The Board continues to recognize that providing a stockholder right to request special meetings is viewed by many stockholders as good corporate governance practice. However, the Board also believes that special meetings of stockholders should be extraordinary events that are held only when strategic concerns or other critical, time-sensitive issues require that relevant matters not be delayed until the Company’s next annual meeting of stockholders.

The Board’s recommendation of a 25% threshold was intended to protect against the risk that a single stockholder or small group of stockholders could call a meeting potentially to further a narrow agenda not in the interests of stockholders generally or the Company. Reducing the threshold to 10%, as the proponent now requests, would enable a very small number of stockholders (currently, as few as one) to request a special meeting. Our 25% ownership threshold is also the most common threshold among large public companies who offer stockholders the right to request a special meeting.

Moreover, holding a special meeting, whether in person or virtually, can be very costly and time- consuming to the Company due to the legal costs associated with preparing required proxy materials, the substantial printing and mailing costs, the diversion of the Board and senior management’s time and attention and the expenditure of other Company resources required to prepare for and conduct the special meeting.

Recognizing the substantial administrative and financial burdens that a special meeting imposes, the Board continues to believe that our existing 25% ownership threshold strikes the appropriate balance between allowing stockholders to vote on important matters that arise between annual meetings and protecting against the risk that a single stockholder or small group of stockholders could call a meeting potentially to further a narrow agenda not favored by the majority of stockholders.

Our corporate governance practices ensure Board accountability and responsiveness, and support stockholder action.

The Board also believes this stockholder proposal should be evaluated in the context of the Company’s overall corporate governance practices, including other stockholder rights available under our bylaws and Certificate of Incorporation and applicable law, as well as the demonstrated accessibility and accountability of the Board. Under Delaware law, our governing documents and NYSE rules, we must submit certain significant matters to a stockholder vote, including the annual election of all Board members, mergers and consolidations, large share issuances, the adoption of equity compensation plans and amendments to our Certificate of Incorporation. In addition, our bylaws provide for “proxy access” to our stockholders, allowing eligible stockholders to nominate directors for inclusion in our proxy statement if they satisfy the requirements specified in our bylaws.

The Board continuously evaluates and, as appropriate, updates our corporate governance practices. In recent years we have made significant governance changes designed to facilitate stockholder participation and engagement, including declassifying the Board, permitting stockholders to remove Board members with or without cause, removing the supermajority voting requirements from our bylaws and Certificate of Incorporation, as well as adding term and age limits for our Board members to ensure appropriate Board refreshment.

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PROPOSAL 5

Moreover, our governance policies promote open communication between stockholders and the Board. While management has primary responsibility for stakeholder engagement, our Board of Directors, through its committees and as part of the strategic planning process, is regularly informed about and oversees these efforts, with the involvement of our Independent Lead Director and the evaluation of the Governance, Nominating & Corporate Responsibility Committee. Further, stockholders may ask questions and make comments during the question and answer portion of the Annual Meeting, which is generally attended by all directors.

We believe our existing 25% ownership threshold for stockholders to request a special meeting, which was approved just two years ago by our stockholders, strikes the right balance between the ability of stockholders to request a special meeting and the interests of the Company and our stockholders in promoting the appropriate use of the Company’s resources. When viewed together with our strong corporate governance policies and practices, our robust stockholder engagement program, our ongoing Board refreshment and the various stockholder-friendly provisions that we have adopted in recent years, the Board believes that our current 25% special meeting threshold is appropriate and enhances stockholder rights while still ensuring appropriate support among stockholders is required to request a special meeting. Lowering the threshold would increase the potential for the unnecessary waste of corporate resources and disruption to corporate operations. Therefore, the Board believes the adoption of this proposal is unnecessary and not in the best interests of the Company or our stockholders. However, the Board remains committed to fostering an open and honest dialogue with its stockholders regarding its corporate governance policies and practices.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

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HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for notices of Internet availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household notices of Internet availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate notice of Internet availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by telephone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, Computershare Investor Services LLC, 250 Royall Street, Canton, MA 02021, telephone: (866) 299-4219. We promptly will send additional copies of the relevant material following receipt of a request for additional copies.

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OTHER BUSINESS

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

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STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

Any proposals submitted by stockholders for inclusion in our proxy statement and proxy for the 2023 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal executive offices (to the attention of the Secretary) no later than November 29, 2022 and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2023 Annual Meeting of Stockholders, other than a proposal for inclusion in the proxy statement pursuant to SEC regulations, or who wants to nominate a person for election to our Board of Directors at that meeting, must provide a written notice that sets forth the specified information described in our Certificate of Incorporation concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth on the first page of this proxy statement, no more than 120 days and no less than 90 days prior to the first anniversary of the previous year’s annual meeting, or not later than January 30, 2023 and no earlier than December 29, 2022 for proposed business or nominees to be brought at the 2023 Annual Meeting of Stockholders. A copy of our Certificate of Incorporation can be obtained upon request directed to the Office of the Secretary at the address set forth on the first page of this proxy statement.

The Board has adopted proxy access, which allows a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s Common Stock for at least three years to submit director nominees (up to the greater of two individuals or 20% of the Board) for inclusion in the Company’s proxy materials if the stockholder or group provides timely written notice of such nomination and the stockholder or group, and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials, notice must be received by the Corporate Secretary at the principal executive offices of the Company no earlier than the close of business on October 19, 2022, and no later than the close of business on November 18, 2022. The notice must contain the information required by the Company’s Bylaws, and the stockholder or group and its nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of stockholder nominees in the Company’s proxy materials.

In addition to satisfying the requirements noted above, if a stockholder intends to comply with the SEC’s universal proxy rules (once effective) and to solicit proxies in support of director nominees other than the Company’s nominees, the sotckholder must provide notice that provides the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2023 Annual Meeting, no later than February 17, 2023). If the date of the 2023 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2023 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2023 Annual Meeting is first made.

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ANNUAL REPORT AND FORM 10-K

ANNUAL REPORT AND FORM 10-K

Our Annual Report to Stockholders for 2021, including financial statements, is being furnished, simultaneously with this proxy statement, to all stockholders of record as of the close of business on March 2, 2022, the record date for voting at the Annual Meeting. A copy of our Annual Report and Form 10-K for the year ended December 31, 2021, including the financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to stockholders upon written request to Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628 Attention: Secretary. The Form 10-K provided to stockholders will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to stockholders upon written request and upon payment of reproduction and mailing expenses.

By Order of the Board of Directors,

PATRICK D. DE MAYNADIER

Corporate Secretary

Ewing, New Jersey

March 18, 2022

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APPENDIX A

APPENDIX A

CHURCH & DWIGHT CO., INC.

2022 OMNIBUS EQUITY COMPENSATION PLAN

Adopted by Board of Directors on March 14, 2022

Approved by Stockholders on April 28, 2022

As Amended and Restated Effective as of April 28, 2022

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APPENDIX A

CHURCH & DWIGHT CO., INC.

2022 OMNIBUS EQUITY COMPENSATION PLAN

As Amended and Restated Effective as of April 28, 2022

1.    Purpose and History

The purpose of the Church & Dwight Co., Inc. 2022 Omnibus Equity Compensation Plan is to provide (i) designated employees of the Company and its Subsidiaries (each as defined herein), and (ii) non-employee members of the board of directors of the Company with the opportunity to receive Grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Amended and Restated Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders.

The Amended and Restated Plan was originally adopted by the Board on March 5, 2008, as the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan, subject to the receipt of stockholder approval (which was obtained at the 2008 annual meeting of the Company’s stockholders) in accordance with the requirements of the laws of the State of Delaware. The Amended and Restated Plan was amended and restated as the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, which was adopted by the Board on January 30, 2013, subject to the receipt of stockholder approval (which was obtained at the 2013 annual meeting of the Company’s stockholders) in accordance with the requirements of the laws of the State of Delaware. The Board subsequently approved a further amendment and restatement in the form of this Amended and Restated Plan, effective upon the receipt of stockholder approval in accordance with the requirements of the laws of the State of Delaware at the Company’s 2022 annual stockholders meeting held or to be held on April 28, 2022. If the Amended and Restated Plan is not so approved by the Company’s stockholders, all provisions of the Prior Plan shall remain effective without regard to any amendments under the Amended and Restated Plan.

2.    Definitions

Whenever used in this Amended and Restated Plan, the following terms will have the respective meanings set forth below:

(a)    “409A Covered Grant” means a Grant that constitutes “non-qualified deferred compensation” within the meaning of section 409A of the Code.

(b)    “Amended and Restated Plan” means this Church & Dwight Co., Inc. 2022 Omnibus Equity Compensation Plan, as amended and restated effective as of April 28, 2022 and as further amended from time to time.

(c)    “Amended Effective Date” means the date the stockholders of the Company approve the Amended and Restated Plan.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change of Control” shall be deemed to have occurred if:

(i)

Any Person becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of Company Stock representing more than 50% of the total number of votes that may be cast for the election of directors of the Company;

(ii)	The consummation of any merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a

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“Transaction”), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; or

(iii)

Within any 24-month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated under the Exchange Act or any successor provision; provided, however, that, notwithstanding the foregoing, with respect to any Grant (including any payment in respect thereof) granted under the Amended and Restated Plan which constitutes a 409A Covered Grant, solely to the extent necessary to comply with section 409A of the Code, the definition of “Change of Control” in this Section 2(e) shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case, within the meaning of section 409A of the Code.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Committee” means (i) with respect to Grants to Employees, the Compensation & Human Capital Committee of the Board or another committee appointed by the Board to administer the Amended and Restated Plan, provided that such committee shall consist of two (2) or more individuals who are (A) “non-employee directors” as defined in rule 16b-3 as promulgated under section 16 of the Exchange Act, and (B) “independent directors” as defined under New York Stock Exchange Listed Company Manual Rule 303A.02 or any other applicable national securities listing standards, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be “qualified performance-based compensation” under Prior 162(m), a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Prior 162(m) and related Treasury regulations.

(h)    “Company” means Church & Dwight Co., Inc. a corporation organized under the laws of the state of Delaware, or any successor corporation.

(i)    “Company Stock” means the common stock of the Company.

(j)    “Compensation Plan for Directors” shall mean the Church & Dwight Co. Inc. Amended and Restated Compensation Plan for Directors, as it may be amended from time to time.

(k)    “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(l)    “Employee” means an employee of the Employer (including employees who are officers or members of the Board), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Amended and Restated Plan, unless the Committee determines otherwise.

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APPENDIX A

(m)    “Employer” means the Company, its successors and assigns, any Parent or Subsidiary, or any organization into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)    “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(p)    “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of section 422 or 409A of the Code, as applicable.

(q)    “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Amended and Restated Plan.

(r)    “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(s)    “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(t)    “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(u)    “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(v)    “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(w)    “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 10.

(x)    “Parent” means any parent corporation of the Company within the meaning of section 424(e) of the Code.

(y)    “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Amended and Restated Plan.

(z)    “Person” shall have the meaning ascribed thereto in section 3(a)(9) of the Exchange Act, as modified, applied and used in sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of stock of the Company.

(aa)    “Prior 162(m)” means section 162(m) of the Code, as in effect prior to the enactment of the Tax Cuts and Jobs Act.

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(bb)    “Prior Plan” means the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, as adopted by the Board on January 30, 2013 and approved by the Company’s stockholders on May 2, 2013, as amended from time to time.

(cc)    “Restriction Period” means the period during which Stock Awards are subject to restrictions pursuant to Section 9 hereof.

(dd)    “SAR” means a stock appreciation right as described in Section 10.

(ee)    “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ff)    “Stock Award” means an award of Company Stock as described in Section 9.

(gg)    “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

(hh)    “Subsidiary” means any “subsidiary” within the meaning of Rule 405 of the Securities Act.

3.    Administration

(a)    Committee. The Amended and Restated Plan shall be administered and interpreted by the Committee. However, the Board or the Committee of the Board may delegate its authority under the Amended and Restated Plan to a sub-committee or to one or more senior executive officers of the Company to the extent permitted by applicable law and applicable stock exchange rules, subject to any restrictions or limitations as may be imposed by the Board or the Committee. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Amended and Restated Plan into effect. To the extent applicable, the Amended and Restated Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith. Without limiting the foregoing, the Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Grants to Participants who are residing or employed in, or subject to the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Amended and Restated Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Amended and Restated Plan as then in effect for any other purposes.

(b)    Committee Authority. The Committee shall have the authority to (i) determine the Participants to whom Grants shall be made under the Amended and Restated Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Amended and Restated Plan.

(c)    Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Amended and Restated Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Amended and Restated Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Amended and Restated Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be final, conclusive and binding on all persons having any interest in the Amended and Restated Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Amended and Restated Plan and need not be uniform as to similarly situated Participants.

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4.    Grants

(a)    Grants under the Amended and Restated Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions consistent with the Amended and Restated Plan, as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement. Grants under a particular Section of the Amended and Restated Plan need not be uniform as among the Participants.

(b)    Non-Employee Director Limit. Notwithstanding any provision to the contrary in the Amended and Restated Plan or in the Compensation Plan for Directors, the maximum aggregate grant date fair value of Grants made to a Non-Employee Director during any calendar year, plus any cash-based compensation granted to a Non-Employee Director in respect of any calendar year (whether paid in cash or shares of Company Stock or on a current or deferred basis), in each case, solely with respect to the individual’s service as a Non-Employee Director, may not exceed $750,000 based on the aggregate Fair Market Value (determined as of the date of grant) of any equity or equity-based Grant plus the aggregate value (determined as of the date of grant) of any cash-based compensation.

5.    Shares Subject to the Amended and Restated Plan

(a)    Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Amended and Restated Plan is 36,000,000 shares, subject to adjustment as described in subsection (e) below.

(b)    Limit on Stock Awards, Stock Units and Other Stock-Based Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Amended and Restated Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards during the term of the Amended and Restated Plan is 4,000,000 shares, subject to adjustment as described in subsection (e) below.

(c)    Source of Shares; Share Counting. Shares issued under the Amended and Restated Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Amended and Restated Plan. If and to the extent Options or SARs granted under the Amended and Restated Plan (including, for the avoidance of doubt, under the Prior Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Amended and Restated Plan. The number of shares of Company Stock available for the purpose of Grants under the Amended and Restated Plan shall be reduced by (i) the total number of Options or Other Stock-Based Awards (subject to exercise) that have been exercised, regardless of whether any of the shares of Company Stock underlying such Grants are not actually issued to the Participant as the result of a net exercise or settlement, and (ii) any shares of Company Stock issued pursuant to the Amended and Restated Plan used to pay any Exercise Price, purchase price or tax withholding obligation with respect to any Grants. In addition, the Company may not use the cash proceeds it receives from Option exercises to repurchase shares of Company Stock on the open market for reuse under the Amended and Restated Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Amended and Restated Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid solely in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(d)    Individual Limits. All Grants under the Amended and Restated Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Amended and Restated Plan to any individual during any calendar year shall be

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1,500,000 shares, subject to adjustment as described in subsection (e) below. The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $100,000.

(e)    Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Amended and Restated Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Amended and Restated Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Amended and Restated Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be aggregated and eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 15 of the Amended and Restated Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive. The existence of the Amended and Restated Plan and the Grants hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Company Stock, the dissolution or liquidation of the Company or its affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

6.    Eligibility for Participation

(a)    Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Amended and Restated Plan.

(b)    Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.    Options

(a)    General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(b)    Type of Option, Price and Term.

(i)

The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

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(ii)

The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than (but shall not be less than) the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii)

The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c)    Exercisability of Options.

(i)

Options shall vest and become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. Notwithstanding the foregoing, any Option granted on or after the Amended Effective Date shall have a minimum vesting schedule of one year (with no vesting conditions being satisfied prior to the first anniversary of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Amended and Restated Plan (subject to the limitations set forth in Section 5 of the Amended and Restated Plan).

(ii)

Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d)    Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e)    Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company in a form provided by or acceptable to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f)    Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Amended and Restated Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds

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$100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code. In addition, if an Employee does not remain employed by the Company or a parent or subsidiary, as defined in section 424 of the Code, at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Amended and Restated Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Amended and Restated Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(g)    No Reloads. Notwithstanding anything herein to the contrary, the Committee may not grant Options that provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).

(h)    No Dividends or Dividend Equivalents. Unless and until shares of Company Stock are issued following the exercise of any Option, no right to vote or receive dividends (except as provided in Section 5(e)) or any other rights as a stockholder will exist with respect to the shares of Company Stock subject to an Option. For the avoidance of doubt, no Dividend Equivalent shall be issued or paid with respect to any Option.

8.    Stock Units

(a)    General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Amended and Restated Plan.

(b)    Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals; provided, however, notwithstanding any other provision of the Amended and Restated Plan to the contrary, any Stock Unit granted on or after the Amended Effective Date shall have a minimum vesting schedule of one year (with no vesting conditions being satisfied prior to the first anniversary of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Amended and Restated Plan (subject to the limitations set forth in Section 5 of the Amended and Restated Plan). Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units in accordance with the terms set forth herein.

(c)    Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d)    Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e)    Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Amended and Restated Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the

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Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee. Notwithstanding anything herein, no Dividend Equivalent shall be paid unless and until the Stock Unit in connection with which the Dividend Equivalent is granted vests.

9.    Stock Awards

(a)    General Requirements. The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under and in accordance with this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals; provided, however, that notwithstanding any other provision of the Amended and Restated Plan to the contrary, the Restriction Period with respect to any Grant of Stock Award granted on or after the Amended Effective Date shall be no less than one year (with no vesting conditions being satisfied prior to the first anniversary of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Amended and Restated Plan (subject to the limitations set forth in Section 5 of the Amended and Restated Plan). The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b)    Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c)    Restrictions on Transfer. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death, as described in Section 14(a) or as otherwise determined by the Committee. If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. Subject to Section 15 of the Amended and Restated Plan, the Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d)    Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the Restriction Period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Notwithstanding anything to the contrary, in no event shall any dividends or other distributions payable hereunder be paid unless and until any such shares of Stock Award to which any such dividends or other distributions relate are vested. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Amended and Restated Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

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10.    Stock Appreciation Rights and Other Stock-Based Awards

(a)    SARs. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

(i)

General Requirements. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii)

Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the Grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii)

Exercisability. An SAR shall vest and become exercisable in accordance with such terms and conditions as may be specified by the Committee. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason; provided, however, notwithstanding any other provision of the Amended and Restated Plan to the contrary, any SAR granted on or after the Amended Effective Date shall have a minimum vesting schedule of one year (with no vesting conditions being satisfied prior to the first anniversary of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Amended and Restated Plan (subject to the limitations set forth in Section 5 of the Amended and Restated Plan). The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service in accordance with the terms set forth herein. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv)

Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v)

Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(vi)

Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

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(vii)

No Dividends or Dividend Equivalents. A SAR does not confer upon a Participant the same rights as a stockholder, and therefore, no dividends will be issued or paid to a Participant with respect to such SAR, except as provided in Section 5(e). For the avoidance of doubt, no Dividend Equivalent shall be issued or paid with respect to any SAR.

(b)    Other Stock-Based Awards.

(i)

General Requirements. The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement. Notwithstanding any other provision of the Amended and Restated Plan to the contrary, the period during which any Other Stock-Based Awards granted on or after the Amended Effective Date are subject to restrictions shall be no less than one year (with no vesting conditions being satisfied prior to the first anniversary of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Amended and Restated Plan (subject to the limitations set forth in Section 5 of the Amended and Restated Plan).

(ii)

Dividends; No Dividend Equivalents. The recipient of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends with respect to the number of shares of Company Stock covered by such Other Stock-Based Award, except that the Committee may determine, in its sole discretion, at the time of grant or, if no rights of the Participant are reduced, thereafter, to provide for the payment of dividends on such Other Stock-Based Award solely on or following the vesting of the Other Stock-Based Award. Notwithstanding the foregoing, the payment of dividends, whether they are paid in cash or in shares of Company Stock on any Other Stock-Based Award shall be credited, deferred until, and conditioned upon, the satisfaction of the vesting of and shall be subject to the same restrictions on transferability and forfeitability as the Other Stock-Based Award with respect to which they were paid. For the avoidance of doubt, no Dividend Equivalent will be granted in connection with Other Stock-Based Awards.

11.    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals in a manner intended to be consistent with applicable requirements of section 409A of the Code.

12.    Withholding of Taxes

(a)    Required Withholding. All Grants under the Amended and Restated Plan shall be subject to applicable federal (including FICA and Medicare), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)    Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA and Medicare), state and local tax liabilities.

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13.    Transferability of Grants

(a)    Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)    Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

14.    Consequences of a Change of Control

(a)    Treatment of Grants upon a Change of Control. Unless the Board determines otherwise before a Change of Control, effective upon the date of a Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Board may determine, unless, in each case, such Grant is (A) made on or after July 30, 2019, to a Participant who, as of the date of such Grant, is an Employee with the title of Executive Vice President or Chief Executive Officer, and (B) assumed, substituted or converted to similar grants of the surviving corporation (or parent or subsidiary of the surviving corporation), in each case with value and terms that are at least equivalent to the Grant in effect before the Change of Control and otherwise in accordance with Section 14(b)(iv) of the Amended and Restated Plan; provided, however, that, if the Participants’ employment or service with the applicable Employer is terminated by the Employer without “Cause” or by the Participant for “Good Reason” (in each case, as defined in the Participant’s applicable Grant Agreement), in either case upon or within twenty-four (24) months following the Change of Control then, upon any such termination of employment or service, any Grant so converted shall be treated as provided in this Section 14(a)(i), (ii), or (iii), as applicable.

(b)    Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Board may take any one or more of the following actions with respect to or all outstanding Grants, without the consent of any Participant: (i) the Board may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or base amount, as applicable, and on such terms as the Board determines, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Board may terminate any or all unexercised Options and SARs at such time as the Board deems appropriate, (iii) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Board may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Board, or (iv) the Board may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) that have value and terms that are at least equivalent to Grants in effect before the Change of Control. Without limiting the foregoing, if the per share Fair Market Value of Company Stock does not exceed the per share Exercise Price or base price of an Option or SAR, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Board may specify.

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(c)    Other Transactions. The Board may provide in a Grant Agreement that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Board may establish other provisions that shall be applicable in the event of a specified transaction, including as may be required by section 409A of the Code.

15.    Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal and stock exchange requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Amended and Restated Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant. If at any time counsel to the Company shall be of the opinion that any issuance, sale or delivery of shares of Company Stock pursuant to a Grant is or may in the circumstances (i) be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, or (ii) constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or national securities exchange, the Company shall have no obligation to make such issuance, sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Company Stock or Grants, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such issuance, sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

16.    Amendment and Termination of the Amended and Restated Plan

(a)    Amendment. The Board may amend or terminate the Amended and Restated Plan at any time; provided, however, that if an amendment is required to be approved by the stockholders under applicable law or stock exchange requirements, the Board shall provide that any such amendment shall be subject to approval by the Company’s stockholders. No amendment or termination of this Amended and Restated Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Amended and Restated Plan, unless such right has been reserved in the Amended and Restated Plan or the Grant Agreement, or except as provided in Section 18(b) below. Notwithstanding anything in the Amended and Restated Plan to the contrary, the Board may amend the Amended and Restated Plan in such manner as it deems appropriate in order to comply with a change in the Code or in applicable law or regulations or to comply with applicable stock exchange requirements.

(b)    No Repricing or Replacement Without Stockholder Approval. Notwithstanding anything in the Amended and Restated Plan to the contrary, the Committee may not reprice or replace Options or SARs, nor may the Board amend the Amended and Restated Plan to permit repricing or replacement of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing or replacement. As used herein, the term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time. In addition, there shall be no other repricing or replacement of Options or SARs without prior stockholder approval, including any cash buyouts or voluntary surrender or exchange of Options or SARs whose strike price is above the then-Fair Market Value of Company Stock.

(c)    Termination of Amended and Restated Plan. The Amended and Restated Plan shall terminate on March 13, 2032, unless the Amended and Restated Plan is terminated earlier by the Board or is extended by the

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Board with the approval of the stockholders. The termination of the Amended and Restated Plan shall not impair the power and authority of the Committee with respect to any outstanding Grant.

17.    Section 409A of the Code

(a)    Although the Company does not guarantee the particular tax treatment of any Grant under the Amended and Restated Plan, Grants made under the Amended and Restated Plan are intended to comply with, or be exempt from, the applicable requirements of section 409A of the Code and the Amended and Restated Plan and any Grant agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by section 409A of the Code or any damages for failing to comply with section 409A of the Code.

(b)    Notwithstanding anything in the Amended and Restated Plan or in a Grant agreement to the contrary, the following provisions shall apply to any 409A Covered Grants:

(i)

A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Grant providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code section 409A and, for purposes of any such provision of the 409A Covered Grant, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Amended and Restated Plan or the Grant, if the Participant is deemed on the date of the Participant’s termination of employment, directorship or consultancy to be a “specified employee” within the meaning of that term under section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code section 409A, then with regard to any such payment under a 409A Covered Grant, to the extent required to be delayed in compliance with section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 17(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(ii)

Whenever a payment under a 409A Covered Grant specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

18.    Miscellaneous

(a)    Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Amended and Restated Plan shall be construed to (i) limit the right of the Committee to make Grants under this Amended and Restated Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Amended and Restated Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Amended and Restated Plan and from those of the substituted grants, as determined by the Committee

(b)    Compliance with Law. The Amended and Restated Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws,

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stock exchange requirements, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Amended and Restated Plan and all transactions under the Amended and Restated Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants intended to be “qualified performance-based compensation” comply with the applicable provisions of Prior 162(m) and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements; provided, however, that the Company makes no guarantee of any particular tax treatment with respect to any Grant made under this Amended and Restated Plan. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, Prior 162(m) or section 409A of the Code as set forth in the Amended and Restated Plan ceases to be required under section 16 of the Exchange Act or section 422, Prior 162(m) or section 409A of the Code, that Amended and Restated Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)    Clawback. All Grants (including any proceeds, gains or other economic benefit actually or constructively received upon any receipt or exercise of any Grant or upon the receipt or resale of any shares of Common Stock underlying the Grant) shall be subject to the provisions of (i) any claw-back policy adopted by the Company that is intended to comply with the requirements of any applicable laws, rules or regulations, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder and (ii) any claw-back agreement entered into between a Participant and the Company.

(d)    Enforceability. The Amended and Restated Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e)    Funding of the Amended and Restated Plan; Limitation on Rights. This Amended and Restated Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Amended and Restated Plan. Nothing contained in the Amended and Restated Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)    No Right to Grants or Employment or Service. Nothing in this Amended and Restated Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Amended and Restated Plan. Neither this Amended and Restated Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g)    No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Amended and Restated Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)    Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i)	Performance Goals. The Committee may make any Grant subject to the achievement of any performance goals designated by the Committee, including, without limitation, any one or more of the

118	Church & Dwight Co. | 2022 Proxy Statement

APPENDIX A

following criteria: stock price, earnings per share, price-earnings multiples, appreciation in value of shares, net income, income from operations, pre-tax income, pro-forma net income, net sales, organization or sales growth, number of days sales outstanding in accounts receivable, productivity, operating margins, profit margins, economic value added, consolidated income before or after taxes (including earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, return on stockholder equity, total stockholder return, return on invested capital, expenses, book value, value of assets, expense management, improvements in capital structure, profitability, growth in assets, unit volume, sales, cash flow, market share, credit rating, environmental, social or governance goals, human capital performance goals, regulatory compliance goals, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, customer satisfaction goals, customer retention goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions, divestitures or strategic partnerships, or any other financial or other measurement deemed appropriate by the Committee. The performance goals may relate to one or more business units or the performance of the Company and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(j)    Governing Law. The validity, construction, interpretation and effect of the Amended and Restated Plan and Grant Agreements issued under the Amended and Restated Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.

Church & Dwight Co. | 2022 Proxy Statement	119

Church & Dwight Co., Inc. Princeton South Corporate Park 500 Charles Ewing Boulevard Ewing, New Jersey 08628

CHURCH & DWIGHT CO., INC. PRINCETON SOUTH CORPORATE PARK 500 CHARLES EWING BOULEVARD EWING, NJ 08628	SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CHD2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69114-P65799                             KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CHURCH & DWIGHT CO., INC.

The Board of Directors recommends that you vote FOR the following nominees:

1.	Election of eleven nominees to serve as directors for a term of one year;		For	Against	Abstain

	Nominees:

	1a.	Bradlen S. Cashaw	☐	☐	☐

	1b.	James R. Craigie	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain

	1c.	Matthew T. Farrell	☐	☐	☐	2.	An advisory vote to approve compensation of our named executive officers;	☐	☐	☐

	1d.	Bradley C. Irwin	☐	☐	☐	3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022;	☐	☐	☐
	1e.	Penry W. Price	☐	☐	☐	4.	Proposal to approve an amendment and restatement of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan;	☐	☐	☐
	1f.	Susan G. Saideman	☐	☐	☐	The Board of Directors recommends that you vote AGAINST the following proposal:		For	Against	Abstain

	1g.	Ravichandra K. Saligram	☐	☐	☐	5.	Stockholder Proposal - Special Shareholder Meeting Improvement.	☐	☐	☐

	1h.	Robert K. Shearer	☐	☐	☐	To act on such other business as may properly be brought before the meeting and any adjournments or postponements thereof.
	1i.	Janet S. Vergis	☐	☐	☐

IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AND AGAINST 5. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

	1j.	Arthur B. Winkleblack	☐	☐	☐
	1k.	Laurie J. Yoler	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. All holders, including joint owners, must sign below. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If the holder is a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 28, 2022:

The Notice of Annual Meeting, Proxy Statement and 2021 Annual Report to Stockholders

are available at www.proxyvote.com.

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D69115-P65799

CHURCH & DWIGHT CO., INC.

Annual Meeting of Stockholders - April 28, 2022

This proxy is solicited by the Board of Directors

The undersigned hereby appoints MATTHEW T. FARRELL, PATRICK D. DE MAYNADIER and BRADLEY C. IRWIN, and each of them, proxies, each with full power of substitution, to vote all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Church & Dwight Co., Inc. to be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/CHD2022 on Thursday, April 28, 2022 at 12:00 p.m., EDT, and at all adjournments or postponements thereof, subject to the directions indicated on the reverse side of this proxy card.

If you are a participant in the Church & Dwight Co., Inc. Retirement Investment Fund Plans (the “401(k) Plans”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, the trustee of the 401(k) Plans. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting instructions are not received by 10:00 a.m. Eastern Time on April 26, 2022, or for which no voting instructions are specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan.

Continued and to be signed on reverse side